SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material under (S) 240.14a-12

                              Infodata Systems Inc.
                (Name of Registrant as Specified in Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [_] No fee required

    [_] $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
        Item 22(a)(2) of Schedule 14A.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     1) Title of each class of securities to which transaction applies: Common Stock, par value $0.03 per share

     2) Aggregate number of securities to which transaction applies: 4,791,210 shares (plus 153,498 shares subject to option)

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          The filing fee of $967.07 represents 1/50th of 1% of the total amount of cash to be received by the stockholders and option holders in the merger proposal to which this Proxy Statement relates.

     4)   Proposed maximum aggregate value of transaction: $4,835,346.

     5)   Total fee paid:    $967.07

[X] Fee paid previously by written preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                                 [INFODATA LOGO]

                                                                January 30, 2002

Dear Fellow Shareholder:

         The board of directors of Infodata Systems Inc. ("Infodata") has unanimously approved an Agreement and Plan of Merger, dated as of January 10, 2002, by and among Infodata, Science Applications International Corporation ("SAIC") and Info Acquisition Corp., a wholly-owned subsidiary of SAIC, and is seeking your approval of the transaction. If the merger is completed, Infodata shareholders will receive $1.00 in cash for each share of Infodata common stock they own and Infodata will become a wholly-owned subsidiary of SAIC.

         The Infodata board of directors believes that the merger is in the best interests of Infodata and its shareholders and unanimously recommends that you vote "FOR" approval of the merger agreement. Investec PMG Capital, Infodata's financial advisor, has advised the board that the merger consideration is fair to Infodata's shareholders from a financial point of view.

         Infodata has scheduled a special meeting of Infodata's shareholders to be held on March 1, 2002 at 10:00 a.m., local time at Infodata's corporate headquarters located at 12150 Monument Drive, Fairfax, Virginia 22033. At the special meeting, you will be asked to consider and vote on a proposal to approve the merger agreement. The $1.00 per share cash merger consideration represents a premium of approximately 41% over the $.71 closing price of Infodata common stock on January 10, 2002, which was the business day prior to public announcement of the merger agreement.

         Your participation in the special meeting, in person or by proxy, is important. Even if you anticipate attending in person, we urge you to mark, sign and return the enclosed proxy card promptly in the enclosed postage-paid envelope to ensure that your shares of Infodata common stock will be represented at the special meeting. If you do not vote, it will have the same effect as voting against the merger.

         In the materials accompanying this letter, you will find a notice of special meeting, a proxy statement relating to the actions to be taken by Infodata's shareholders at the special meeting and a proxy card. The proxy statement provides you with detailed information about the merger. I encourage you to read the notice and the entire proxy statement carefully.

                                          Richard Bueschel

                                          Chairman of the Board

                              INFODATA SYSTEMS INC.

                                ----------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                ----------------

                           TO BE HELD ON MARCH 1, 2002

To Our Shareholders:

         Notice is hereby given that a special meeting of the shareholders of Infodata Systems Inc. will be held at Infodata's corporate headquarters located at 12150 Monument Drive, Fairfax, Virginia 22033 at 10:00 a.m., local time, on March 1, 2002, for the following purposes:

     1. To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of January 10, 2002, by and among Infodata Systems Inc., Science Applications International Corporation ("SAIC") and Info Acquisition Corp., a wholly-owned subsidiary of SAIC, providing for the merger of Info Acquisition with and into Infodata, with Infodata becoming a wholly-owned subsidiary of SAIC; and

    2. To consider and act on any other matters properly coming before the special meeting and any adjournment or postponement of the meeting.

         The board of directors has determined that only holders of record of Infodata common stock at the close of business on January 22, 2002 are entitled to vote at the special meeting or any adjournment or postponement thereof. Approval of the merger proposal at the special meeting requires the affirmative vote of the holders of more than 66-2/3% of the outstanding shares of Infodata common stock.

         Your vote is important. Whether or not you are able to attend the meeting, please date, sign and return the accompanying proxy card promptly in the enclosed envelope which requires no postage if mailed in the United States. Please do not send in any stock certificates at this time. Upon approval of the merger, you will be sent instructions regarding the procedure to exchange your stock certificates for the cash to be paid.

                                          By Order of the Board of Directors


                                          Curtis D. Carlson, Secretary

January 30, 2002

          Please mark, sign, date and return your proxy card promptly, whether or not you plan to attend the special meeting.

                   The Infodata board of directors unanimously
         recommends that shareholders vote "FOR" the proposal to approve the merger agreement at the special meeting.

                                 PROXY STATEMENT

                              INFODATA SYSTEMS INC.
                             Corporate Headquarters
                              12150 Monument Drive
                                Fairfax, VA 22033

                         SPECIAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MARCH 1, 2002

         This proxy statement is being furnished to the shareholders of Infodata Systems Inc., a Virginia corporation, in connection with the solicitation by its board of directors of proxies to be used at a special meeting of shareholders to be held on Friday, March 1, 2002 at 10:00 a.m., local time, at Infodata's corporate headquarters located at 12150 Monument Drive, Fairfax, Virginia 22033 and at any adjournment or adjournments thereof.

         At the special meeting, the shareholders of Infodata will be asked to consider and vote on a proposal to approve an Agreement and Plan of Merger, dated as of January 10, 2002 by and among Infodata Systems Inc., Science Applications International Corporation ("SAIC") and Info Acquisition Corp., a wholly-owned subsidiary of SAIC. A copy of the Agreement and Plan of Merger is attached to this proxy statement as Appendix A.

         Pursuant to the Agreement and Plan of Merger, (i) Info Acquisition Corp. will be merged with and into Infodata and (ii) each outstanding share of common stock, $0.03 par value, of Infodata, will be canceled and converted automatically into the right to receive $1.00 in cash, payable to the shareholder thereof, without interest. As a result of the merger, SAIC will own all of the outstanding shares of Infodata's common stock and Infodata's shareholders will no longer have an equity interest in Infodata.

         Only Infodata shareholders at the close of business on January 22, 2002 are entitled to notice of and to vote at the special meeting or any adjournment(s) thereof. Under Virginia law, approval of the merger agreement requires the affirmative vote of holders of more than 66-2/3% of the outstanding shares of common stock entitled to vote at the special meeting. Each share of common stock is entitled to one vote on all matters to come before the special meeting. The common stock is the only outstanding class of our capital stock.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transaction, passed upon the merits or fairness of the transaction, or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is unlawful.

             This Proxy Statement is dated and is first being mailed to shareholders of Infodata on or about January 30, 2002.

                                TABLE OF CONTENTS

                                                                            Page

SUMMARY TERM SHEET............................................................4

QUESTIONS AND ANSWERS ABOUT THE MERGER........................................5

SUMMARY.......................................................................6
     General..................................................................6
     The Special Meeting......................................................7
       Date, Time and Place...................................................7
       Purpose................................................................7
       Required Vote..........................................................7
     The Merger...............................................................7
       Parties To The Merger..................................................7
       Reasons of Infodata for the Merger.....................................8
       Recommendation of the Infodata Board of Directors......................8
       Interests of Infodata's Directors and Officers in the Merger...........9
       Agreements to Vote in Favor of the Merger..............................9
       Material Federal Income Tax Consequences...............................9
       Dissenters' Rights.....................................................9
       Fairness Opinion of Infodata's Financial Advisor.......................9
       Regulatory Requirements................................................9
     The Merger Agreement.....................................................9
       Merger Consideration...................................................9
       Conditions to the Merger; Effective Date..............................10
       No Solicitation of Transactions by Infodata...........................10
       SAIC Option to Acquire Shares of Infodata Common Stock................10
       Termination of the Merger Agreement...................................10
       Termination Fees and Expenses.........................................11

THE SPECIAL MEETING..........................................................11
       Meeting Date..........................................................11
       Matters to be Considered at the Special Meeting.......................11
       Record Date and Voting Rights and Requirements........................11
       Voting of Proxies.....................................................12
       Revocation of Proxies.................................................12
       Solicitation of Proxies...............................................13
       Other Matters.........................................................13

THE MERGER...................................................................14
       Background of the Merger..............................................14
       Reasons for the Merger................................................15
       Recommendation of the Infodata Board of Directors.....................16
       Certain Effects of The Merger.........................................17
       Interests of Certain Persons in the Merger............................17
               Bonus Arrangements............................................17
               Stock Options.................................................17
               Severance Arrangements Under Existing Employment Agreements...18
       Material Federal Income Tax Consequences..............................19
       Rights of Dissenting Shareholders.....................................19
       Fairness Opinion of Infodata's Financial Advisor......................21
               Selected Company Analysis.....................................22
               Selected Transaction Analysis.................................22
               Selected Premium Analysis.....................................23
               Discounted Cash Flow Analysis.................................23
               Stock Trading History.........................................23
       Regulatory Requirements...............................................23

THE MERGER AGREEMENT.........................................................23
       Description of the Merger.............................................24
       Representations and Warranties........................................25
       Covenants under the Merger Agreement..................................26
       Conditions to the Merger..............................................28
       No Solicitation of Transactions by Infodata...........................29
       Termination of the Merger Agreement...................................30

       Termination Fees and Expenses.........................................31
       SAIC Option to Acquire Shares of Infodata Common Stock................32

ACQUISITION FINANCING........................................................32

PRICE RANGE OF INFODATA COMMON STOCK.........................................33

BUSINESS AND RECENT RESULTS OF OPERATIONS OF INFODATA........................33
       Business..............................................................33
       Recent Results of Operations..........................................34

BUSINESS OF SAIC.............................................................34

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............35

ADDITIONAL INFORMATION.......................................................36
       Cautionary Statement Regarding Forward-Looking Statements.............36
       Other Matters.........................................................36
       Infodata Shareholder Proposal.........................................36
       Where You Can Find More Information...................................36

APPENDICES
-------

APPENDIX A - Agreement and Plan of Merger, dated as of January 10, 2002 APPENDIX B - Fairness Opinion, dated January 10, 2002, of Investec PMG Capital APPENDIX C - Article 15 of the Virginia Stock Corporation Act ("Dissenters'
              Rights")

                               SUMMARY TERM SHEET

         The following summary briefly describes the material terms of the proposed merger whereby Infodata will become a wholly-owned subsidiary of SAIC. This summary does not contain all the information that may be important for you to consider when evaluating the merger. We encourage you to read this proxy statement in its entirety before voting. The sections below include references to direct you to more complete descriptions of the matters discussed in this summary.

         If the merger is completed, you will receive the cash merger consideration of $1.00 per share, without interest, for each share of Infodata common stock owned by you. Holders of each outstanding option to purchase Infodata common stock with an exercise price less than $1.00 per share will be entitled to receive cash in an amount equal to the difference between $1.00 per share and the applicable exercise price of the option. See "Questions and Answers About the Merger," "The Merger" and "The Merger Agreement" beginning on pages 5, 14 and 23, respectively.

         The most relevant aspects and consequences of the merger are summarized as follows:

         o Infodata shareholders and holders of options to purchase Infodata common stock will no longer have any equity interest in Infodata.

         o All outstanding Infodata stock options and warrants will be cancelled.

         o        Infodata will no longer be a public company.

         o All Infodata common stock will be owned by SAIC. See "The Merger Agreement - Description of the Merger" beginning on page 24.

         o The merger is subject to several conditions, including obtaining the affirmative vote of the holders of more than 66-2/3% of the outstanding shares of Infodata common stock, our entering into a new lease reducing the amount of our office space, the continuity of a significant contract, the updating of records relating to certain of our contracts, maintenance of tangible net worth at least $925,000 at December 31, 2001, and other customary closing conditions. See "The Merger Agreement-Conditions to the Merger" beginning on page 28.

         o Our board of directors has unanimously determined that the merger is advisable, fair to, and in the best interests of, Infodata and its shareholders and unanimously recommends that you approve the merger agreement. See "The Merger - Recommendation of the Infodata Board of Directors" beginning on page 16.

         o Our board of directors has received an opinion from Investec PMG Capital, Infodata's financial advisor, to the effect that the cash merger consideration to be received by Infodata shareholders is fair, from a financial point of view, to our shareholders. See "The Merger - Fairness Opinion of Infodata's Financial Advisor" beginning on page 21.

         o The merger agreement must be approved by the affirmative vote of the holders of more than 66-2/3% of the outstanding shares of Infodata common stock. Current directors and officers and a former director of Infodata holding an aggregate of approximately 19% of Infodata's outstanding common stock have agreed to vote in favor of the merger agreement. See "The Special Meeting - Record Date and Voting Rights and Requirements" beginning on page 11.

         o Infodata shareholders are entitled to dissenters' rights under Virginia law. See "The Merger - Rights of Dissenting Shareholders" beginning on page 19.

         o The receipt of the cash merger consideration by Infodata shareholders will be a taxable transaction. See "The Merger - Material Federal Income Tax Consequences" beginning on page 19.

         o If the merger agreement is terminated, Infodata may be required to pay SAIC a break-up fee and/or reimburse SAIC for merger-related expenses, with the maximum amount of such fee and expenses ranging between $50,000 and a maximum $400,000 depending on the circumstances. SAIC may be required under certain circumstances if the merger agreement is terminated to pay Infodata a break-up fee and reimburse our merger-related expenses, with the amount of such fee and expenses limited to a maximum of $400,000. See "The Merger Agreement - Termination Fees and Expenses" beginning on page 31.

         o Infodata has granted to SAIC an option to purchase 400,000 shares of Infodata common stock at an exercise price of $1.00 per share that will be exercisable under certain circumstances by SAIC in the event the merger agreement is terminated. See "The Merger Agreement - SAIC Option to Acquire Shares of Infodata Common Stock" beginning on page 32.


                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:       What am I being asked to vote on at the special meeting?

A: You are being asked to vote on the merger agreement that provides for the merger of a wholly-owned subsidiary of SAIC with and into Infodata with Infodata becoming a wholly-owned subsidiary of SAIC.

Q: What percentage vote of shareholders is required to approve the merger proposal?

A: The merger proposal must be approved by the affirmative vote of the holders of more than 66-2/3% of our outstanding shares of common stock.

Q:       What will I receive when the merger is consummated?

A: You will receive $1.00 in cash as merger consideration in exchange for each of your shares of Infodata common stock if the merger occurs. In addition, the holder of each option with an exercise price less than $1.00 per share will receive the difference between $1.00 per share and the exercise price per share set forth in the relevant stock option agreement.

Q: Will members of Infodata's management team receive anything different in the merger?

A: Yes. Certain members of management will receive bonuses if the merger occurs. These bonus arrangements are described in further detail in "The Merger - Interests of Certain Persons in the Merger - Bonus Arrangements." Furthermore, certain members of our management will be entitled to severance benefits under existing employment agreements with us if the merger is consummated and their employment is terminated. See "The Merger - Interests of Certain Persons in the Merger - Severance Arrangements Under Existing Employment Agreements."

Q:       Why is Infodata proposing the merger?

A: Infodata is proposing the merger because its board of directors believes that the merger is a more desirable alternative than continuing to operate as a public company with limited resources.

Q:       How does the board of directors recommend that I vote?

A: The board of directors has determined that the merger is desirable and fair to you and in the best interests of Infodata and its shareholders, and recommends that you vote "FOR" approval of the merger proposal. In making this determination, the board of directors considered many factors including the opinion of its financial advisor, Investec PMG Capital, that the $1.00 per share to be received by you in cash in the merger is fair to you from a financial point of view.

         After carefully reading and considering the information contained in this proxy statement, you should fill out and sign your proxy card. You should then mail your completed, signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the special meeting.

         If you intend to vote to approve the merger agreement, you should mark the box on the proxy card to indicate that you vote "FOR" the merger agreement. You should return your proxy card whether or not you plan to attend the special meeting. If you attend the special meeting, you may revoke your proxy at any time before it is voted and vote in person.

Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A: Your broker will not be able to vote your shares without instructions from you. You should follow the directions provided by your broker to vote your shares.

Q: What happens if I do not send in my proxy card, or if I abstain from voting?

A: If you do not send in your proxy card, or do not instruct your broker to vote your shares "FOR" the merger, or if you abstain from voting, it will have the same effect as a vote against the merger proposal.

Q:       May I change my vote after I have mailed my signed proxy card?

A: Yes. You may change your vote by sending in a later-dated, signed proxy card or a written revocation before the special meeting or by attending the special meeting and voting in person. Your attendance at the meeting will not, by itself, revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions.

Q:       Should I send my stock certificates now?

A: No. If the merger is completed, we will send you written instructions for exchanging your stock certificates for the cash payment.

Q:       What are the tax consequences of the merger?

A: The merger will be a taxable transaction to you for federal income tax purposes. See "The Merger - Material Federal Income Tax Consequences". You should consult your tax advisor as to the tax effects of the merger in your particular circumstances.

Q:       What rights do I have to dissent from the merger?

A: If you wish, you may dissent from the merger and seek a judicial determination of the fair value of your shares, but only if you comply with all requirements of Virginia law which are set forth in Appendix C and summarized on pages 9 of this proxy statement. The judicially determined fair value of your shares may be more or less than the price per share to be paid in the merger.

Q:       When will the merger be effective?

A: The merger will be effective when articles of merger are filed with the State Corporation Commission of Virginia, under the law of which Infodata is incorporated, and a certificate of merger is filed with the Secretary of State of Delaware, under the law of which Info Acquisition Corp. is incorporated. Subject to the satisfaction or waiver of certain closing conditions, we plan to file the articles and certificate on or about the third business day after the merger agreement is approved by Infodata shareholders at the special meeting.

Q:       To whom should I address questions?

A: If you have questions or would like additional copies of this proxy statement, you should contact Curtis D. Carlson, Secretary of Infodata, at (703) 934-5205.

                                     SUMMARY

General

         The following is a summary of certain information contained elsewhere in this proxy statement and may not contain all of the information that is important to you. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this proxy statement. To understand the merger fully and for a more complete description of the terms of the merger, you should carefully read this entire proxy statement.

                               The Special Meeting
                                 (See page 11.)

Date, Time and Place

         The special meeting will be held on Friday, March 1, 2002 at 10:00 a.m., local time, at Infodata's corporate headquarters at 12150 Monument Drive, Fairfax, Virginia 22033.

Purpose

         At the meeting, you will be asked:

         1. To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of January 10, 2002, by and among Infodata Systems Inc., Science Applications International Corporation and Info Acquisition Corp., a wholly-owned subsidiary of SAIC, providing for the merger of Info Acquisition Corp. with and into Infodata, with Infodata becoming a wholly-owned subsidiary of SAIC.

         2. To transact such other business as may properly come before the special meeting and any adjournment or postponement thereof.

Required Vote

         Only Infodata shareholders of record as of the close of business on January 22, 2002, will be entitled to notice of, and to vote at, the special meeting. Virginia law requires that the merger receive the affirmative vote of more than 66-2/3% of the shares of Infodata common stock outstanding as of the record date and entitled to vote in order for the merger to occur. As of the record date, there were 4,791,210 shares of Infodata common stock outstanding.

                                   The Merger
                                 (See page 14.)

Parties To The Merger

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
10260 Campus Point Drive
San Diego, California 92121
(858) 826-6000

         SAIC, an employee-owned company, provides diversified professional and technical services involving the application of scientific expertise to solve complex technical problems for both commercial and government customers worldwide. These services frequently involve computer and systems technology. Through one of its subsidiaries, Telcordia Technologies, Inc., SAIC provides software, engineering and consulting services, advanced research and development, technical training and other services to the telecommunications industry. SAIC provides technical services mainly in the national security, health care, environment, energy, telecommunications and information technology market areas. With annual revenues of $5.9 billion, SAIC and its subsidiaries have more than 40,000 employees at offices in more than 150 cities worldwide.

INFODATA SYSTEMS INC.
12150 Monument Drive
Fairfax, Virginia 22033
(703) 934-5205

         Infodata designs, develops and delivers solutions that enable enterprises to share, maintain and retrieve electronic documents and their components. Infodata provides consulting and systems integration services and products in the area of knowledge management to corporate and government workgroups, departments and enterprises.

         The merger agreement provides that Info Acquisition Corp., a wholly-owned subsidiary of SAIC, will merge with and into Infodata, with Infodata becoming a wholly-owned subsidiary of SAIC. The merger agreement is included in this proxy statement as Appendix A. Subject to the satisfaction or waiver of certain closing conditions, we expect that the merger will become effective promptly after the merger agreement is approved by Infodata shareholders at the special meeting.

Reasons of Infodata for the Merger

         Infodata's board of directors approved the merger based on its consideration of a number of material factors, including the following:

         o Infodata's future prospects and possible alternatives to the proposed merger, including the prospects for and challenges and risks associated with, continuing as an independent company;

         o the substantial decline in the market price of Infodata's common stock during the past five years and the view of Infodata's board of directors and management that it could take a long time for the market price of Infodata's common stock to exceed the $1.00 per share merger consideration offered by SAIC;

         o the $1.00 per share merger consideration offered by SAIC constitutes a 41% premium over the closing sale price of the common stock on January 10, 2002;

         o the opinion of Infodata's financial adviser to the effect that the merger consideration is fair, from a financial point of view, to Infodata's shareholders;

         o the potential to produce significant synergies for growth due to the involvement of SAIC and Infodata in providing information technology services to the intelligence community;

         o Infodata's board and management view that it could take a long time for Infodata to attain the minimum net tangible assets required for its common stock to be listed again on the NASDAQ SmallCap market; and

         o Infodata is currently in default and has not paid the amount due under its line of credit as a result of recurring operating and net losses incurred during the past several years.

         The Infodata board also considered certain potentially adverse consequences of the merger, including the potential disruption of Infodata's business that could result from announcement of the merger, the uncertainties regarding Infodata customers' and employees' perception of the merger and the possibility that the merger might not be consummated. In the view of Infodata's board, however, those considerations were not sufficient, individually or in the aggregate, to outweigh the perceived favorable consequences and advantages of the merger.

Recommendation of the Infodata Board of Directors

         The Infodata board of directors believes that the merger is in the best interests of Infodata and its shareholders and unanimously recommends that you vote "FOR" approval of the merger.

Interests of Infodata's Directors and Officers in the Merger

         When considering the recommendation of Infodata's board, you should be aware that one of Infodata's directors and some of its officers have interests in the proposed transaction that are different from, or in addition to, your interests. In particular, if the merger is consummated, three officers of Infodata (one of whom is also a director) will be paid bonuses, and furthermore, four officers (one of whom is also a director) will receive severance payments under their existing employment agreements with us if their employment is terminated after the merger.

Agreements to Vote in Favor of the Merger

         Directors and executive officers of Infodata owning an aggregate of 904,819 shares of Infodata common stock, constituting approximately 19% of the outstanding shares, have entered into voting agreements and executed irrevocable proxies obligating them to vote their shares in favor of the merger agreement.

Material Federal Income Tax Consequences

         The disposition of shares of Infodata common stock in the merger will be a taxable transaction for federal income tax purposes, and may also be a taxable transaction under applicable state, local, foreign or other tax laws. In general, each shareholder will recognize a gain or loss in 2002 equal to the difference, if any, between the cash payment received and the shareholder's tax basis in the shares surrendered in the merger. You should consult with your tax advisor about the tax consequences of the merger in light of your individual circumstances, including the application of any federal, state, local or foreign law.

Dissenters' Rights

         Infodata shareholders who do not vote to approve and adopt the merger agreement may dissent from the merger and elect to have the fair value of their shares, based on all relevant factors and excluding any element of value arising from the accomplishment or expectation of the merger, judicially determined and paid to them in cash. Such shareholders must deliver a written notice of intent to demand payment for their shares prior to the taking of the vote on the merger agreement and comply with the other requirements of Article 15 of the Virginia Stock Corporation Act, the full text of which is attached to this proxy statement as Appendix C. Any deviation from such requirements may result in a forfeiture of dissenters' rights. See "The Merger -- Rights of Dissenting Shareholders."

Fairness Opinion of Infodata's Financial Advisor

         Investec PMG Capital, Infodata's financial advisor, delivered an opinion to Infodata's board of directors that, as of the date of execution of the merger agreement, the consideration to be received in the merger was fair to Infodata shareholders from a financial point of view, subject to certain factors, qualifications and assumptions described in its opinion. The complete opinion of Investec PMG Capital is attached as Appendix B. You should read the opinion in its entirety.

Regulatory Requirements

         We are not aware of any material government or regulatory approvals or actions that may be required for completion of the merger. If any governmental or regulatory approval or action is or becomes, required, we would seek the requisite approval or action.

                              The Merger Agreement
                                 (See page 23.)

Merger Consideration

         Under the merger agreement, upon consummation of the merger each share of Infodata common stock will be converted into the right to receive $1.00 in cash.

         At the effective time of the merger, all outstanding options and warrants to purchase shares of Infodata common stock will be cancelled. Each holder of an option with an exercise price of less than $1.00 per share will be entitled to receive cash in the amount of $1.00 per share less the per share exercise price of the option.

Conditions to the Merger; Effective Date

         Infodata's and SAIC's respective obligations to complete the merger are subject to the satisfaction or waiver of a number of conditions, including the following, among others:

         o The holders of more than 66-2/3% of Infodata's shares vote to approve the merger agreement;

         o No law has been passed nor court order entered prohibiting the consummation of the merger;

         o The respective representations and warranties of the parties to the merger agreement must be true and correct and there must not have been or be threatened a material adverse effect on Infodata or its business; and

         o Each of Infodata, SAIC and Info Acquisition Corp. must have complied with its respective obligations under the merger agreement.

         In addition, SAIC's obligation to complete the merger is subject to our entering into a new lease reducing the amount of our office space, the continuity of a significant contract, the updating of records relating to certain of our contracts, our maintenance of tangible net worth of at least $925,000 at December 31, 2001, and certain other customary conditions. Infodata's obligation to complete the merger is also subject to certain additional customary conditions.

No Solicitation of Transactions by Infodata

         The merger agreement includes provisions that prohibit Infodata from soliciting or encouraging submission of a third party proposal, but which permit Infodata to negotiate with and furnish information to a third party if the Infodata board determines that failure to negotiate with or provide the information to the third party would be inconsistent with the board's fiduciary duties under applicable law.

SAIC Option to Acquire Shares of Infodata Common Stock

         In connection with entering into of the merger agreement, SAIC and Infodata entered into an agreement pursuant to which Infodata has granted to SAIC an option to purchase a total of 400,000 shares of Infodata common stock at a price of $1.00 per share that will be exercisable by SAIC under certain circumstances if the merger agreement is terminated.


Termination of the Merger Agreement

         The merger agreement may be terminated under certain circumstances at any time before completion of the merger, as summarized below:

         o        By mutual consent of the parties;

         o By either Infodata or SAIC, subject to limited exceptions, if the merger has not become effective by June 30, 2002;

         o By either Infodata or SAIC, subject to limited exceptions, if the merger is not approved by holders of more than 66-2/3% of Infodata's shares at the special meeting;

         o By either Infodata or SAIC, if there is a final court order that cannot be appealed prohibiting the merger;

         o By SAIC or Infodata, under certain circumstances, if the other party has materially breached any representation, warranty, covenant, or agreement contained in the merger agreement and the breach is not cured within 30 business days' notice of the commission of the breach;

         o By Infodata, under certain circumstances, in order for Infodata to accept a proposal from a party other than SAIC on terms that would be more favorable to Infodata and its shareholders than the merger;

         o By SAIC, if the Infodata board of directors withdraws or adversely modifies its approval or recommendation of the merger or resolves to recommend a superior proposal from another party, or if Infodata fails to enter into a new lease reducing the amount of its office space, to maintain a significant contract and customer relationship, and to update records relating to certain of our contracts or to maintain net tangible assets of $925,000 at December 31, 2001; or

         o By SAIC, if Infodata fails (i) to enter into a new lease reducing the amount of its office space, (ii) to maintain a significant contract and customer relationship, (iii) to update records relating to certain of our contracts, or (iv) to maintain tangible net worth of $925,000 at December 31, 2001.

Termination Fees and Expenses

         If the merger agreement is terminated, Infodata may be required to pay SAIC a break-up fee and/or reimburse SAIC for merger-related expenses, with the maximum amount of such fee and expenses ranging between $50,000 and $400,000 depending on the circumstances. SAIC may be required to pay Infodata a break-up fee and reimburse its merger-related expenses, with the amount of such fee and expenses limited to a maximum of $400,000, under certain circumstances if the merger agreement is terminated. See "The Merger Agreement - Termination Fees and Expenses" beginning on page 31.

         Except as otherwise provided in the merger agreement, each party to the merger agreement will bear its own expenses incurred in connection with the merger agreement and the merger, whether or not the merger is consummated.

                               THE SPECIAL MEETING

         Infodata is furnishing this proxy statement to Infodata shareholders as part of the solicitation of proxies by the Infodata board of directors for use at a special meeting of Infodata shareholders.

Meeting Date

         The special meeting will be held at 10:00 a.m., local time, on Friday, March 1, 2002, at Infodata's corporate headquarters located at 12150 Monument Drive, Fairfax, Virginia 22033.

Matters to be Considered at the Special Meeting

         The purpose of the special meeting is to consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of January 10, 2002, by and among Infodata, SAIC and Info Acquisition Corp., a wholly-owned subsidiary of SAIC, and the merger of Info Acquisition Corp. with and into Infodata. Upon the merger of Info Acquisition Corp. into Infodata, Infodata will become a wholly-owned subsidiary of SAIC, and each share of Infodata common stock outstanding as of the effective time of the merger will be converted into the right to receive $1.00 in cash. Infodata shareholders may also be asked to consider any other business that properly comes before the special meeting. Each copy of the proxy statement mailed to Infodata shareholders is accompanied by a proxy card for use at the special meeting.

Record Date and Voting Rights and Requirements

         Record Date For Voting. The close of business on January 22, 2002 is the record date for determining holders of shares of Infodata common stock entitled to vote at the special meeting. Each share of common stock will be entitled to one vote. On the record date, there were 4,791,210 shares outstanding and entitled to vote at the special meeting.

         Voting Rights. Each share of Infodata common stock outstanding on the record date entitles its holder to one vote on the proposal to approve the merger agreement and on any other proposal that properly comes before the special meeting.

         Vote Required. Approval of the merger proposal requires the affirmative vote of more than 66-2/3% of the outstanding shares of our common stock. Certain directors and officers, as well as a former director of Infodata, have entered into voting agreements with SAIC pursuant to which they have committed to vote all shares of our common stock beneficially owned by them in favor of the merger proposal. Collectively, these individuals beneficially own an aggregate of 904,819 shares of our common stock, or 19% of the shares outstanding.

         Quorum Requirement. The presence, in person or by proxy, of shares of Infodata common stock representing a majority of the total voting power of the shares entitled to vote on the record date is necessary to constitute a quorum at the special meeting.

Voting of Proxies

         A form of proxy card for your use at the special meeting accompanies this proxy statement. Infodata shareholders may use the proxy card that came with this proxy statement if they are unable to attend the special meeting in person or wish to have their shares voted by proxy even if they do attend the special meeting. All properly executed proxies that are received prior to or at the special meeting and not revoked will be voted at the special meeting in the manner specified. If you execute and return a proxy and do not specify otherwise, the shares represented by your proxy will be voted "FOR" approval of the merger proposal in accordance with the recommendation of our board of directors. In that event, you will not have the right to dissent from the merger and exercise your dissenters' rights under Virginia law. There are no matters other than voting on the merger agreement that are scheduled to be brought before the special meeting. If any other business is properly brought before the special meeting, the persons named in the proxy will vote the shares represented by proxies as determined in their discretion.

         If the special meeting is adjourned for any reason prior to the approval of the merger, then the approval of the merger agreement may be considered and voted on by shareholders at any subsequently reconvened meeting.

         Your vote is important. Please return your proxy card promptly so your shares can be represented, even if you plan to attend the meeting in person. You should not send any certificates representing common stock with your proxy card. If we complete the merger, you will be sent further information regarding the procedure for the exchange of certificates representing Infodata common stock.

Revocation of Proxies

         If you are a record holder of our common stock and you have given a proxy pursuant to this solicitation, you may nonetheless revoke it by attending the special meeting and giving oral notice of your intention to vote in person. In addition, you may revoke any proxy you give at any time before the special meeting by delivering to our Secretary a written statement revoking it or by delivering a duly executed proxy bearing a later date. Your attendance at the special meeting will not in and of itself constitute a revocation of your proxy. If you have instructed a broker to vote your shares, you must follow the directions provided by your broker to change those instructions. If you vote in favor of the merger proposal, you will not have the right to dissent and seek judicial determination of the fair value of your shares. If you do not send in your proxy card or do not instruct your broker to vote your shares or if you abstain from voting, it will have the same effect as a vote against the merger proposal. Infodata shareholders should address any written notice of revocation and other communications about the revocation of Infodata proxies to Infodata Systems Inc., 12150 Monument Drive, Fairfax, Virginia, 22033, Attention:
Secretary.

         Abstentions and Broker Non-Votes. Abstentions and broker non-votes (shares held by brokers for customers which may not be voted on the merger because the broker has not received specific instructions from the customer) will be counted for purposes of determining whether a quorum is present to transact business at the special meeting, but will not be counted as "cast" for purposes of determining whether the merger has been approved and, therefore, will have no effect with regard to the merger. Accordingly, the board of directors of Infodata urges each Infodata shareholder to complete, sign and date the enclosed proxy card and return it promptly in the enclosed, postage-paid envelope.

Solicitation of Proxies

         This solicitation of proxies is made on behalf of the Infodata board of directors. Infodata will pay all of the costs of soliciting the proxies as well as the cost of printing and mailing this proxy statement and the cost of filing the proxy statement with the Commission. Proxies may be solicited by officers, directors and employees of Infodata, none of whom will receive any additional compensation for their services, but who may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. Solicitations or proxies may be made personally or by mail, telephone, facsimile or messenger. Moreover, Infodata may pay persons holding shares of Infodata common stock in their names or in the names of nominees, but not owning the shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals.

Other Matters

         We do not know of any matters, other than those described in this proxy statement, which may come before the special meeting. If any other matters are properly presented to the special meeting for action, we intend that the persons named in the enclosed form of proxy card will vote in accordance with their best judgment.

                                   THE MERGER

         The following description of the merger agreement and the merger does not purport to be complete and is qualified in its entirety by reference to the full text of the merger agreement, a copy of which is included in this proxy statement as Appendix A and is incorporated herein by reference.

Background of the Merger

         On October 22, 2000, Infodata's board of directors engaged Investec PMG Capital, an investment banking and advisory company, to serve as Infodata's exclusive financial advisor to explore alternative corporate development and shareholder value enhancement strategies.

         After reviewing all courses of action, Infodata instructed Investec PMG Capital to market Infodata to potential acquirers. Between February and October 2001, Infodata communicated in varying degrees with over 40 companies that expressed an interest in Infodata.

         On September 24, 2001, Steven M. Samowich, President and Chief Executive Officer of Infodata, and Curtis D. Carlson, Secretary of Infodata, met with several representatives of SAIC. On October 11, 2001, SAIC entered into a confidentiality agreement with Infodata and on the following day, members of Infodata's management met with acquisition officials of SAIC, who then proceeded to engage in due diligence activities.

         On October 30, 2001, Infodata received a letter of intent from another potential acquirer with whom it had been in off and on negotiations for 2 months, offering to acquire all of Infodata's outstanding shares for a price ranging from $4.75 million to $5.7 million. However, there was no basis to believe that the price would exceed the low end of that range. Furthermore, the potential acquirer was a foreign company with no prior information technology contracting experience with Infodata's primary intelligence customer and Infodata's board of directors and management anticipated that significant costs, delays and uncertainty would be encountered in connection with obtaining the required governmental regulatory approvals mandated by the provisions of federal laws regulating the acquisition by foreign companies of U.S. companies that contract with certain U.S. government agencies. After discussing the offer with Infodata's board of directors, Infodata management advised the potential acquirer that Infodata did not desire to pursue the offer in view of Infodata's receipt of a more favorable offer from SAIC, as discussed below.

         On October 30, 2001, SAIC submitted a letter of intent to Infodata offering to acquire all of Infodata's outstanding shares of common stock for $5.0 million. The offer was not conditioned upon the satisfaction of any governmental regulatory approval requirement.

         On October 31, 2001, another potential acquirer offered to acquire Infodata's Intelligence Systems Division for $4.0 million, which offer was rejected by Infodata's board of directors as inadequate, as the board believed it would leave Infodata with an operating base that would not be viable.

         On October 31, 2001, after discussing the terms of SAIC's letter of intent with Infodata's board of directors, Infodata management advised SAIC of its acceptance of SAIC's letter of intent and a 30-day exclusivity commenced. SAIC continued due diligence activities and engaged in further discussions with Infodata management.

         On November 2, 2001, Infodata entered into an additional agreement with Investec PMG Capital providing that the investment advisory firm would review and analyze the terms of the proposed merger; investigate the business, financial condition, results of operations and prospects of Infodata; advise and assist Infodata's board of directors with respect to the financial implications of proceeding with the merger; and render a written opinion as to the fairness, from a financial point of view, of the merger to Infodata shareholders.

         On November 29, 2001, Infodata received the first draft of the proposed agreement and plan of merger from SAIC and agreed to extend the exclusivity period for another 30 days. The November 29th draft did not quantify the amount of consideration to be paid by SAIC in the merger. SAIC and

Infodata officials then engaged in negotiations regarding the amount of consideration and on December 13, 2001, SAIC offered to pay $4.83 million for Infodata's outstanding shares, the equivalent of $1.00 per share. SAIC and Infodata proceeded to further negotiate terms of the agreement and plan of merger in mid-December and on January 3, 2002, representatives of Infodata and SAIC reached an agreement that the merger consideration would be $1.00 per share of Infodata common stock that is outstanding at the effective time of the merger, plus the amount necessary to cash out stock options with an exercise price of less than $1.00 per share that are outstanding at the effective time of the merger. Infodata's board of directors held a special meeting on January 8, 2002, which was adjourned and continued on January 10, 2002, to vote on the proposed merger. At the meeting, the principal terms of the proposed merger were described and discussed in detail and alternative courses of action were considered. Investec PMG Capital made a presentation regarding its analysis of the financial terms of the proposed transaction, discussed the results of the negotiations and expressed its opinion that the cash merger consideration was fair to the holders of Infodata's common stock from a financial point of view. (A copy of Investec PMG Capital's fairness opinion, dated January 10, 2002, is set forth as Appendix B to this proxy statement.) Infodata's board of directors unanimously adopted the agreement and plan of merger. Following receipt of the board of directors' approval, Infodata and SAIC executed the merger agreement on January 10, 2002, and on January 11, 2002, Infodata issued a press release announcing the execution of the merger agreement.

Reasons for the Merger

         Infodata's board of directors approved the merger agreement and the merger based on its consideration of a number of material factors, including the following:

         o Infodata's future financial outlook and possible alternatives to the proposed merger, including the advantages, challenges and risks associated with continuing as an independent company. In this regard, the Infodata board considered the amount and range of acquisition consideration most likely to be offered by other prospective acquisition candidates, the likelihood of realizing those values, the likelihood of receiving a better financial offer from another potential acquirer and the view of Infodata's management that the merger represented the best strategic alternative available to Infodata under the circumstances. The Infodata board also considered the prospects of remaining as an independent company, including Infodata's prospects for the success of its business of providing complex information technology solutions in the area of knowledge management and the information technology services industry generally.

         o The substantial decline in the market price of Infodata's common stock during the past five years, with the average of the closing sales prices of the shares declining from $9.22 in 1997 to $4.49 in 1998, to $2.12 in 1999, to $2.53 in 2000, to
                  $1.28 in the six months ended June 30, 2001 and to $0.79 in the six months ended December 31, 2001, and the view of Infodata's board of directors and management that it could take a long time for the market price of Infodata's common stock to exceed the $1.00 per share merger consideration offered by SAIC;

         o The $1.00 per share merger consideration offered by SAIC constituted a 41% premium over the closing sale price of the common stock on January 10, 2002, which was the business day immediately preceding the date on which Infodata publicly announced that the merger agreement had been entered into;

         o Although Infodata's revenues increased from approximately $10.3 million in 1999 to approximately $13.0 million in 2000, and presently estimates that its revenues in 2001 will be approximately $16.0 million, it incurred net losses of $5.0 million in 1999 and $2.3 million in 2000 and, without giving effect to a non-recurring gain of $1.1 million in early 2001, preliminarily estimates that its net loss for 2001 will be approximately $1.0 million. Although estimated net income of $330,000 is preliminarily expected to be recorded for the fourth quarter of 2001, and profitability is expected in at least the first quarter of 2002, there is no assurance such profitability can be sustained in the future if Infodata were to continue as an independent company.

         o Investec PMG Capital, Infodata's financial adviser, expended extensive advisory efforts over an approximate 18-month period and rendered its opinion that as of the date of its opinion and based upon and subject to the various considerations and limitations set forth in its opinion, the $1.00 per share merger consideration offered by SAIC is fair, from a financial point of view, to Infodata's shareholders;

         o SAIC, like Infodata, provides information technology services to the intelligence community and the belief of Infodata's board and management that the companies' activities in that area of business would produce significant synergies for growth;

         o Infodata's common stock was delisted from the NASDAQ SmallCap market on July 19, 2001 due to Infodata's failure to comply with that market's minimum net tangible assets requirement for continued listing, and Infodata's board and management determination that it could take a long time for Infodata to become eligible to have its common stock listed again in that market; and

         o Infodata's line of credit expired on April 30, 2001, and as a result of recurring operating and net losses incurred during the past four years and the nine months ended September 30, 2001, and continuing negative cash flow experienced in those periods, Infodata has not paid the amount due under the line of credit and has not negotiated a new line of credit or alternative financing to pay off the amount due under the line of credit.

         The Infodata board also considered certain potentially adverse consequences of the merger, including the potential disruption of Infodata's business that could result from the announcement of the merger, the uncertainties regarding Infodata customers' and employees' perception of the merger and the possibility that the merger might not be consummated. Infodata's board, however, determined that those considerations were not sufficient, individually or in the aggregate, to outweigh the perceived favorable consequences and advantages of the merger.

         The Infodata board of directors considered the foregoing and other factors as a whole, and did not attempt to quantify, rank or otherwise assign relative weights to the specific factors it considered.

Recommendation of the Infodata Board of Directors

         At its meeting that concluded on January 10, 2002, Infodata's board of directors voted unanimously to enter into the merger agreement and to recommend that Infodata's shareholders vote to approve the merger agreement. Infodata's board made its determination after careful consideration of, and based on, the factors discussed above under "Reasons for the Merger," as well as the following factors:

         o the financial and valuation analyses presented to the board of directors by Investec PMG Capital, including market prices and financial data relating to other companies engaged in businesses considered comparable to Infodata and the prices and premiums paid in recent selected acquisitions of companies engaged in businesses considered comparable to those of Infodata;

         o the likelihood that the merger would be consummated, including the financial and operational risks to Infodata if the merger were not consummated following its public announcement; and

         o the nature of the conditions under the merger agreement to SAIC's obligation to close the merger, the board's belief that these conditions are expected to be satisfied and the fact that the terms of the merger agreement should not unduly discourage third parties from making bona fide proposals subsequent to signing the merger agreement and, if any such proposal were made, that Infodata's board of directors, in the exercise of its good faith business judgment of the best interests of Infodata and its shareholders, could authorize Infodata to provide information to, engage in negotiations with, and, subject to payment of the termination fee under certain circumstances, enter into a transaction with, another party.

         In view of the number and wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, Infodata's board of directors did not find it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered. In addition, the Infodata board did not undertake to make any specific determination as to whether any particular factor was favorable or unfavorable to the board of directors' ultimate determination or assign any particular weight to any factor, but rather conducted an overall analysis of the factors described above, including consideration of the information, opinions, reports and statements presented by Infodata's management and its legal and financial advisors. In considering the foregoing factors, individual members of the board of directors may have given different weight to different factors. Infodata's board of directors considered all these factors as a whole, and overall considered the factors to be favorable to, and to support, its determination.

         Infodata's board of directors believes that the terms of the merger are fair to and in the best interests of Infodata and its shareholders and unanimously recommends to its shareholders that they vote "FOR" the proposal to adopt and approve the merger.

         Directors and officers, as well as a former director of Infodata, holding an aggregate of 904,819 shares of Infodata's common stock, constituting approximately 19% of the outstanding shares, have entered into voting agreements and irrevocable proxies with SAIC pursuant to which such persons have agreed to vote their shares in favor of the merger agreement.

Certain Effects of The Merger

         As a result of the merger, the entire equity interest in Infodata will be beneficially owned by SAIC. Infodata's shareholders will have no further interest in Infodata except their right to receive $1.00 per share as cash consideration for their shares. Furthermore, holders of outstanding options to purchase Infodata common stock at an exercise price less than $1.00 per share will be entitled to receive cash equal to the difference between $1.00 per share and the applicable exercise price of the options. Finally, under the terms of the merger agreement, all Infodata options and warrants outstanding as of the effective date of the merger will be cancelled.

         In addition, Infodata common stock will no longer be traded on the OTC Bulletin Board and price quotations with respect to sales of shares in the public market will no longer be available. The registration of our common stock under the Securities Exchange Act of 1934 will be terminated, and this termination will eliminate Infodata's obligation to file periodic financial and other information with the Securities and Exchange Commission and will make most other provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b) and the requirements of furnishing a proxy or information statement in connection with shareholders' meetings, no longer applicable.

         The receipt of cash pursuant to the merger will be a taxable transaction. See " THE MERGER - Material Federal Income Tax Consequences."

Interests of Certain Persons in the Merger

         In considering the recommendation of the board of directors with respect to the merger, shareholders should be aware that certain officers and directors of Infodata have interests in connection with the merger that present them with actual or potential conflicts of interest. The board of directors was aware of these matters, which are discussed below, and considered them in connection with its consideration and approval of the merger.

         Bonus Arrangements

         On January 25, 2001, Infodata's board adopted a resolution to pay bonuses to three officers and one employee of Infodata in the event of the successful consummation of either a merger or the sale of substantially all of Infodata's assets. Pursuant to the resolution, Steven M. Samowich (our President and Chief Executive Officer and a director), Curtis D. Carlson (our Secretary), Gary I. Gordon (our Chief Accounting Officer) and Eva Franklin (our Director of Human Resources) will receive $100,000, $15,000, $15,000 and $15,000, respectively, from Infodata if the merger is consummated.

         Stock Options

         Certain directors and officers of Infodata hold options to purchase shares of Infodata common stock. All outstanding options will be cancelled as of the effective time of the merger. Holders of those options with an exercise price of less than $1.00 per share will be entitled upon consummation of the merger to receive a cash payment equal to $1.00 per share minus the exercise price of the option. The following list sets forth information regarding those options held by each director and executive officer of Infodata, and by all directors and executive officers of Infodata as a group, that will be entitled to receive that cash payment.

                                                             Number                            Exercise            Cash
                                                            of Shares         Date of            Price            Payment
                                                             Subject           Grant              Per              to be
             Name                      Position             to Option        of Option           Share           Received
             ----                      --------             ---------        ---------           -----           --------
Richard T. Bueschel                    Director                 5,000          8/15/01          $0.82              $900.00
                                                                5,000         11/15/01          $0.70            $1,500.00

Alan S. Fisher                         Director                 5,000          8/15/01          $0.82              $900.00
                                                                5,000         11/15/01          $0.70            $1,500.00
                                                                4,666          10/3/01          $0.74            $1,213.16

Christine Hughes                       Director                 5,000          8/15/01          $0.82              $900.00
                                                                5,000         11/15/01          $0.70            $1,500.00
                                                                4,666          10/3/01          $0.74            $1,213.16

Robert M. Leopold                      Director                 5,000          8/15/01          $0.82              $900.00
                                                                5,000         11/15/01          $0.70            $1,500.00

Isaac M. Pollak                        Director                 4,000          8/15/01          $0.82              $720.00
                                                                4,000         11/15/01          $0.70            $1,200.00
                                                                4,666          10/3/01          $0.74            $1,213.16

Millard H. Pryor, Jr.                  Director                 4,000          8/15/01          $0.82              $720.00
                                                                4,000         11/15/01          $0.70            $1,200.00

Curtis D. Carlson                     Secretary                 6,000          8/22/01          $0.63            $2,220.00

Gary I. Gordon                 Chief Accounting Officer         6,000          8/22/01          $0.63            $2,220.00

All directors and executive                                    ------                                            ----------
  officers as a group                                          81,998                                           $21,519.48

         Severance Arrangements Under Existing Employment Agreements

         On April 23, 2001, Infodata entered into executive separation agreements with Curtis D. Carlson and Gary I. Gordon. In the event that either officer's employment is terminated involuntarily, without cause, within six months following a change in control of Infodata and such person is not offered an equivalent position and compensation, that officer is entitled to separation pay equal to four months salary and benefits.

         Infodata entered into a letter employment agreement with Steven M. Samowich on October 29, 1998. Pursuant to the letter employment agreement, Mr. Samowich is serving as Infodata's President and Chief Executive Officer, and receives an annual base salary of $251,400 plus an annual incentive bonus based on the achievement of certain management objectives and financial performance measures. Mr. Samowich's employment with Infodata is terminable at will and is not for a definite term. However, if Mr. Samowich is terminated by Infodata, other than for cause, he will continue to be paid his base salary in monthly increments for a period of 12 months.

         During 1986, Infodata entered into executive separation agreements with Mr. Harry Kaplowitz, Executive Vice President of Infodata and Dr. Robert J. Loane, Senior Vice President of Infodata. In the event that either officer's employment is terminated involuntarily, without cause, following a change in control of Infodata, that officer is entitled to separation pay equal to two years base salary and continuation of life and health insurance coverage for two years. Additionally, any type of pension or profit-sharing credited service will be extended for two years.

Material Federal Income Tax Consequences

         The following summarizes the material federal income tax consequences to Infodata shareholders of consummation of the merger. This summary is based on current law, which is subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all tax consequences of consummation of the merger and, in particular, may not address federal income tax consequences applicable to you if you are subject to special treatment under federal income tax law, including, without limitation, rules relating to Infodata shareholders (i) who are not citizens or residents of the United States, (ii) who are financial institutions, tax-exempt organizations, insurance companies or dealers in securities, or (iii) who acquired their shares of Infodata common stock pursuant to the exercise of options or otherwise as compensation. In addition, this summary does not address the tax consequences of the merger under applicable state, local or foreign laws. This discussion assumes you hold your shares of Infodata common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended.

         The receipt of the merger consideration by shareholders will be a taxable transaction for federal income tax purposes. Each shareholder will recognize gain or loss equal to the difference between the shareholder's adjusted basis in the common stock surrendered in the merger and the amount of cash received therefor. Such gain or loss generally will be a capital gain or loss provided that the shareholder held the common stock as a capital asset. Capital gain or loss will be treated as long-term capital gain or loss if the shareholder held the common stock for more than one year at the time of the merger. Long-term capital gain recognized by a non-corporate shareholder is generally subject to federal income tax at a maximum rate of 20%. In addition, a shareholder may be limited in its ability to use capital losses to offset ordinary income.

         Each Infodata shareholder should consult with his or her tax advisor about the tax consequences of the merger in light of his or her individual circumstances, including the application of any federal, state, local or foreign law.

Rights of Dissenting Shareholders

         Shareholders of a corporation that is proposing to merge or consolidate with another entity are sometimes entitled to appraisal or dissenters' rights in connection with the proposed transaction depending on the circumstances. Most commonly, these rights confer on shareholders who oppose the merger the right to receive the fair value for their shares as determined in a judicial appraisal proceeding, in lieu of the consideration being offered in the merger.

         Holders of record of Infodata common stock who comply with the procedures described below will be entitled to dissenters' rights under Article 15 of the Virginia Stock Corporation Act. Where appropriate, shareholders are urged to consult with their legal counsel to determine the appropriate procedures for the making of a notice of intent (as described below).

         A vote in favor of the merger by an eligible holder will result in a waiver of such eligible holder's dissenters' rights.

         The following discussion is only a summary and does not purport to be a complete statement of the law pertaining to dissenters' rights under the Virginia Stock Corporation Act. The text of Article 15 of the Virginia Stock Corporation Act is reprinted in its entirety as Appendix C to this proxy statement.

         Under the Virginia Stock Corporation Act, eligible holders who follow the procedures set forth in Article 15 of the Virginia Stock Corporation Act will be entitled to receive payment of the "fair value" of such shares. Any eligible holder who wishes to exercise dissenters' rights should review the following discussion and Appendix C carefully because failure to comply in a timely and proper manner with the procedures specified may result in the loss of dissenters' rights under the Virginia Stock Corporation Act.

         An eligible holder wishing to exercise dissenters' rights must deliver to Infodata, prior to or at the shareholders' meeting (but in any event before the vote is taken), a written notice of intent to demand payment for the eligible holder's shares. An eligible holder delivering a notice of intent must not vote his shares in favor of the merger or he will lose his dissenters' rights. All notices of intent should be sent or delivered to Infodata Systems Inc., Attention: Secretary, 12150 Monument Drive, Fairfax, Virginia 22033.

         Within ten days after the effective date of the merger, if the shareholders approve the merger agreement, Infodata shall deliver a dissenter's notice in writing to all dissenting holders. The dissenter's notice shall:

         o state where the dissenting holder's payment demands should be sent and where and when stock certificates should be deposited;

         o set a date by which the surviving corporation must receive the payment demand; and

         o include such other information as required by the Virginia Stock Corporation Act.

         A dissenting holder to whom a notice is sent must demand payment within the time specified in the dissenter's notice, deposit his stock certificates in accordance with the terms of the dissenter's notice and make certain certifications required by the Virginia Stock Corporation Act. Holders of certificated shares must deposit their certificates in accordance with the dissenter's notice. If a dissenting holder fails to take such actions, the dissenting holder loses his dissenters' rights.

         Within 30 days of Infodata's receipt of a demand for payment from a dissenting holder, Infodata must pay the dissenting holder Infodata's estimate of the fair value of the dissenting holder's shares plus accrued interest. With any payment, Infodata must provide its most recent year-end and income statement from that year, an explanation of how Infodata calculated the fair value of the shares and interest, the procedure a dissenter may follow if he is not satisfied with the demand payment and a copy of Article 15 of the Virginia Stock Corporation Act. Infodata's payment obligation may be enforced by a dissenting holder on an expedited basis in a Virginia circuit court, if necessary.

         Infodata may elect to deliver your demand payment after the effective time of the merger if you acquired your shares after the merger was announced or publicized. In theses circumstances, Infodata will estimate the fair value of the dissenting holder's shares plus accrued interest and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. With any such offer, Infodata must provide its most recent year-end and income statement from that year, an explanation of how Infodata calculated the fair value of the shares and interest, and the procedure a dissenter may follow if he is not satisfied with the offer.

         A dissenting holder who is not satisfied with the amount paid or offered by Infodata must notify Infodata of the dissenting holder's own estimate of the fair value of his shares and the amount of interest due (less any amount that may have been already received by the dissenting holder from Infodata) and demand that Infodata pay this estimated amount. This notice must be given in writing within 30 days of the date that Infodata made or offered to make payment for the dissenting holder's shares.

         If a dissenting holder's demand for payment remains unsettled, Infodata is obligated to commence a proceeding to determine the fair value of the shares and accrued interest within 60 days of the receipt of the dissenting holder's payment demand. If Infodata fails to commence such proceeding in accordance with the Virginia Stock Corporation Act, Infodata must pay the dissenting holder the amount demanded by the dissenting holder. The appraisal proceeding must be brought in a Virginia circuit court.

         Dissenting holders considering seeking appraisal should be aware that the fair value of their shares of common stock, as determined under Article 15 of the Virginia Stock Corporation Act, could be more than, the same as or less than the merger consideration that would be paid to them pursuant to the merger agreement. The costs and expenses of the appraisal proceeding will be determined by the court and assessed against Infodata unless the court determines that the dissenting holder did not act in good faith in demanding payment of the fair value of their shares, in which case such costs and expenses may be assessed against the dissenting holder.

         Dissenting holders will only be entitled to receive payment in accordance with Article 15 of the Virginia Stock Corporation Act and will not be entitled to vote their shares of common stock or exercise any other rights of a shareholder. A dissenting holder may withdraw his demand only with the consent of Infodata.

         If any eligible holder who demands appraisal of his shares under
Article 15 fails to perfect, or effectively withdraws or loses, his right to appraisal, as provided in the Virginia Stock Corporation Act, the shares of Infodata stock of such holder will be converted into the right to receive the merger consideration in accordance with the merger agreement.

         Failure to follow the steps required by Article 15 of the Virginia Stock Corporation Act for perfecting dissenters' rights may result in the loss of dissenters' rights. The preceding discussion summarizes the dissenters' rights provisions of Article 15 of the Virginia Stock Corporation Act. Shareholders are urged to consult Appendix C which sets forth in full Article 15 of the Virginia Stock Corporation Act. This summary is qualified in its entirety by a reference to Article 15 of the Virginia Stock Corporation Act.

Fairness Opinion of Infodata's Financial Advisor

         Investec PMG Capital was retained by Infodata to render an opinion as to the fairness, from a financial point of view, to Infodata's shareholders of the consideration to be paid by SAIC in the merger. On January 8, 2002, Investec PMG Capital rendered its oral opinion to the Infodata board of directors, and issued a written opinion dated January 10, 2002, that as of such date, and subject to the assumptions, factors and limitations stated in its opinion, the consideration to be received was fair to Infodata's shareholders from a financial point of view.

         As part of its investment banking services, Investec PMG Capital regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions involving both listed and unlisted companies and their associated securities, primarily in the information technology/professional services industries. Investec PMG Capital has acted as financial advisor to Infodata in connection with the merger. For its services as financial advisor, Investec PMG Capital received a retainer fee of $90,000 and will receive an additional fee estimated to be $240,000 contingent on consummation of the merger plus its expenses estimated to be approximately $10,000. In addition, Investec PMG Capital received a fee of $50,000 from Infodata for rendering its fairness opinion. The fee rendered for its fairness opinion is not contingent upon the results of the merger.

         In arriving at its opinion, Investec PMG Capital reviewed among other things, the final merger agreement; certain publicly available business and financial information relating to Infodata for recent years and interim periods to date; and certain internal financial and operating information, including financial forecasts and projections that were provided to Investec PMG Capital by Infodata, taking into account its growth prospects and the markets in which it is involved. In addition, Investec PMG Capital held discussions with management regarding the business prospects, financial outlook and operating plans of Infodata. No limitations were imposed by Infodata on the scope of Investec PMG Capital's investigation.

         In reviewing the merger agreement, Investec PMG Capital took into account the financial terms of the merger as set forth in the merger agreement in relation to, among other things, (1) current and historical market prices and trading volumes of the Infodata common stock; (2) the limited trading volume and public float of the Infodata common stock; (3) the historical and projected earnings of Infodata; and (4) the performance in the public market of companies similar to Infodata. Furthermore, Investec PMG Capital utilized a discounted cash flow analysis to analyze the present value of the future cash flow streams that Infodata is expecting to generate. In addition to the foregoing, Investec PMG Capital performed such other studies, analyses and investigations and considered such other financial, economic and market criteria as it considered appropriate in arriving at its opinion.

         In rendering its opinion, Investec PMG Capital relied, without verification, upon the accuracy and completeness of all financial information and forecasts and other information provided to it by Infodata or through publicly available sources. With respect to the financial projections and other information provided by Infodata's management, Investec PMG Capital was advised that in management's opinion such forecasts and other information were reasonably prepared using the best currently available estimates and judgments as to the financial and operational timing and achievability thereof.

         THE FULL TEXT OF THE WRITTEN OPINION OF Investec PMG Capital DATED JANUARY 10, 2002, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS APPENDIX B AND SHOULD BE READ CAREFULLY IN ITS ENTIRETY. THE OPINION OF Investec PMG Capital WAS PREPARED FOR USE BY THE BOARD OF DIRECTORS OF INFODATA AND RELATES ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED BY INFODATA'S SHAREHOLDERS PURSUANT TO THE MERGER, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF Investec PMG Capital SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

         In preparing its opinion, Investec PMG Capital performed a wide variety of financial and comparative analyses as described below. The preparation of a fairness opinion is subject to certain complex financial analyses, the application of those methodologies to the circumstances at hand, and the global economic and equity market conditions at the time such opinion is prepared and accordingly does not lend itself to a summary description. As such, Investec PMG Capital has told Infodata that it believes its analyses must be considered in their totality and that selected portions of such analyses could be misleading or create an incomplete view of the processes underlying such analyses and opinion.

         Selected Company Analysis

         Investec PMG Capital compared selected historical stock market and balance sheet data and financial ratios for Infodata to the corresponding multiples and ratios of the following selected information technology services companies: AnswerThink; First Consulting Group; RWD Technologies; Analysts International; Covansys; Computer Horizons; RCM Technologies; Hall Kinion and Assoc.; Razorfish; Sapient; CACI International; PEC Solutions; and Titan Corp. Investec PMG Capital selected the companies used in this analysis based on a variety of characteristics including the similarity of their size, growth, profitability and customer base to that of Infodata. The data and ratios Investec PMG Capital compared included, among other things, market value of invested capital (MVIC) (current stock price multiplied by the shares outstanding plus all indebtedness of the company plus any preferred stock outstanding less cash and marketable securities) to last 12 months (LTM) revenue. An analysis of MVIC to LTM revenues yielded an interquartile range of 0.25x to 1.14x with a median of 0.39x as compared to 0.30x for the contemplated transaction. Because of Infodata's losses, as well as the losses of most of the comparables, analyses of MVIC to LTM earnings before interest, taxes, depreciation and amortization (EBITDA), to earnings before interest and taxes
(EBIT) and price-to-earnings ratios were not meaningful.

         Selected Transaction Analysis

         Using publicly available information, Investec PMG Capital analyzed the purchase price and implied transaction value multiples paid in selected transactions in the information technology services industry, consisting of (acquirer/target): PEC Solutions/Troy Systems; Titan Corp./BTG; divine/Eprise; divine/OpenMarket; Novell/Cambridge Technology Partners; divine/eshare communications; divine/MarchFirst; Fusion Networks/Full Moon Interactive; NCR/4Front Technologies; Perficient/Compete; Perot Systems/Solutions Consulting; Drugmax.com/Desktop Corp.; Interliant/Soft Link; and CACI International/XEN Corp. Investec PMG Capital selected the companies used in this analysis based upon a variety of characteristics including the similarity of their size, growth, profitability and customer base to that of Infodata. Investec PMG Capital compared the purchase price paid (including total equity value plus assumption of any liabilities and indebtedness less cash) in the selected transactions as a multiple of LTM revenue. All of the multiples were based upon information available at the time of the announcement of the transaction. Such analysis indicated that for the selected transactions the interquartile range of LTM revenue multiples was from 0.57x to 1.28x with a median of 0.83x (based on 12 of the identified transactions), as compared to 0.30x for the contemplated transaction. Because information about each of the multiples described above was not publicly available for all of the transactions identified, Investec PMG Capital's computation of the mean and median multiples was based, in each case, only on transactions for which relevant information about the multiple was publicly available. Because of Infodata's losses, as well as the losses of several of the comparables, analyses of purchase price paid to LTM earnings before interest, taxes, depreciation and amortization (EBITDA), to earnings before interest and taxes (EBIT) and price-to-earnings ratios were not meaningful.

         Selected Premium Analysis

         Using publicly available information, Investec PMG Capital reviewed the premiums paid in merger and acquisition transactions involving companies providing information technology services consisting of (acquirer/target): Titan Corp./BTG; divine/Eprise; divine/OpenMarket; Novell/Cambridge Technology Partners; divine/eshare communications; and NCR/4Front Technologies. Investec PMG Capital compared the premium offered in these transactions for the period of 30 and 90 days prior to the announcement of a transaction (the Stated Period) with the premium offered by the merger consideration for Infodata. This analysis indicated that the range of premiums offered during the Stated Period was from -31.8% to 152.8% for the 30-day period and -2.3% to 256.6% for the 90-day period with a median of 44.5% and 54.3%, respectively, compared to the premium offered to Infodata of 38.9% and 58.7%, respectively.

         No company, transaction or business used in the Selected Company Analysis, Selected Transaction Analysis, or Selected Premium Analysis as a comparable is identical to Infodata or the merger. Accordingly, the results of the foregoing are not entirely mathematical. Instead it involves complex considerations and judgments concerning differences in financial and operating characteristics of each of the businesses, which could affect the multiples being used for comparison.

         Discounted Cash Flow Analysis

         Investec PMG Capital performed a discounted cash flow analysis of Infodata. Investec PMG Capital calculated a net present value of discounted free cash flows for fiscal years 2002 through 2004 using discount rates ranging from 20% to 26%. Investec PMG Capital calculated the terminal multiples in fiscal year 2004 to range from 5.5x EBITDA to 7.0x EBITDA. These terminal values were then discounted to their net present value using discount rates ranging from 20% to 26%. Using the foregoing terminal values and discount rates for Infodata, the equity value per share ranged from $0.81 to $1.10 per share as compared to the equity value implied by the merger consideration of $1.00.

         Stock Trading History

         Investec PMG Capital examined the history of the trading prices and volumes for the shares of Infodata common stock. This analysis showed that during the three-month period from September 7, 2001 to December 7, 2001, the trading price of Infodata common stock ranged from $0.88 to $0.57 with an average price of $0.73. The merger consideration represents a premium of 37.0% to the average stock price during that period. In addition this examination showed that during the same period, the average daily trading volume for the Infodata common stock was less than 1% of the outstanding shares. Further, approximately 19% of the outstanding Infodata common stock was, at the time of Investec PMG Capital's analysis, held by directors and executive officers of Infodata.

         As described above, Investec PMG Capital's opinion to the board of directors of Infodata was one of many factors taken into consideration by the board of directors in making its determination to approve the merger agreement. The foregoing summary of the analyses performed by Investec PMG Capital does not purport to be a complete description of those analyses and is qualified by the full written opinion set forth in Appendix B. Investec PMG Capital has consented to the inclusion of its opinion as Appendix B and of the description of its opinion in this proxy statement.

Regulatory Requirements

         We are not aware of any material government or regulatory approvals or actions that may be required for completion of the merger. If any governmental or regulatory approval or action is or becomes required, we would seek the approval or action.

                              THE MERGER AGREEMENT

         The following description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the merger agreement, a copy of which is included in this proxy statement as Appendix A and is incorporated herein by reference.

Description of the Merger

         Form of Merger. Infodata, SAIC and Info Acquisition Corp. have entered into a merger agreement, which provides that, if all of the conditions set forth in the merger agreement are satisfied or waived, Info Acquisition Corp. will merge with and into Infodata. Infodata will be the surviving corporation in the merger and will become a wholly-owned subsidiary of SAIC.

         Consideration to be received by Infodata shareholders in the Merger; Cancellation of Certificates. On the date the merger becomes effective, each issued and outstanding share of Infodata common stock will be converted into, and become exchangeable for, the right to receive the merger consideration in the amount of $1.00 in cash. Certificates representing shares of Infodata common stock immediately prior to the merger will, after the merger is effective, represent only the right to receive, upon surrender of the certificate, the merger consideration of $1.00 per share. Infodata shareholders will cease to have an equity interest in, or possess any rights as shareholders of Infodata. Each share of common stock in Info Acquisition Corp. outstanding immediately before closing of the merger will be converted into and exchangeable for a share of common stock in Infodata as the surviving corporation immediately after the merger occurs.

         Treatment of Infodata Stock Options and Warrants. No later than the effective time of the merger, each unexpired and unexercised option granted by Infodata to purchase shares of Infodata common stock with an exercise price of less than $1.00 per share will be cancelled in exchange for the right to receive in cash the amount by which the $1.00 per share merger consideration exceeds the per share exercise price of such option. All other options and warrants granted by Infodata to purchase shares of Infodata common stock with an exercise price of $1.00 per share or more will be canceled no later than the effective time of the merger.

         The Effective Time. The merger will be effected by the filing of: (i) articles of merger to the State Corporation Commission of the Commonwealth of Virginia in accordance with the provisions of the Virginia Stock Corporation Act and (ii) a certificate of merger with the Secretary of State of the State of Delaware in accordance with the provisions of the Delaware General Corporation Law promptly after the closing of the merger. The merger will become effective at the time the articles of merger are filed with and accepted by the State Corporation Commission of the Commonwealth of Virginia and the certificate of merger is filed with the Secretary of the State of Delaware.

         The closing of the merger will take place as soon as practicable, and no later than the fifth business day following satisfaction or waiver of all of the conditions to consummation of the merger unless another date is agreed to by Infodata, Info Acquisition Corp. and SAIC. See "The Merger Agreement--Conditions to the Merger."

         Payment of Merger Consideration. On or prior to the date that the merger becomes effective, SAIC will deposit into an exchange fund with a disbursing agent the cash to be paid as the merger consideration. Promptly after the effective time of the merger, SAIC will cause the disbursing agent to mail a letter of transmittal to each Infodata shareholder and each holder of an option to purchase shares of Infodata common stock with an exercise price less than $1.00 per share. The letter of transmittal will contain instructions on how to receive cash from the disbursing agent in exchange for outstanding shares of Infodata common stock and/or shares purchasable under such stock option with an exercise price of less than $1.00 per share.

         Any merger consideration deposited with the disbursing agent that has remained unclaimed by Infodata shareholders or holders of an option to purchase shares of Infodata common stock with an exercise price less than $1.00 per share for one year after the effective date of the merger will be paid to SAIC upon demand. Thereafter, record holders of Infodata common stock or holders of an option to purchase shares of Infodata common stock with an exercise price less than $1.00 per share that have not previously complied with the exchange procedures pursuant to the merger agreement may look only to SAIC for payment of any merger consideration, without interest. Any undisbursed merger consideration shall become the property of SAIC after a period of five years following the effective time of the merger or immediately before any payment of the merger consideration to the record holder of Infodata common stock and/or the holder of an option to purchase shares of Infodata common stock with an exercise price less than $1.00 per share would become the property of any governmental agency.

         SAIC, or the disbursing agent appointed by SAIC, will be entitled to deduct and withhold from the merger consideration any amounts that they are required to deduct and withhold under applicable tax laws. Any amounts so withheld will be treated for all purposes of the merger agreement as having been paid to the record holder of Infodata common stock and/or the holder of an option to purchase shares of Infodata common stock with an exercise price less than $1.00 per share in respect of which the deduction and withholding has been made.

Representations and Warranties

         The merger agreement contains representations and warranties made by each of the parties to the agreement. None of these representations and warranties will survive beyond the time the merger becomes effective.

         The merger agreement contains customary representations and warranties of Infodata and each of SAIC and Info Acquisition Corp. as to, among other things:

         o        due organization and good standing;

         o corporate authorization of the merger agreement and authorization to enter into the transactions contemplated thereby;

         o        the binding effect of the merger agreement;

         o        pending litigation, actions and proceedings;

         o        compliance with laws;

         o        governmental approvals and consents;

         o conflicts, violations and defaults under its charter and bylaws, any other agreements or instruments, or any judgments, orders or laws as a result of the transactions contemplated by the merger agreement; and

         o        brokers fees, commissions or similar fees.

         In addition, the merger agreement contains representations and warranties by Infodata as to, among other things:

         o        capitalization;

         o        liens on outstanding capital stock;

         o obligations to repurchase, redeem or acquire shares of Infodata or its subsidiaries;

         o options, rights, subscriptions, warrants, preemptive rights, calls or commitments relating to Infodata stock;

         o        issuance of outstanding shares of Infodata stock;

         o vote by Infodata's shareholders necessary to approve the merger;

         o        receipt of a fairness opinion from its financial advisor;

         o        Securities and Exchange Commission reporting;

         o        financial statements;

         o conduct of business and material adverse changes or effects since September 30, 2001;

         o        ownership and condition of tangible assets;

         o        compliance with laws and permits;

         o        rights to intellectual property and other intangible assets;

         o        employee benefit plans;

         o        material contracts;

         o        tax matters and compliance with relevant tax laws;

         o        environmental matters;

         o        real property and leases;

         o        insurance;

         o        conflicts of interests;

         o        labor matters;

         o        customers and suppliers;

         o suspension or debarment from bidding on contracts with governmental agencies;

         o        security clearances held by Infodata and its affiliates;

         o        fixed price contracts;

         o        full disclosure with no false or misleading statements; and

         o        confidentiality agreements.

         In addition, SAIC represents and warrants in the merger agreement that at all times through the effective time of the merger, it will have sufficient funds to pay the merger consideration to be paid to record holders of Infodata common stock and holders of options to purchase shares of Infodata common stock with an exercise price less than $1.00 per share at the effective time of the merger.

         The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to read carefully the sections of the merger agreement entitled "Representations and Warranties of the Company" and "Representations and Warranties of Parent and Merger Sub."

Covenants under the Merger Agreement

         Conduct of Infodata's Business. Infodata has agreed that until the effective time of the merger, or unless SAIC consents in writing, that it will, and will cause each of its subsidiaries to, conduct its operations according to its ordinary course of business, consistent with past practice. Unless permitted or disclosed under the merger agreement, Infodata has agreed to operate its business, and to cause each of its subsidiaries to conduct its business, in compliance with certain restrictions relating to the following:

         o        amendment of articles of incorporation or bylaws;

         o issuance, grant, pledge, creation, disposition, redemption or encumbrance of capital stock, securities convertible into shares of capital stock, or rights to acquire capital stock;

         o        redemption, purchase, retirement of shares of capital stock;

         o splits, dividends, re-combinations or reclassification of shares of its capital stock;

         o entering into, amending, modifying or terminating certain contracts;

         o        certain capital expenditures or purchase of fixed assets;

         o        incurrence of indebtedness;

         o        compensation of officers, employees and directors;

         o        accounting principles, policies and procedures;

         o        acquisitions of certain assets or businesses;

         o        liens;

         o liquidation, dissolution, restructuring, or other reorganization of Infodata or any of its subsidiaries;

         o        payment of certain claims, liabilities and obligations;

         o        settlement of litigation or material claims;

         o        lease of certain real property;

         o        tax filings, audits, examinations and claims; and

         o termination of Infodata's stock purchase plan and employees' rights to purchase common stock.

         The merger agreement also contains covenants of Infodata relating to
(i) access to information about Infodata; (ii) obtaining shareholder approval of the merger agreement, (iii) assisting SAIC in obtaining certain third party consents to the merger, (iv) treatment of existing stock option and stock purchase plans, (v) the non-solicitation of acquisition proposals from entities other than SAIC, and (vi) filing of tax returns. Additionally, if any anti-takeover statute or regulation is or may become applicable to the transactions contemplated by the merger agreement, Infodata has agreed to take the actions necessary to minimize the effects of the statute or regulation on the merger and other transactions.

         The covenants in the merger agreement relating to the conduct of Infodata's business are complicated and not easily summarized. You are urged to read carefully the section of the merger agreement entitled "Additional Agreements of the Parties."

         Mutual Covenants. The merger agreement contains a number of mutual covenants of Infodata and SAIC, including covenants relating to:

         o cooperation in the execution and delivery of all documents necessary to consummate the merger;

         o        confidentiality of the merger agreement;

         o cooperation in the preparation and filing of the proxy statement relating to the merger;

         o accuracy of information to be supplied for inclusion in this proxy statement; and

         o notification of matters related to defaults or events that may become defaults under the merger agreement, consents, covenants, material adverse events, litigation and certain communications received from governmental and other third parties relating to the merger.

         In addition, the merger agreement contains covenants requiring each of the parties to:

         o use all reasonable efforts to do, or cause to be done, all things required to consummate and make effective the transactions contemplated by the merger agreement, including satisfying the conditions to the merger and obtaining required governmental authorizations and consents;

         o consult with each other before issuing any press release or public statements with respect to the merger; and

         o take actions to supplement securities filings relating to this proxy statement as appropriate or required by law.

         Under the merger agreement, SAIC and Info Acquisition Corp. have agreed that Infodata, as the surviving entity, will honor certain commitments, benefits accrued and other arrangements regarding various employment, severance, executive, change in control and other similar agreements that Infodata currently has with its employees.

Conditions to the Merger

         The parties' respective obligations to complete the merger are subject to the satisfaction of each of the following conditions:

         o no statute, rule or regulation having been enacted or promulgated which restricts or otherwise prohibits the consummation of the merger;

         o no court order or injunction being in effect precluding or restricting consummation of the merger; and

         o all consents, approvals, authorizations, and action of any governmental body required to permit the consummation of the merger shall have been obtained and shall be in full force and effect.

         The obligations of SAIC and Info Acquisition Corp. to consummate the merger are further subject to the following conditions:

         o Infodata's representations and warranties in the merger agreement must be true and correct at the time the merger is to become effective (except as to any representation or warranty which speaks to a specific date, which must be true and correct as of the specific date);

         o Infodata must have performed all of its obligations and complied with all covenants necessary to be complied with under the merger agreement required to be performed before the effective time of the merger;

         o approval of the merger by more than 66-2/3% of outstanding shares of Infodata common stock;

         o no more than 5% of Infodata's outstanding shares shall be dissenting shares;

         o during the period from the date of the merger agreement to the date of the closing of the merger, there must not have occurred any material adverse effect on the business, financial condition, results of operations, assets or liabilities of Infodata and its subsidiaries, taken as a whole;

         o resignation of Infodata's directors as of the effective date of the merger;

         o exercise or termination of all outstanding options and warrants to acquire Infodata common stock;

         o termination of Infodata's employee stock purchase plan as of the effective time of the merger;

         o termination of the engagement letter between Infodata and Investec PMG Capital, its financial advisor, as of the effective date of the merger including a release or satisfaction of any and all obligations of Infodata to Investec PMG Capital;

         o no material adverse change in Infodata's IPMS contract, which has been defined to include not more than a 10% decrease in that contract's maximum award fee potential and not more than a 10% decrease of the billable hours allowable under that contract as compared to the volume of billable hours during the last three months of 2001;

         o the updating by Infodata of the resume files submitted to certain contract customers in connection with five of Infodata's contracts;

         o the amendment of Infodata's office lease to reduce the total square footage under such lease to result in a lease expense savings of at least $425,000 over the remaining term of such lease; and

         o Infodata's having maintained tangible net worth of at least $925,000 as of December 31, 2001 with the inclusion of certain merger related expenses.

         The obligation of Infodata to consummate the merger is subject to the satisfaction of the following express conditions:

         o The representations and warranties made by SAIC and Info Acquisition Corp. in the merger agreement must be true and correct at the time the merger is to become effective (except as to any representation or warranty which speaks as of a specific date, which must be true as of that date); and

         o SAIC and Info Acquisition Corp. must have performed all of their obligations and complied with all covenants necessary to be performed by or complied with by either of them before the effective time of the merger.

No Solicitation of Transactions by Infodata

         Prior to the time the merger becomes effective, Infodata has agreed to certain limitations on its ability to take action with respect to any acquisition proposal. Notwithstanding these limitations, Infodata may respond to a superior acquisition proposal. As more fully defined in the merger agreement,

         o the term "acquisition proposal" means any proposal or offer regarding: (i) an acquisition of at least 50% of the net revenue, net income or assets of Infodata and its subsidiaries' business, taken as a whole, or at least 50% of any shares of Infodata's capital stock or any of its subsidiaries' capital stock, or (ii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Infodata or any of its subsidiaries that constitutes at least 50% of the net revenues, net income or assets of Infodata and its subsidiaries, taken as a whole; and

         o the term "superior proposal" means any written proposal by a third party to acquire for consideration consisting of cash or securities, more than 50% of the Infodata common stock then outstanding or at least 50% of the assets of Infodata and its subsidiaries taken together and otherwise on terms which the board of directors of Infodata, after receiving advice from its financial advisor, determines in good faith to be more favorable from a financial point of view to Infodata shareholders than the merger.

         Infodata and each of its subsidiaries have ceased all discussions and negotiations with third parties regarding any acquisition proposal. Prior to the merger becoming effective, Infodata has agreed not to solicit, initiate, or encourage or disclose directly or indirectly any information not customarily disclosed concerning its business and properties, or afford any access to its properties, books and records, to any person or group in connection with an acquisition proposal and has agreed not to enter into any agreement with respect to any acquisition proposal or approve any acquisition proposal.

         Prior to the special meeting of Infodata shareholders, Infodata may, however, engage in discussions with and furnish information to a third party in response to an unsolicited superior proposal if the board of directors of Infodata determines in good faith, based on the advice of its outside legal counsel that the failure to participate in those discussions or negotiations or to furnish such information would be inconsistent with the fiduciary duties of the Infodata board of directors under applicable law.

         Infodata has also agreed to provide SAIC with detailed information about any inquiries or proposals, or indications of desire to make a proposal that it receives with respect to an acquisition proposal from a third party. If Infodata determines that it is required to provide any information to a third party as described above or receives an acquisition proposal, Infodata must promptly inform SAIC in writing that information is to be provided by Infodata to such third-party, and Infodata will then furnish to SAIC the identity of the recipient of the information or the person who submitted the acquisition proposal and the terms of the acquisition proposal. Infodata has agreed to keep SAIC fully informed of the status of any acquisition proposal.

         Infodata has agreed that its board of directors will not withdraw or modify or propose to withdraw or modify, in any manner adverse to SAIC, the board's approval or recommendation by the Infodata board of directors of the merger agreement, the merger, or approve or recommend, or propose to approve or recommend, any letter of intent, agreement in principle or acquisition proposal.

         However, prior to the special meeting of Infodata shareholders, Infodata may enter into an acquisition agreement based on an unsolicited superior proposal and concurrently terminate the merger agreement if the board of directors determines after consultation with its outside legal counsel that the failure to terminate the merger agreement and accept the superior proposal would be inconsistent with the Infodata board's fiduciary duties under applicable law. In such a circumstance, Infodata must notify SAIC in writing that it is terminating the merger agreement to accept a superior proposal. If the merger agreement is terminated by Infodata in order to accept a superior proposal, Infodata is required to pay to SAIC a termination fee of $250,000 and actual merger-related expenses up to $150,000. See "-- Termination of the Merger Agreement."

Termination of the Merger Agreement

         The merger agreement may be terminated, and the transactions contemplated by the merger agreement abandoned, at any time prior to the closing of the merger, whether before or after approval of the merger agreement by Infodata shareholders:

         o        by mutual written agreement of the parties;

         o by either SAIC or Infodata, if the merger has not become effective on or before June 30, 2002, except that the right to terminate the merger agreement for that reason is not available to any party responsible for the delay;

         o by either SAIC or Infodata, if any court of competent jurisdiction has issued a final and nonappealable order, judgment or decree restraining or otherwise prohibiting the merger;

         o by Infodata, if SAIC or Info Acquisition Corp. has materially breached any representation, warranty, covenant, or agreement contained in the merger agreement and the breach is not cured within 30 business days' following notice of the breach; however, Infodata will not be able to terminate the merger agreement in this instance if it is in material breach of any representation, warranty, covenant or agreement under the merger agreement;

         o by SAIC, if Infodata has materially breached any representation, warranty, covenant, or agreement contained in the merger agreement and the breach is not cured within 30 business days' following notice of the commission of the breach; however, SAIC will not be allowed to terminate the merger agreement in this instance if it is in material breach of any representation, warranty, covenant or agreement under the merger agreement;

         o by either SAIC or Infodata, if the merger agreement fails to receive the requisite vote by Infodata shareholders at the special meeting, except that the right to terminate the merger agreement in this instance is not available to any party if such failure to receive the requisite vote is caused by or results from the failure by that party to perform any obligation under the merger agreement;

         o by Infodata, prior to the special meeting of Infodata shareholders, in order for Infodata to accept a superior proposal;

         o by SAIC if, at any time prior to the effective time of the merger, the board of directors of Infodata has withdrawn, modified or changed in any manner adverse to SAIC or Info Acquisition Corp. its approval or recommendation of the merger agreement and/or the merger; or

         o by SAIC if, before the effective time of the merger, (i)there is a material adverse change in the IPMS contract, which has been defined to include not more than a 10% decrease in that contract's maximum award fee potential and not more than a 10% decrease of the billable hours allowable under that contract as compared to the volume of billable hours during the last three months of 2001; (ii) Infodata does not satisfactorily update the resume files submitted to certain contract customers in connection with five of Infodata's contracts;
                  (iii) Infodata is unable to obtain an amendment to its office lease to reduce the total square footage under such lease to result in a lease expense savings of at least $425,000 over the remaining term of such lease; or (iv) Infodata does not have tangible net worth of at least $925,000 as of December 31, 2001 with the inclusion of certain merger-related expenses.

         In the event of termination of the merger agreement by SAIC, Info Acquisition Corp. or Infodata as described above, no provision of the merger agreement will survive other than (i) rights relating to obligations to keep confidential, not to use, and return certain information obtained from the other party; (ii) rights of either SAIC or Infodata to pursue legal action in connection with breaches of representations, warranties, covenants or other agreements contained in the merger agreement; and (iii) the obligation to pay a termination fee and/or expenses in certain circumstances as described below.

Termination Fees and Expenses

         Pursuant to the merger agreement, Infodata or SAIC may be required to pay a termination payment and/or expenses to the other party in the following amounts and in the following events:

         o In the event SAIC terminates the merger agreement due to (i) the failure by Infodata to obtain the necessary approval of the merger agreement by Infodata shareholders at the special meeting, (ii) the failure by Infodata, on or before three business days after the special meeting of its shareholders, to obtain an amendment of its office lease to reduce the total square footage under such lease to result in a lease expense savings of at least $425,000 over the remaining term of such lease, (iii) any expiration, termination or material adverse change, as defined in the merger agreement, occurring in the IPMS contract, or (iv) the failure by Infodata to satisfactorily update the resume records submitted to contract customers in connection with five contracts, then in any such event, Infodata will be required to pay to SAIC the expenses incurred by SAIC in this transaction up to a maximum amount of $50,000; provided, however, that if within 12 months following the termination of the merger agreement with SAIC, Infodata executes an agreement to be acquired by another entity, then Infodata will be required to pay to SAIC an additional fee equal to the lesser of (A) the sum of a termination fee of $250,000 and expenses incurred by SAIC up to $150,000 or (B) the product of the amount determined under the preceding clause (A) multiplied by a fraction, the numerator of which is the aggregate acquisition consideration to be paid by SAIC.

         o In the event SAIC terminates the merger agreement due to a breach by Infodata of the merger agreement, which breach is not cured by Infodata within 30 business days following notice from SAIC to Infodata of such breach or in the event Infodata's board withdraws, modifies, or changes, in a manner adverse to SAIC or Info Acquisition Corp., its approval or recommendation of the merger agreement and/or the transactions contemplated by the merger agreement, or in the event Infodata terminates the merger agreement in order to accept a superior proposal, or in the event Infodata does not satisfy the tangible net worth condition, then in any such event Infodata will be required to pay SAIC a termination fee equal to $250,000 and expenses incurred by SAIC up to $150,000.

         o In the event Infodata terminates the merger agreement due to a breach by SAIC of the merger agreement, which breach is not cured by SAIC within 30 business days following notice from Infodata to SAIC of such breach, then SAIC will be required to pay to Infodata a termination fee of $250,000 and expenses incurred by Infodata up to $150,000.

         o In each case, any termination fee and/or expenses which are required to be paid under the merger agreement must be paid not later than five business days after the termination of the merger agreement, or if Infodata enters into a definitive acquisition agreement with another party within 12 months after the termination of the merger agreement with SAIC and consummates such other transaction, within five business days after consummation of such other business transaction.

         Except as provided above, the merger agreement provides that if the merger agreement is not consummated, SAIC and Info Acquisition Corp., on the one hand, and Infodata, on the other hand, will bear their respective fees and expenses relating to the merger.

SAIC Option to Acquire Shares of Infodata Common Stock

         In connection with the entering into of the merger agreement, SAIC and Infodata entered into a stock option agreement pursuant to which Infodata has granted to SAIC an option to purchase a total of 400,000 shares of Infodata common stock at a price of $1.00 that will be exercisable by SAIC under certain circumstances if the merger agreement is terminated. SAIC will be entitled to have that option cashed out if Infodata enters into a definitive acquisition agreement with another company within 12 months after such termination and subsequently consummates such transaction.

                              ACQUISITION FINANCING

         SAIC intends to use internal funds to finance the purchase of Infodata common stock in the merger. SAIC has advised Infodata that as of the date of this proxy statement, SAIC's available cash resources exceed $400 million. Under the terms of the merger agreement, SAIC is obligated to continue to maintain sufficient funds to pay the cash consideration required under the merger agreement.

                      PRICE RANGE OF INFODATA COMMON STOCK

         Infodata common stock currently trades on the OTC Bulletin Board under the ticker symbol "INFD". Prior to July 19, 2001, Infodata common stock traded on the NASDAQ SmallCap Market. On, and subsequent to, that date, Infodata's shares have been quoted on the OTC Bulletin Board. The following table sets forth, for the periods indicated, the range of high and low closing sale prices of Infodata common stock on the NASDAQ SmallCap Market (prior to July 19, 2001) and the OTC Bulletin Board (on and after July 19, 2001).

                                                          HIGH            LOW
                                                          ----            ---

2000:
    1st Quarter...........................................$7.25         $1.50
    2nd Quarter........................................... 3.69          1.50
    3rd Quarter........................................... 2.94          1.75
    4th Quarter........................................... 2.25          0.55
2001:
    1st Quarter........................................... 1.88          0.75
    2nd Quarter........................................... 2.00          1.00
    3rd Quarter........................................... 1.66          0.57
    4th Quarter .......................................... 1.00          0.52
2002:

   1st Quarter  (through January 25, 2002)................ 0.96          0.70


         On January 10, 2002, the last trading date prior to the public announcement of the merger agreement, the closing price of the common stock was $0.71 per share. On January 25, 2002, the last trading day before the printing of this proxy statement, the closing price of the common stock was $0.96 per share. As of January 11, 2002, there were 4,791,210 shares of common stock outstanding held by approximately 660 record holders of common stock, as shown on our transfer agent's records. That number does not reflect the number of persons or organizations who may hold their shares in nominee or "street" name through brokerage firms.


              BUSINESS AND RECENT RESULTS OF OPERATIONS OF INFODATA

Business

         Infodata designs, develops and delivers solutions that enable enterprises to share, maintain, and retrieve electronic documents and their components. Infodata provides consulting and systems integration services and products in the area of knowledge management to corporate and government workgroups, departments and enterprises.

         Revenues are generated from three segments, including (i) consulting services, systems integration and application frameworks ("Solutions"), (ii) sales of proprietary products ("Proprietary Products"), and (iii) the sale of third party software and hardware ("Third Party Products").

         The Solutions business consists of designing, developing and implementing web-based knowledge management (KM), content management, and e-Commerce systems solutions for commercial and government clients. Solutions represent the largest segment of Infodata's business. Proprietary Products include INQUIRE(R)/Text, WebINQUIRE(R), Infodata's Adobe Acrobat plug-in products Compose(R) and Aerial(R), AnnoDoc(TM), eHub(TM) and the annual support arrangements associated with each of these products. Third Party Products refers to software and hardware that is 1) manufactured by a third party, 2) purchased by Infodata, and 3) resold by Infodata to its customer. Due to the low gross margins typically associated with the sale of Third Party Products, Infodata engages in such transactions only when they are coupled with Solutions engagements or when the customer is of strategic importance.

Recent Results of Operations

         Infodata's revenues and net loss for the year ended December 31, 2000 were approximately $13.0 million and $2.3 million, respectively, compared to revenues and a net loss of $10.3 million and $5.0 million, respectively, in 1999. Revenues of $11.8 million were recorded in the nine months ended September 30, 2001, compared to revenues $10.0 million in the first nine months of 2000. Without giving effect to a non-recurring gain of $1.1 million from the sale of an investment in the first quarter of 2001, Infodata would have recorded a net loss of approximately $1.3 million for the nine months ended September 30, 2001. Management of Infodata expects that Infodata's revenues for the quarter ended December 31, 2001, will approximate $4.2 million, as compared to approximately $3.1 million in the fourth quarter of 2000. Furthermore, management preliminarily estimates that Infodata will record net income of approximately $330,000 in the fourth quarter of 2001, compared to a net loss of $1.3 million for the fourth quarter of 2000. As a result, Infodata expects that its revenues for the full year ended December 31, 2001, will be approximately $16.0 million, and preliminarily estimates that a net loss (without giving effect to the non-recurring gain of $1.1 million) for 2001 will be approximately $1.0 million.


                                BUSINESS OF SAIC

         SAIC, an employee-owned company, provides diversified professional and technical services involving the application of scientific expertise to solve complex technical problems for both commercial and government customers worldwide. These services frequently involve computer and systems technology. Through one of its subsidiaries, Telcordia Technologies, Inc., SAIC provides software, engineering and consulting services, advanced research and development, technical training and other services to the telecommunications industry. SAIC provides technical services mainly in the national security, health care, environment, energy, telecommunications and information technology market areas. With annual revenues of $5.9 billion, SAIC and its subsidiaries have more than 40,000 employees at offices in more than 150 cities worldwide.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of shares of Infodata common stock owned on January 22, 2002, by each of Infodata's directors and by all directors and executive officers as a group. Except as set forth below, Infodata knows of no other persons or organizations that own more than 5% of Infodata's outstanding common stock. Each of the following persons has sole voting and investment power with respect to his or her shares, unless otherwise specified below. The number of shares reported below as "beneficially owned," and the percent of outstanding shares represented by such number, includes shares underlying outstanding stock options. Excluding such shares underlying stock options, all directors and executive officers as a group own a total of 825,918 shares, representing 17.24% of the outstanding shares.

                                  Amount and Nature of            Percent
Name of Individual                Beneficial Ownership            of Class
--------------------------------------------------------------------------------

Richard T. Bueschel                       242,435(1)               4.82%

Curtis D. Carlson                          11,979(2)               0.25%

Alan S. Fisher                            492,470(3)               9.32%

Gary I. Gordon                              7,719(4)               0.16%

Christine Hughes                           57,833(5)               1.19%

Harry Kaplowitz                           114,392(6)               2.33%

Robert M. Leopold                         159,658(7)               3.22%

Isaac M. Pollak                           214,749(8)               4.29%

Millard H. Pryor, Jr.                      94,157(9)               1.93%

Steven M. Samowich                       188,750(10)               3.79%

All directors and executive
officers as a group (10 persons)       1,584,142(11)              24.85%

(1) Includes 168,718 shares subject to presently exercisable stock options, of which options for 10,000 shares are exercisable at a price of less than $1.00 per share.
(2) Includes 6,980 shares subject to presently exercisable stock options or stock options exercisable within 60 days, of which options for 6,000 shares are exercisable at a price of less than $1.00 per share.
(3) Includes 429,075 shares owned by The Fisher Trust u/d/t 10/21/1999 for which Mr. Fisher has sole voting and investment power. Includes 63,395 shares subject to presently exercisable stock options, of which options for 14,666 shares are exercisable at a price of less than $1.00 per share.
(4) Includes 7,719 shares subject to presently exercisable stock options or stock options exercisable within 60 days, of which options for 6,000 shares are exercisable at a price of less than $1.00 per share.
(5) Includes 52,333 shares subject to presently exercisable stock options, of which options for 14,666 shares are exercisable at a price of less than $1.00 per share.
(6)      Includes 62,366 shares subject to presently exercisable stock options.
(7) Includes 83,333 shares subject to presently exercisable stock options or stock options exercisable within 60 days, of which options for 10,000 shares are exercisable at a price of less than $1.00 per share.
(8) Includes 67,772 shares subject to presently exercisable stock options, of which options for 12,666 shares are exercisable at a price of less than $1.00 per share.
(9) Includes 50,664 shares subject to presently exercisable stock options, of which options for 10,000 shares are exercisable at a price of less than $1.00 per share.
(10)     Includes 188,750 shares subject to presently exercisable stock options.

(11) Includes 758,224 shares subject to presently exercisable stock options or stock options exercisable within 60 days, of which options for 81,998 shares are exercisable at a price of less than $1.00 per share.

         The options referred to in the above note refer to all options regardless of their exercise prices. For information regarding those options with an exercise price below $1.00 per share, see "The Merger - Interests of Certain Persons in the Merger - Stock Options".

                             ADDITIONAL INFORMATION

Cautionary Statement Regarding Forward-Looking Statements

         This proxy statement contains certain forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate" and other similar expressions generally identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based largely on Infodata's current expectations and are subject to a number of risks and uncertainties. Infodata undertakes no obligation to revise the forward-looking statements publicly to reflect any future events or circumstances.

Other Matters

         We know of no other matter to be presented at the special meeting. However, if other matters should properly come before the special meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy with respect to such matters in accordance with their best judgment.

Infodata Shareholder Proposal

         We do not currently expect to hold a 2002 annual meeting of shareholders, as Infodata will be wholly-owned by SAIC if the merger is completed. At such point, we would no longer have public shareholders or any public participation in our shareholder meetings.

         If the merger is not completed, the annual meeting will be held, and shareholder proposals for inclusion in our proxy statement for such 2002 annual meeting would have to be submitted to our secretary in writing and received by us at our corporate headquarters at 12150 Monument Drive, Fairfax, Virginia 22033, Curtis D. Carlson, Secretary of Infodata a reasonable time before we begin to print and mail our proxy materials. Shareholder proposals must also meet the other requirements of the SEC rules relating to shareholders proposals.

Where You Can Find More Information

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Infodata's SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document Infodata files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.



                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    Curtis D. Carlson
                                    Secretary

January 30, 2002

                              INFODATA SYSTEMS INC.

                                      PROXY

         The undersigned hereby appoints STEVEN M. SAMOWICH and CURTIS D. CARLSON, or either of them individually, with full power of substitution, to act as proxy and to represent the undersigned at the special meeting of shareholders and to vote all shares of common stock of Infodata Systems Inc. which the undersigned is entitled to vote and would possess if personally present at said meeting to be held at Infodata's corporate headquarters, 12150 Monument Drive, Fairfax, Virginia, on Friday, March 1, 2002, at 10:00 a.m. and at all adjournments thereof upon the following matters:

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL LISTED ON THE REVERSE SIDE. PROXIES ARE GRANTED THE DISCRETION TO VOTE ON ALL OTHER MATTERS THAT MAY PROPERLY BE BROUGHT BEFORE THE MEETING.

                (Continued, and to be signed on the reverse side)

              ----------------------------------------------------

         Please mark your vote as in this example:  [X]

         Proposal: To approve the Agreement and Plan of Merger, dated as of January 10, 2002, by and among Infodata Systems Inc., Science Applications International Corporation and Info Acquisition Corp. whereby:

o Info Acquisition Corp. will merge with and into Infodata Systems Inc., which will become a wholly-owned subsidiary of SAIC;

o Each outstanding share of Infodata Systems Inc. common stock will be converted into the right to receive $1.00 from SAIC; and

o The holder of each outstanding option to purchase Infodata common stock with an exercise price less than $1.00 per share will be entitled to receive cash equal to the difference between $1.00 per share and the exercise price of the option and all outstanding options and warrants to purchase Infodata common stock will be cancelled.

         FOR [   ]                AGAINST [   ]                  ABSTAIN  [   ]

                              ---------------------

         In their discretion, the proxies are authorized to vote on such other business as may come before the meeting or any adjournment or postponement thereof.

         The Board of Directors recommends a vote "FOR" the above proposal.

                                                         Change of address  [  ]

                                               I plan to attend the meeting [  ]

                                        I do not plan to attend the meeting [  ]


         Signature(s)                                Date                  ,2002
                      -----------------------------      ------------------

         Note: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

                                   APPENDIX A


                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                             INFODATA SYSTEMS, INC.,

                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION,

                                       and

                             INFO ACQUISITION CORP.







                          Dated as of January 10, 2002

                                TABLE OF CONTENTS

                                                                           Page


ARTICLE I THE MERGER..........................................................1

     1.1        The Merger....................................................1
     1.2        Closing; Effective Time.......................................2
     1.3        Effects of Merger.............................................2
     1.4        Articles of Incorporation.....................................2
     1.5        Bylaws........................................................2
     1.6        Directors and Officers........................................2

ARTICLE II EFFECT OF THE MERGER ON CAPITAL STOCK..............................3

     2.1        Conversion of Capital Stock...................................3
     2.2        Merger Consideration..........................................3
     2.3        Treatment of Options..........................................4
     2.4        Exchange......................................................4
     2.5        Withholdings; Net Payments....................................6
     2.6        Dissenting Shares.............................................6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................7

     3.1        Organization and Qualification; Subsidiaries..................7
     3.2        Authority to Execute and Perform Agreement....................8
     3.3        Binding Effect................................................8
     3.4        Capitalization................................................8
     3.5        Vote Required; Board Approval.................................9
     3.6        SEC Reports and Financial Statements..........................9
     3.7        No Material Adverse Change...................................10
     3.8        Litigation...................................................10
     3.9        Title to Properties; Absence of Liens........................11
     3.10       Compliance with Laws; Permits................................11
     3.11       Intellectual Property........................................11
     3.12       Non-Contravention............................................12
     3.13       Consents and Approvals.......................................12
     3.14       Employee Benefit Plans; ERISA................................12
     3.15       Material Contracts...........................................13
     3.16       Taxes........................................................14
     3.17       Environmental Matters........................................16
     3.18       Real Property................................................17
     3.19       Broker's Fees................................................18
     3.20       Insurance....................................................18
     3.21       Potential Conflicts of Interest..............................18
     3.22       Labor Matters................................................19
     3.23       Customers and Suppliers......................................19
     3.24       Suspension or Debarment......................................19

     3.25       Technical Data...............................................20
     3.26       Clearances...................................................20
     3.27       Fixed Price Contracts........................................20
     3.28       Full Disclosure..............................................21
     3.29       Confidentiality..............................................21

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB...........21

     4.1        Organization and Qualification; Subsidiaries.................21
     4.2        Authority to Execute and Perform Agreement...................21
     4.3        Binding Effect...............................................21
     4.4        Vote Required; Board Approval................................22
     4.5        Litigation...................................................22
     4.6        Compliance with Laws.........................................22
     4.7        Non-Contravention............................................22
     4.8        Consents and Approvals.......................................22
     4.9        Broker's Fees................................................22
     4.10       Financing....................................................23

ARTICLE V ADDITIONAL AGREEMENTS OF THE PARTIES...............................23

     5.1        Actions of the Company Pending Closing.......................23
     5.2        Stockholder Approval.........................................25
     5.3        Efforts; Consents............................................25
     5.4        Filing of Tax Returns........................................26
     5.5        Access to Records; Confidentiality...........................26
     5.6        Notification of Certain Matters..............................27
     5.7        Non-Solicitation.............................................28
     5.8        Further Assurances...........................................30
     5.9        Benefit Plans; Employee Matters..............................30
     5.10       Public Disclosure............................................30
     5.11       Satisfaction of Conditions Precedent.........................31
     5.12       Proxy Statement..............................................31
     5.13       Other Obligations of the Company.............................31
     5.14       Anti-takeover Statutes.......................................32

ARTICLE VI CONDITIONS TO CLOSING.............................................32

     6.1        Conditions to Each Party's Obligations to Consummate
                the Transactions.............................................32
     6.2        Conditions to Obligations of the Company to Consummate
                the Transactions.............................................32
     6.3        Conditions to Obligations of Parent and Merger Sub to
                Consummate the Transactions..................................33

ARTICLE VII TERMINATION......................................................35

     7.1        Termination..................................................35
     7.2        Effect of Termination........................................37
     7.3        Expenses; Termination Fees...................................37

ARTICLE VIII MISCELLANEOUS...................................................38

     8.1        Certain Definitions; Rules of Construction...................38
     8.2        No Survival of Representation and Warranties.................43
     8.3        Waivers and Amendments.......................................43
     8.4        GOVERNING LAW................................................44
     8.5        CONSENT TO JURISDICTION AND SERVICE OF PROCESS...............44
     8.6        WAIVERS OF JURY TRIAL........................................44
     8.7        Notices......................................................44
     8.8        Section Headings.............................................45
     8.9        Counterparts.................................................46
     8.10       Assignments..................................................46
     8.11       Entire Agreement; Enforceability.............................46
     8.12       Severability.................................................46


SCHEDULES

Schedule 3.1           Subsidiaries
Schedule 3.4           Capitalization
Schedule 3.6           Liabilities
Schedule 3.7           Absence of Certain Changes
Schedule 3.8           Litigation
Schedule 3.9           Title to Properties; Absence of Liens
Schedule 3.10          Compliance with Laws; Permits
Schedule 3.11          Intellectual Property
Schedule 3.12          Non-Contravention
Schedule 3.13          Consents and Approvals
Schedule 3.14          Employee Benefit Plans; ERISA
Schedule 3.15          Material Contracts
Schedule 3.16          Taxes
Schedule 3.17          Environmental Matters
Schedule 3.18          Real Property
Schedule 3.19          Broker's Fees
Schedule 3.20          Insurance
Schedule 3.21          Potential Conflicts of Interest
Schedule 3.23          Customers and Suppliers
Schedule 3.24          Suspension or Debarment
Schedule 3.25          Technical Data
Schedule 3.26          Clearances
Schedule 3.27(a)       Fixed Price Contracts

Schedule 3.27(b)       Fixed Price Bids and Proposals
Schedule 3.29          Confidentiality
Schedule 4.8           Consents and Approvals
Schedule 5.13(c)       Option Holders
Schedule 6.3(e)(ix)    Specified Contracts




EXHIBITS

Exhibit A              Form of Voting Agreement
Exhibit B              Form of Stock Option Agreement

                             INDEX OF DEFINED TERMS


Term                                                         Section

Acquisition Agreement                                        5.7
Acquisition Proposal                                         5.7
Acquisition Transaction                                      5.7
Additional Fee                                               7.3(c)
Affected Employee                                            5.9(b)
Affiliate                                                    8.1
Aggregate Acquisition Consideration                          7.3
Aggregate Merger Consideration                               8.1
Agreement                                                    Preamble
Applicable Laws                                              3.10
Articles of Merger                                           1.2
Audited Financials                                           8.1
Benefit Plan                                                 8.1
Blue Sky Laws                                                3.13
Business Day                                                 8.1
Certificate of Merger                                        1.2
Claim                                                        8.1
Closing                                                      1.2
Closing Date                                                 1.2
Code                                                         2.5
Commission                                                   1.2
Company                                                      Preamble
Company Common Stock                                         2.1
Company Material Adverse Effect                              3.1
Company Options                                              2.3(a)
Company Proposal                                             5.2
Company Required Vote                                        3.5
Company Stockholders Meeting                                 5.2
Company Stock Purchase Plan                                  2.3
Company Subsidiaries                                         3.1
DGCL                                                         Recitals
Disbursing Agent                                             2.4
Dissenting Shares                                            2.6
Effective Time                                               1.2
Environmental Costs                                          8.1
Environmental Laws                                           8.1
Environmental Matter                                         8.1
ERISA                                                        3.14
ESPP Right                                                   2.3
Exchange Act                                                 3.6

Term                                                         Section

Exchange Documentation                                       2.4
Exchange Fund                                                2.4
Expenses                                                     7.3
Facilities                                                   8.1
FAR                                                          3.23
Financial Advisor                                            5.7
GAAP                                                         3.6
Governmental Body                                            8.1
Government Agency                                            8.1
Hazardous Substances                                         8.1
In-the-Money Optionholder                                    2.4
In-the-Money Options                                         2.3
Intellectual Property                                        8.1
IPMS Contract                                                6.3(e)
IRS                                                          3.14
Knowledge                                                    8.1
Leased Real Property                                         3.18(b)
Legal Proceedings                                            3.8
Liabilities                                                  3.6(c)
Lien                                                         8.1
Material Contracts                                           8.1
Merger                                                       Recitals
Merger Sub                                                   Preamble
Notice                                                       5.7
Option Grant Values                                          8.1
Option Holder                                                2.2(b)
Option Holders                                               2.2(b)
Orders                                                       3.10
Out-of-the-Money Options                                     2.3
Parent                                                       Preamble
Parent Subsidiaries                                          2.1(b)
Per Share Merger Consideration                               8.1
Permits                                                      3.10
Permitted Liens                                              3.9
Person                                                       8.1
Real Property Leases                                         3.18(b)
Representatives                                              5.7
SEC                                                          3.6
SEC Reports                                                  3.6
Securities Act                                               3.6
Stock Option Agreement                                       Recitals
Stockholder                                                  2.1
Stockholders                                                 2.1

Term                                                         Section

Subsidiary                                                   8.1
Superior Proposal                                            5.7(d)
Surviving Corporation                                        1.1
Tangible Net Worth                                           8.1
Tax                                                          8.1
Tax Return                                                   8.1
Termination Fee                                              7.3
Termination Payment                                          7.3
Transaction Documents                                        8.1
Transactions                                                 3.2
Voting Agreement                                             Recitals
Voting Stockholders                                          Recitals
VSCA                                                         Recitals
Weighted Average Exercise Price                              8.1

                          AGREEMENT AND PLAN OF MERGER

       AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of January 10, 2002, by and among SCIENCE APPLICATIONS INTERNATIONAL CORPORATION, a Delaware corporation ("Parent"), INFODATA SYSTEMS INC., a Virginia corporation (the "Company"), and INFO ACQUISITION CORP., a Delaware corporation and direct, wholly-owned subsidiary of Parent ("Merger Sub").

                              W I T N E S S E T H :
                              - - - - - - - - - -

       WHEREAS, the respective Boards of Directors of the Company and Merger Sub have each approved the merger of Merger Sub with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the "Merger"), on the terms and conditions contained herein and in accordance with the Virginia Stock Corporation Act (the "VSCA") and the Delaware General Corporation Law (the "DGCL"), and have determined that the Merger and the transactions contemplated herein are advisable and in the best interest of their respective corporations and stockholders.

       WHEREAS, as a condition and inducement to Parent's willingness to enter into this Agreement, (i) Parent, the Company and certain of the Company's stockholders (the "Voting Stockholders") are entering into a voting agreement and irrevocable proxy, dated as of the date hereof, substantially in the form as that attached hereto as Exhibit A (the "Voting Agreement"), pursuant to which the Voting Stockholders have agreed, among other things, to vote the shares of Company Common Stock held by them in favor of the adoption of this Agreement; and (ii) Parent and the Company are entering into a stock option agreement, dated as of the date hereof, substantially in the form as that attached hereto as Exhibit B (the "Stock Option Agreement"), pursuant to which the Company is granting to Parent an option to purchase shares of Company Common Stock.

       WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe various conditions to the Merger.

       NOW THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

       1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the applicable provisions of the VSCA and the DGCL and in accordance with this Agreement, and the separate existence of Merger Sub shall cease. The Company shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation"), and shall continue under the laws of Virginia. As a result of the Merger, the Company shall become a direct, wholly-owned subsidiary of Parent.

       1.2 Closing; Effective Time. Subject to the satisfaction or waiver of all of the conditions to Closing contained in Article VI, the closing of the Merger (the "Closing"), shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, 1001 Pennsylvania Avenue, N.W., Washington, D.C. 20004, as soon as practicable (but not later than 5 business days) after the satisfaction or waiver of the conditions to Closing contained in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), unless another date or place is agreed to in writing by the parties hereto. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date." As soon as is practicable after the Closing, the parties hereto shall cause the Merger to be consummated by delivering to (i) the State Corporation Commission of the Commonwealth of Virginia (the "Commission") articles of merger (the "Articles of Merger") and (ii) the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger"), in each case, in such form as required by, and executed and acknowledged in accordance with, the relevant provisions of the VSCA and DGCL, as applicable. The Merger shall become effective as of the date and at such time (the "Effective Time") as (i) the Certificate of Merger is filed with the Secretary of State of the State of Delaware and (ii) the Articles of Merger are filed with and accepted by the Commission, in each case, with respect to the Merger.

       1.3 Effects of Merger. The Merger shall have the effects set forth in the applicable provisions of the VSCA and DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

       1.4 Articles of Incorporation. The Articles of Incorporation of the Company in effect immediately prior to the Effective Time shall become, from and after the Effective Time, the Articles of Incorporation of the Surviving Corporation, until amended or repealed in accordance with the terms thereof and with Applicable Laws.

       1.5 Bylaws. The Bylaws of the Company in effect immediately prior to the Effective Time shall become, from and after the Effective Time, the Bylaws of the Surviving Corporation, until thereafter amended or repealed in accordance with the terms thereof and with Applicable Laws.

       1.6 Directors and Officers. The directors and officers of Merger Sub immediately prior to the Effective Time shall become, from and after the Effective Time, the directors and officers of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualify, or they resign or are removed.

                                   ARTICLE II

                      EFFECT OF THE MERGER ON CAPITAL STOCK

       2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the parties or the registered holders of any shares of capital stock of the Company (each a "Stockholder," and collectively, the "Stockholders"):

       (a) Each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub shall be converted into and become one fully paid and non-assessable share of common stock, par value $0.03 per share, of the Surviving Corporation.

       (b) Each issued and outstanding share of the Company's Common Stock, par value $0.03 per share (the "Company Common Stock"), held by the Company or any Company Subsidiary as treasury stock, and each issued and outstanding share of Company Common Stock owned by Parent, Merger Sub or any other Subsidiary of Parent (collectively, the "Parent Subsidiaries") shall automatically be canceled and retired and shall cease to exist, and no other consideration shall be delivered in exchange therefor.

       (c) Each issued and outstanding share of Company Common Stock, other than
(i) Company Common Stock to be canceled in accordance with clause (b) above, and
(ii) Dissenting Shares (as defined in Section 2.6), shall be converted into the right to receive an amount in cash, without interest, equal to the Per Share Merger Consideration, payable to the registered holder thereof, upon satisfaction of the exchange procedures set forth in this Article II. At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each registered holder of shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the merger consideration, without interest.

       (d) The parties shall accomplish the foregoing by means of the Merger, and the amount, timing, and form of consideration to be paid to Stockholders, and the manner of such payment, shall be as set forth in this Article II.

       2.2 Merger Consideration. Immediately subsequent to the Effective Time on the Closing Date, upon complying with the procedures set forth in Section 2.4, Parent shall pay, or cause the Surviving Corporation or other Company Subsidiary to pay, to:

       (a) Each Stockholder entitled to receive a payment pursuant to Section 2.1(c), an amount in cash, without interest, equal to (i) the number of shares of Company Common Stock registered in the name of such Stockholder immediately prior to the Effective Time multiplied by (ii) the Per Share Merger Consideration; and

       (b) Each holder of a Company Option (each an "Option Holder" and, collectively, the "Option Holders") entitled to receive a payment pursuant to
Section 2.3, an amount in cash equal to (i) the number of shares of Company Common Stock issuable pursuant to In-the-Money Options held by such Option Holder immediately prior to the Effective Time, multiplied by (ii) the difference of (A) the Per Share Merger Consideration minus (B) the Weighted Average Exercise Price of the In-the-Money Options held by such Option Holder.

       2.3 Treatment of Options.

       (a) The Company shall use its reasonable best efforts, subject to any necessary consents being received from the subject Option Holder, to cause: (i) each option and warrant granted by the Company to purchase shares of Company Common Stock (the "Company Options") with an exercise price per share equal to or greater than $1.00 (the "Out-of-the-Money Options") to be irrevocably cancelled as of the Effective Time; and (ii) each Company Option outstanding with an exercise price per share less than $1.00 (the "In-the-Money Options") to be fully vested and converted immediately prior to the Effective Time into the right to receive an amount in cash, without interest, equal to (x) the excess of the Per Share Merger Consideration over such exercise price per share of Company Common Stock subject to such In-the-Money Option multiplied by (y) the number of shares of Company Common Stock subject to such In-the-Money Option immediately prior to the Effective Time. The Company shall use its reasonable best efforts to take all action necessary to attempt to give effect to this Section 2.3 in full (including, without limitation, using its reasonable best efforts to attempt to obtain consents from the holders of Company Options to the cancellation or conversion thereof, as applicable, in accordance with this
Section 2.3).

       (b) Promptly after the date of this Agreement, the Company shall cause the adoption and approval of appropriate changes to the Company 1997 Employee Stock Purchase Plan (the "Company Stock Purchase Plan") in order to result in no Company stock purchase rights (each, an "ESPP Right") granted under the Company Stock Purchase Plan to be in effect as of January 10, 2002.

       2.4 Exchange.

       (a) Prior to the Effective Time, Parent shall appoint a bank or trust company reasonably satisfactory to the Company to act as disbursing agent (the "Disbursing Agent") for the payment of the Aggregate Merger Consideration in accordance with this Section 2.4 to the Stockholders and In-the-Money Optionholders. At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Disbursing Agent in trust for the benefit of the Stockholders and In-the-Money Optionholders an amount in cash equal to the Aggregate Merger Consideration (such amount being hereinafter referred to as the "Exchange Fund").

       (b) The Disbursing Agent shall invest the Exchange Fund, as the Parent directs, in direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of all principal and interest or commercial paper obligations receiving the highest rating from either Moody's Investors Service, Inc. or Standard & Poor's, a division of The McGraw Hill Companies, or a combination thereof, provided that, in any such case, no such instrument shall have a maturity exceeding three months. Any net profit resulting from, or interest or income produced by, such investments shall be payable to Parent. The Exchange Fund shall not be used for any other purpose except as provided in this Agreement.

       (c) Promptly after the Effective Time, Parent shall cause the Disbursing Agent to mail to each person who was a Stockholder as of the Effective Time, and whose shares were converted into the right to receive merger consideration pursuant to Section 2.2, and/or a holder of an In-the-Money Option (an "In-the-Money Optionholder"), whose interests in each such option was converted into the right to receive merger consideration pursuant to Section 2.2, a form of letter of transmittal (which shall specify that legal delivery of their shares of Common Stock and interests in the In-the-Money Options shall be effected, and risk of loss and title shall pass, only upon proper delivery of the letter of transmittal and other evidence of ownership specified therein (the "Exchange Documentation") to the Disbursing Agent) and instructions for use in effecting the surrender thereof in exchange for payment of the merger consideration. Upon delivery to the Disbursing Agent of the Exchange Documentation, together with such other documents as may be reasonably required by the Disbursing Agent, the exchanging person or entity shall be paid promptly in exchange therefor cash in an amount equal to (i) in the case of Common Stock, the product of the number of shares of Company Common Stock represented by such Exchange Documentation delivered to the Disbursing Agent, multiplied by the Per Share Merger Consideration, and (ii) in the case of In-the-Money Options, the number of shares of Company Common Stock issuable pursuant to In-the-Money Options represented by Exchange Documentation delivered to the Disbursing Agent, multiplied by the difference of (A) the Per Share Merger Consideration minus (B) the Weighted Average Exercise Price of such In-the-Money Options. Any Company Common Stock or Company Options tendered to the Disbursing Agent pursuant to this Section 2.4 shall forthwith be canceled. No interest will be paid or accrued on the cash payable upon the surrender of the Exchange Documentation.

       (d) If payment is to be made to a Person other than a registered Stockholder or an In-the-Money Optionholder, then it shall be a condition of payment of the merger consideration to that Person that the Exchange Documentation be properly endorsed or otherwise be in proper form for transfer of the securities represented thereby and that the Person requesting such payment pay any transfer or other Taxes required by law to be paid as a result of the payment to a Person other than the registered Stockholder or the In-the-Money Optionholder or establish to the satisfaction of the Surviving Corporation that such Tax has been paid or is not otherwise applicable.

       (e) At and after the Effective Time, there shall be no registration of transfers of shares of Company Common Stock which were outstanding immediately prior to the Effective Time on the stock transfer books of the Surviving Corporation. At the close of business on the day of the Effective Time, the stock ledger of the Company shall be closed.

       (f) At any time more than one (1) year after the Effective Time, Parent shall be entitled to require the Disbursing Agent to deliver to it any funds which had been made available to the Disbursing Agent and not disbursed in exchange for the securities represented by the Exchange Documentation (including, without limitation, all interest and other income received by the Disbursing Agent in respect of all such funds). Thereafter, Stockholders and In-the-Money Optionholders shall look only to Parent (subject to the terms of this Agreement, abandoned property, escheat and other similar laws) as general creditors thereof with respect to any merger consideration that may be payable, without interest, upon due surrender of the

Exchange Documentation held by them. If the Exchange Documentation shall not have been surrendered prior to five (5) years after the Effective Time (or immediately prior to such time on which any payment in respect hereof would otherwise escheat to or become the property of any governmental unit or agency), the payment in respect of such Exchange Documentation shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, the Company, the Surviving Corporation nor the Disbursing Agent shall be liable for any merger consideration properly delivered to a public official pursuant to any applicable abandoned property, escheat or other similar law.

       2.5 Withholdings; Net Payments. Notwithstanding anything in this Agreement to the contrary, any amount paid to Stockholders or Option Holders pursuant to this Agreement that are not United States Persons, as defined in
Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), shall be net of all applicable Federal, state and local withholding Taxes, as determined by the Surviving Corporation. Parent or Surviving Corporation shall withhold and remit, and the Parent shall cause the Disbursing Agent to withhold and remit, to the appropriate taxing authority all such withholding Taxes due in connection with the payments made by it, and such remittance shall be deemed a payment of amounts owed to any Person entitled to payment pursuant to this Agreement. Any payment to non-employee Option Holders shall be at the minimum withholding amount required by Applicable Laws. Prior to the Effective Time, the Company shall use its reasonable best efforts to take such actions as shall be necessary to allow Parent or the Disbursing Agent to comply with this Section 2.5.

       2.6 Dissenting Shares.

       (a) Notwithstanding anything contained in this Agreement to the contrary, shares of Company Common Stock that are held by any Stockholder who has not voted in favor of the Merger or consented thereto in writing, and who has demanded appraisal rights in accordance with the VSCA (the "Dissenting Shares") shall not be converted into the right to receive the merger consideration, but shall become the right to receive such consideration as may be determined to be due in respect of such Dissenting Shares pursuant to the VSCA; provided, however, that any holder of Dissenting Shares who shall have failed to perfect or shall have withdrawn or lost his or her rights to appraisal of such Dissenting Shares, in each case under the VSCA, shall forfeit the right to appraisal of such Dissenting Shares, and such Dissenting Shares shall be deemed to have been converted into the right to receive, as of the Effective Time, cash in an amount equal to the product of the number of such Dissenting Shares multiplied by the Per Share Merger Consideration, without interest.

       (b) The Company shall give Parent (i) prompt notice of any demands for appraisal, and any withdrawals of such demands, received by the Company and any other related instruments served pursuant to the VSCA and received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the VSCA. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

       The Company represents and warrants to Parent and Merger Sub as follows:

       3.1 Organization and Qualification; Subsidiaries.

       (a) The Company and each Subsidiary of the Company (collectively, the "Company Subsidiaries") is a corporation, partnership or other legal entity duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has requisite power and authority and governmental approvals to own, lease and operate its properties and to carry on its business as currently conducted. The Company and each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification or licensing, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect. "Company Material Adverse Effect," as used in this Agreement, shall mean any change, effect, event or occurrence that is materially adverse to the condition (financial or otherwise), assets, properties, business or operations of the Company and the Company Subsidiaries, taken as a whole. The copies of the Articles of Incorporation and Bylaws (or equivalent organizational documents) of the Company and each Company Subsidiary previously delivered to Parent or its counsel are complete and correct.

       (b) Schedule 3.1 sets forth the name, type of entity, jurisdiction, date of incorporation, formation or organization, the officers and directors, the authorized stock, partnership capital or equivalent ownership interests, the number and type of issued and outstanding shares of capital stock, partnership interests or similar ownership interests, the current owners of the equity and their respective ownership interests therein of each Company Subsidiary and each other corporation or entity in which the Company directly or indirectly owns or has the power to vote capital stock or other ownership interests, and the jurisdictions in which each entity is qualified to do business as a foreign corporation or other foreign entity, each as of the date of the Agreement. The Company does not directly or indirectly own any interest in any other person or entity. The respective minute books, or comparable records, of the Company and each of the Company Subsidiaries contain true and complete records of all meetings and consents in lieu of meetings of their Boards of Directors or similar governing bodies (and any committees thereof) and of their stockholders (or partners or members) since the times of their respective incorporation or formation, and accurately reflect all transactions referred to in such minutes and consents in lieu of meeting in all material respects. The stock books (or analogous ownership records) of the Company and each of the Company Subsidiaries are true and complete. True and complete copies of all of the foregoing, have been delivered to, or, to the extent not requested to be delivered, have been made available for inspection by, Parent.

       3.2 Authority to Execute and Perform Agreement. The Company has the requisite power and all authority required to enter into, execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (collectively, the "Transactions"). The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action.

       3.3 Binding Effect. This Agreement has been validly executed and delivered by the Company and, assuming the due execution and delivery hereof by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles (regardless of whether such enforceability is considered in equity or at law).

       3.4 Capitalization.

       (a) As of the date hereof, (i) 12,000,000 shares of Company Common Stock, par value $0.03 per share, are authorized, of which 4,791,210 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and which are owned of record by the Persons and in the amounts set forth on Schedule 3.4, (ii) 340,000 shares of Preferred Stock, par value $1.00 per share, are authorized, of which no shares of Preferred Stock are outstanding, and (iii) 2,261,000 shares of Company Common Stock are reserved for issuance upon the exercise of the Company Options by the Persons and in the amounts set forth in Schedule 3.4. The Company has no other authorized, issued or outstanding class of capital stock.

       (b) Immediately after giving effect to the Merger, Parent will own free and clear of any Liens all of the outstanding capital stock of the Surviving Corporation (except for Liens that may attach by reason of the Surviving Corporation's ownership thereof). Except as set forth in Schedule 3.4, there are no obligations, contingent or otherwise, of the Company or a Company Subsidiary, to repurchase, redeem or acquire shares of the Company or a Company Subsidiary.

       (c) Except as set forth on Schedule 3.4, there are no existing options, rights, subscriptions, warrants, unsatisfied preemptive rights, calls or commitments relating to (i) the authorized and unissued capital stock of the Company or any Company Subsidiary, or (ii) any securities or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire from the Company or any Company Subsidiary, any shares of capital stock of the Company or any Company Subsidiary and no such convertible or exchangeable securities or obligations are outstanding.

       (d) Each outstanding share of capital stock of each Company Subsidiary is validly issued, fully paid and non-assessable and each such share owned by the Company or another Company Subsidiary is free and clear of Liens. All outstanding shares of Company Common Stock were issued in compliance with all applicable federal and state securities laws.

       3.5 Vote Required; Board Approval. (a) The only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger is the affirmative vote of the holders of more than two-thirds of the outstanding shares of Company Common Stock (the "Company Required Vote"). The Board of Directors of the Company, by resolutions duly adopted at a meeting duly called and held at which a quorum was present or by the unanimous written consent in lieu of such a meeting, has approved this Agreement, the Merger and the Transactions in accordance with the requirements of the VSCA which approval satisfies in full the requirement in Section 13.1-725.1 of the VSCA that the Merger be approved by the affirmative vote of a majority (but not less than two) of the disinterested directors and the requirement of Section 13.1-718 of the VSCA that the Merger be adopted by the Board of Directors.

       (b) Investec PMG Capital has delivered a "fairness opinion" to the Company to the effect that the Per Share Merger Consideration to be received by the Stockholders pursuant to this Agreement is fair from a financial point of view to such Persons.

       3.6 SEC Reports and Financial Statements.

       (a) Each form, report, schedule, registration statement, definitive proxy statement, exhibit and any other document filed by the Company with the Securities and Exchange Commission (the "SEC") since January 1, 1997 (as such documents have been amended prior to the date hereof, the "SEC Reports"), as of their respective dates, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act") and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). None of the SEC Reports, as of their respective dates, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified or superseded by subsequent filings prior to the date hereof. The Company has made available to Parent true, accurate and complete copies of all of the SEC Reports.

       (b) The consolidated financial statements of the Company and the Company Subsidiaries included in such SEC Reports and any notes related thereto comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited interim financial statements, as permitted by Form 10-QSB of the SEC) and fairly present in all material respects (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end adjustments none of which are or will be material in amount, individually or in the aggregate) the consolidated financial position of the Company and the Company

Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since January 1, 1997, the Company has timely filed with the SEC all forms, reports and other documents required to be filed prior to the date hereof, and no Company Subsidiary has filed, or been required to file, any form, report or other document with the SEC, in each case, pursuant to the Securities Act or the Exchange Act.

       (c) Except as set forth on Schedule 3.6, neither the Company nor any of the Company Subsidiaries have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency or obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, whether or not of a kind required by GAAP to be set forth on a financial statement or in the notes thereto ("Liabilities"), that were not fully and adequately reflected or reserved against on the balance sheet or described in the notes to the Audited Financials, including, without limitation, those relating to environmental and occupational safety and health matters, that, alone or in the aggregate, could result in claims against, obligations of or liabilities to the Company or any of the Company Subsidiaries which are reasonably likely to have a Company Material Adverse Effect. Except as set forth on Schedule 3.6, neither the Company nor any Company Subsidiary has any Knowledge of any circumstance, condition, event or arrangement that may hereafter give rise to any Liabilities which are reasonably likely to have a Company Material Adverse Effect.

       3.7 No Material Adverse Change. Except as set forth on Schedule 3.7, since September 30, 2001, the Company and the Company Subsidiaries have conducted their respective businesses in the ordinary course, consistent with past practice, and there has been no change in the business, properties, assets, reasonably anticipated prospects, operations or condition (financial or otherwise) of the Company or any of the Company Subsidiaries which has resulted or reasonably could be expected to result in or which the Company or any Company Subsidiary has reason to believe could reasonably be expected to result in a Company Material Adverse Effect, and neither the Company nor any of the Company Subsidiaries has any Knowledge of any such change that is threatened, nor has there been any damage, destruction or loss affecting the assets, properties, business, reasonably anticipated prospects, operations or condition (financial or otherwise) of the Company or any of the Company Subsidiaries, whether or not covered by insurance which has resulted or reasonably could be expected to result in or which the Company or any Company Subsidiary has reason to believe could reasonably be expected to result in a Company Material Adverse Effect. Except as set forth on Schedule 3.7, from September 30, 2001, neither the Company nor any of the Company Subsidiaries has taken, directly or indirectly, any of the actions identified in Section 5.1.

       3.8 Litigation. Except as set forth on Schedule 3.8 or in any SEC Report, there are no judicial, governmental, administrative or arbitral actions, suits or proceedings or investigations (collectively, "Legal Proceedings") pending or, to the Knowledge of the Company or any Company Subsidiary, threatened against or involving the Company, any Company Subsidiary, or any of their respective property or assets. Except as set forth on Schedule 3.8, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Company or any Company Subsidiary.

       3.9 Title to Properties; Absence of Liens. The Company and each Company Subsidiary have good title to all of their respective assets and properties, whether real, personal or fixed, free and clear of all Liens, except (i) for Liens set forth on Schedule 3.9 hereto, (ii) for Liens for Taxes not yet due and payable or which the Company or any Company Subsidiary is contesting in good faith and for which adequate reserves have been established, (iii) for such properties and assets as may have been sold since the date hereof in the ordinary course of business, and (iv) for Liens not securing debt that do not materially detract from the value or materially interfere with the use of the property subject thereto (collectively, "Permitted Liens").

       3.10 Compliance with Laws; Permits. Neither the Company nor any Company Subsidiary is in violation of, default under, or conflict with, any applicable order, judgment, injunction, award, decree or writ of any Governmental Body or court of competent jurisdiction (collectively, "Orders") or any applicable Federal, state or local law, regulation, code, statute, rule, Order, judgment, decree or other requirement of a Governmental Body applicable to their businesses, properties, assets and operations (including, without limitation, those relating to wages and hours, record keeping, customs, export control, possession of classified information or zoning) (collectively, "Applicable Laws"), except for any such violations that would not, individually or in the aggregate, have a Company Material Adverse Effect. Schedule 3.10 correctly lists all licenses, franchises, permits, authorizations, orders, registrations and approvals of, and all required registrations with, any Governmental Bodies which are material to or necessary for the lawful conduct of the businesses of the Company and each of the Company Subsidiaries or material to or necessary for the intended use of any properties of the Company or any of the Company Subsidiaries (collectively, "Permits"). Except as set forth on Schedule 3.10, the Company and each Company Subsidiary are in compliance with the terms of such Permits, except where the failure to have, or to comply with, such Permits would not, individually or in the aggregate, have a Company Material Adverse Effect. Such Permits are in full force and effect; no material violations are or have been recorded in respect of any Permit; and no proceeding is pending or, to the Knowledge of the Company and the Company Subsidiaries, threatened, to revoke or limit any Permit.

       3.11 Intellectual Property. Schedule 3.11 sets forth all material Intellectual Property owned by the Company or any Company Subsidiary, all applications for any of the foregoing, and all material permits, grants and licenses relating to any of the foregoing under which the Company or any Company Subsidiary is a licensee or a licensor, except such licenses, sublicenses and other agreements relating to off-the-shelf software which is commercially available on a retail basis. Except as set forth on Schedule 3.11: (i) none of the Intellectual Property, products or services owned, used, sold or licensed by the Company or any Company Subsidiary infringes upon or otherwise violates any intellectual property rights of others and to the Knowledge of the Company and the Company Subsidiaries, no other person's, firm's or corporation's operations conflict with the use and registration of the Intellectual Property; (ii) as of the date hereof, no litigation is pending, neither the Company nor any Company Subsidiary has received written notice of any Claim contesting the right of the Company or any Company Subsidiary to use or sell, license or make available to any Person any of the Company's products or services, and to the Knowledge of the Company and the Company Subsidiaries, threatened against or by the Company or any Company Subsidiary claiming a conflict by the Company or any of the Company Subsidiaries with the Intellectual Property; (iii) neither the Company nor any of the Company Subsidiaries has notice of any adversely held patent, invention, copyright, trademark, service mark or trade name of any other person or notice of any claim of any other person relating to any of the Intellectual Property listed on Schedule 3.11, and neither the Company nor any of the Company Subsidiaries has any Knowledge of any reasonable basis for any such charge or claim, and (iv) the Company and the Company Subsidiaries own the Intellectual Property free and clear of all Liens.

       3.12 Non-Contravention. The execution and delivery of this Agreement and the Transaction Documents by the Company, the performance by the Company of its obligations hereunder and thereunder, and the consummation of the Transactions by the Company will not (i) violate or conflict with any provision of the Articles of Incorporation or Bylaws of the Company or equivalent organizational documents of any other Company Subsidiary, (ii) except as set forth on Schedule
3.12 and subject to obtaining the consents, approvals and authorizations or making such filings or giving such notices referred to in Section 3.13 and on
Schedule 3.13, materially violate, conflict with or result in the breach of any provision of, or result in a modification of or otherwise entitle any party to terminate, accelerate, amend, cancel or constitute (whether after the filing of notice or lapse of time or both) a default under or impair or alter the rights of the Company, any Company Subsidiary or any third party under, any Material Contract or Company Option to which the Company or any Company Subsidiary is a party or by which or to which any of the Company's or any of the Company Subsidiaries' assets or properties may be bound or subject, (iii) subject to the exceptions set forth in Section 3.13 and on Schedule 3.13, materially violate any Applicable Laws, (iv) materially violate or result in the revocation or suspension of any Permit or (v) result in the creation or imposition of any material Lien upon any of the property or assets of the Company or any of the Company Subsidiaries pursuant to any provision of, any contract or Lien.

       3.13 Consents and Approvals. Except for (i) those consents, approvals, authorizations, filings or notices set forth on Schedule 3.13, (ii) applicable requirements of the Securities Act, the Exchange Act or state securities or "blue sky" laws ("Blue Sky Laws"), and (iii) the Articles of Merger, no consent, approval or authorization of, filing with, or notice to, any Governmental Body is required by the Company or any Company Subsidiary in connection with the execution, delivery and performance by the Company of this Agreement, each and every agreement contemplated hereby, and the consummation by the Company of the Transactions.

       3.14 Employee Benefit Plans; ERISA. Set forth on Schedule 3.14 is a true and complete list of each Benefit Plan sponsored, maintained, or contributed to, or required to be contributed to by the Company or any Company Subsidiary, in which present or former employees of the Company or any Company Subsidiary participate, or with respect to which the Company or any of the Company Subsidiaries has any liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.

       Except as disclosed on Schedule 3.14: (A) each of the Company's Benefit Plans and each Company Subsidiary's Benefit Plans have been maintained and are in compliance with the terms of such Benefit Plans and all Applicable Laws, including, without limitation, the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (B) each of the Company's Benefit Plans and each Company Subsidiary's Benefit Plans intended to be "qualified" within the meaning of
Section 401(a) of the Code have been determined by the Internal Revenue Service (the "IRS") to be so qualified and, to the Knowledge of the Company, and the Company Subsidiaries, no event or circumstance has occurred since the date of such determination which would jeopardize the qualification of any of the Company's Benefit Plans or any Company Subsidiary's Benefit Plans; and (C) none of the Company's Benefit Plans or Company Subsidiary's Benefit Plans is subject to Title IV of ERISA.

       3.15 Material Contracts.

       (a) Set forth on Schedule 3.15 is a true and complete list of all Material Contracts, in each case as amended to date. All Material Contracts have been delivered to, or, to the extent not requested to be delivered, have been made available for inspection by, the Parent.

       (b) Except as set forth on Schedule 3.15, each Material Contract constitutes a valid and binding obligation of the Company or a Company Subsidiary, as the case may be, is in full force and effect and is enforceable against the Company or a Company Subsidiary, as the case may be, in accordance with its terms, except to the extent such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights, and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Company and each of the Company Subsidiaries have either paid in full all amounts due thereunder which are due and payable or accrued in accordance with GAAP, all amounts due to others thereunder (and have properly recognized revenues due from others thereunder), and have satisfied in full or accrued all of their liabilities and obligations thereunder which are due and payable, except amounts or liabilities disputed in good faith by the Company or any of the Company Subsidiaries for which adequate reserves have been set aside. Neither the Company nor any Company Subsidiary is in default under any Material Contract, nor to the Knowledge of the Company and the Company Subsidiaries, does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder. To the Knowledge of the Company and the Company Subsidiaries, no other party to any such Material Contract is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder. Neither the Company nor any of the Company Subsidiaries has Knowledge that any person intends to terminate (whether for cause or convenience) or default under any Material Contract before its stated term, if any. Except as set forth on
Schedule 3.15, neither the Company nor any of the Company Subsidiaries has any Knowledge of a claim for non-performance of any Material Contract, pending or threatened, by any Governmental Body. There are no pending renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable under any Material Contract, and no person has made a written demand for any such renegotiation. Except as separately identified on
Schedule 3.15, no approval or consent of any person is needed in order that the contracts and other agreements set forth or required to be set forth on Schedule
3.15 or on any other Schedule
continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

       3.16 Taxes. Except as set forth in Schedule 3.16:

       (a) Filing of Tax Returns. The Company and each Company Subsidiary have timely filed, or have had timely filed on their behalf, with the appropriate Taxing authorities all Tax Returns in respect of Taxes required to be filed by them. The Tax Returns filed (including any amendments thereof) are complete and accurate in all material respects. The Company and each Company Subsidiary have not requested any extension of time within which to file any Tax Return in respect of any Taxes, which Tax Return has not since been filed in a timely manner. To the Knowledge of the Company, no claim has ever been made by any Taxing authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns, or has Tax Returns filed on their behalf, that they are or may be subject to taxation by that jurisdiction, or liable for Taxes owing to that jurisdiction. Schedule 3.16 lists all federal, state, local and foreign income Tax Returns filed (including, but not limited to, income, franchise, capital, net worth, sales, use, payroll, excise and ad valorem tax) with respect to the Company and each Company Subsidiary for taxable periods ended on or after December 31, 1997. The Company and each Company Subsidiary have delivered to the Parent complete, correct and accurate copies of their foreign, federal, state and local Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company and each Company Subsidiary for the years ended December 31, 1997, 1998, 1999 and 2000.


       (b) Payment of Taxes. All Taxes owed by the Company and each Company Subsidiary (whether or not shown as due on any Tax Returns) have been paid in full or adequate reserves on their respective books and/or records have been established. The Company and each Company Subsidiary have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. The Company has made all required estimated Tax payments sufficient to avoid any underpayment penalties. The unpaid Taxes of the Company and each Company Subsidiary (A) do not, as of the Closing Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect the timing differences between book and Tax income) set forth on the face of the Company's and each Company Subsidiary's most recent balance sheets (rather than any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and each Company Subsidiary in filing, or having filed on their behalf, their Tax Returns. The charges, accruals and reserves on the books of the Company and each Company Subsidiary in respect of any liability for Taxes (x) based on or measured by net income for any years not finally determined, (y) with respect to which the applicable statute of limitations has not expired or (z) that has been previously deferred, are adequate to satisfy any assessment for such Taxes for any such years.

       (c) Audits, Investigations or Claims. There is no dispute or claim which has not been resolved concerning any Tax liability of the Company or any Company Subsidiary either (A) claimed or raised by any Taxing authority in writing or
(B) as to which any of the
directors and officers (and employees responsible for Tax matters) of the Company or any Company Subsidiary has knowledge based upon personal contact with any agent of such Taxing authority. Audits of foreign, federal, state and local Tax Returns by the relevant Taxing authorities are currently ongoing where indicated for the periods set forth on Schedule 3.16 and, except as set forth in such Schedule, the Company and each Company Subsidiary have not been notified in writing that any of these Taxing authorities intends to audit a Tax Return for any other period. Neither the Company nor any Company Subsidiary has executed any outstanding waivers or consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

       (d) Lien. There are no encumbrances for Taxes (other than for current Taxes not yet due and payable) on any assets of the Company or any Company Subsidiary.

       (e) Tax Elections. The Company and each Company Subsidiary (i) have not agreed, or are required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise; (ii) have not made an election pursuant to Code Sections 338 or 336(e) or the regulations thereunder or any comparable provisions of any foreign or state or local income tax law;
(iii) are not subject to any constructive elections under Code Section 338 or the regulations thereunder; (iv) have not made any payments, are obligated to make any payments, or are a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under ss.280G and ss.162(m) of the Code; and (v) have not made any of the foregoing elections or are required to apply any of the foregoing rules under any comparable state or local income Tax provision.

       (f) Prior Affiliated Groups. The Company and each Company Subsidiary (A) have never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code (other than a group the common parent of which was the Company) and (B) do not have any liability for the Taxes of any person (other than any of the Company and the Company Subsidiaries) under Treas. Reg. ss.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither the Company nor any Company Subsidiary is a successor to any other person by way of merger, reorganization or similar transaction.

       (g) Tax Sharing Agreements. Neither the Company nor any Company Subsidiary is a party to any Tax allocation, indemnity or sharing or similar agreement.

       (h) Net Operating Losses and General Business Credit. As of September 30, 2001, the net operating loss carryforward of the Company for federal income Tax purposes was not less than $13,100,000, and, as of December 31, 2000, the General Business Credit carryforward was not less than $170,792, and except as set forth on Schedule 3.16, to the Knowledge of the Company, the Company is not subject to any limitations, under Sections 382, 383 and 384 of the Code and restrictions under the consolidated return regulations pursuant to Section 1502 of the Code or provisions of state laws affecting such net operating loss carryforwards for state income tax or state franchise tax purposes, on its ability to use the net operating loss carryforward other than those under the Code or otherwise that may arise as a result of the Transactions.

       (i) Section 355. Neither the Company nor any Company Subsidiary has distributed the stock of a "controlled corporation" (within the meaning of that term as used in Section 355(a) of the Code) in a transaction subject to Section 355 of the Code within the past two years.

       (j) Partnerships. Neither the Company nor any Company Subsidiary owns an interest in a partnership for Tax purposes.

       (k) Neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in any method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law);
(B) closing agreement as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) deferred intercompany gain or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law);
(D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

       3.17 Environmental Matters. Except as set forth on Schedule 3.17: (i) the Company and each Company Subsidiary are in compliance in all material respects with applicable Environmental Laws; (ii) the Company and each Company Subsidiary have all Permits required pursuant to Environmental Laws and are in compliance in all material respects with the terms thereof; (iii) to the Knowledge of the Company and the Company Subsidiaries, there are no past or present events, activities, practices, incidents, actions or plans in connection with the operations of the Company or any Company Subsidiary which have given rise to or are reasonably likely to give rise to any material liability on the part of the Company or any Company Subsidiary under any Environmental Law; (iv) neither the Company nor any Company Subsidiary has generated, used, transported, treated, stored, released or disposed of, or has suffered or permitted anyone else to generate, use, transport, treat, store, release or dispose of any Hazardous Substance in violation of any Environmental Laws; (v) there has not been any generation, use, transportation, treatment, storage, release or disposal of any Hazardous Substance in connection with the conduct of the business of the Company or any Company Subsidiary or the use of any property or facility by the Company or any Company Subsidiary, or to the Knowledge of Company and all Company Subsidiaries, any nearby or adjacent properties, in each case, which has created or might reasonably be expected to create any material liability under any Environmental Law or which would require reporting to or notification of any Governmental Body; and (vi) to the Knowledge of the Company and the Company Subsidiaries, no asbestos containing materials or polychlorinated biphenyl or underground storage tank is contained in or located at any facility now or previously owned or leased by the Company or any Company Subsidiary.

       3.18 Real Property.

       (a) Neither the Company nor any Company Subsidiary owns, or has owned, any real property or any interest in any real property.

       (b) Schedule 3.18 sets forth a true, correct and complete list of all leases, subleases, licenses and other agreements (collectively, the "Real Property Leases") under which the Company or any Company Subsidiary uses or occupies or has the right or obligation to use or occupy or pay rent or other fees for use thereof, now or in the future, any real property (the land, buildings and other improvements covered by the Real Property Leases being hereinafter referred to as the "Leased Real Property") which Schedule includes the true, correct and complete property address, square footage and lease expiration date of each respective Real Property Lease, together with details of any security deposit and other prepaid amounts owing in respect of each Real Property Lease. The Company has heretofore delivered or made available to Parent true, correct and complete copies of all Real Property Leases, including all modifications, amendments and supplements thereto. Each Real Property Lease is valid, binding and in full force and effect, and as of the Closing, all amounts owing pursuant to the Real Property Leases will have been paid in full. Neither the Company nor any Company Subsidiary has received notice of, or to the Knowledge of the Company or the Company Subsidiaries, have there been any, threatened defaults by any landlord or tenant under any Real Property Lease or under any subordinate transfer under a Real Property Lease. All required consents, approvals or authorization of, filing with, or notice to, any party to any of the Real Property Leases in connection with the Transactions have been completed. All of the land, buildings, structures, plants, facilities and other improvements used by the Company and any Company Subsidiary in the conduct of their respective businesses are included in the Leased Real Property.

       (c) Except as set forth on Schedule 3.18, neither the Company nor any Company Subsidiary has received notice of any pending, or to the Knowledge of the Company and the Company Subsidiaries, are there any threatened, condemnation, eminent domain or similar proceedings affecting the Leased Real Property, any improvements thereon or any portion thereof. Neither the Company nor any Company Subsidiary has received notice that there are any pending, or to the Knowledge of the Company and the Company Subsidiaries, have there been any, threatened requests, applications or proceedings to alter or restrict any zoning or other use restrictions applicable to the Leased Real Property, any improvements thereon or any portion thereof. There are no adverse parties in possession of the Leased Real Property or any portion or portions thereof, and on the Closing Date the Company and the Company Subsidiaries' interests in the Leased Real Property will be free and clear of any and all leases, licenses, occupants or tenants except as set forth in Schedule 3.18.

       (d) All buildings, structures, fixtures and other improvements on the Leased Real Property are in good repair, free of defects (latent or patent), and fit for the uses to which they are currently devoted. All such buildings, structures, fixtures and improvements on the Leased Real Property conform to all Applicable Laws. The buildings, structures, fixtures and improvements on each parcel of the Leased Real Property lie entirely within the boundaries of such parcel of the Leased Real Property as specified in the legal description set forth in Schedule 3.18, and no structures of any kind encroach on the Leased Real Property.

       (e) None of the Leased Real Property is subject to any agreement or other restriction of any nature whatsoever (recorded or unrecorded) preventing or limiting Company's or the Company Subsidiary's right to convey or to use it.

       (f) The Leased Real Property has direct and unobstructed access to adequate electric, gas, water, sewer and telephone lines, all of which are adequate for the uses to which the Leased Real Property is currently devoted and intended to be devoted.

       3.19 Broker's Fees. Except as set forth on Schedule 3.19, no broker, finder, agent or similar intermediary has acted on behalf of the Company or any Company Subsidiary in connection with this Agreement or the Transactions, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Company or Company Subsidiary.

       3.20 Insurance. Schedule 3.20 sets forth a list of all insurance policies and fidelity, performance or surety bonds maintained by the Company and the Company Subsidiaries. The Company and the Company Subsidiaries maintain insurance policies against all risks and liabilities to an extent and in a manner customarily insured against by persons operating comparable properties, assets or businesses in the same geographic locations. The Company has made available to the Parent with respect to each policy a list and brief description of all claims (exclusive of claims under medical and dental policies) made by the Company or any of the Company Subsidiaries during the Company's past two fiscal years and the amount paid out under each policy with respect to such claims. Neither the Company nor any of the Company Subsidiaries has any Knowledge of any facts or of the occurrence of any event that is reasonably likely to form the basis for any material claim against the Company or any of the Company Subsidiaries which will not be fully covered by such policies. Neither the Company nor any of the Company Subsidiaries has received any notice from any of its insurance carriers that any insurance premiums will be materially increased in the future.

       3.21 Potential Conflicts of Interest. Except as set forth on Schedule
3.21 (a) no officer, director or affiliate of the Company or any of the Company Subsidiaries, (b) no immediate family member of any such officer, director or affiliate, and (c) no entity controlled by any one or more of the foregoing: (i) owns, directly or indirectly, any interest in (excepting not more than 5% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any person or entity which is, or is engaged in business as, a competitor, lessor, lessee, customer, distributor, sales agent, or supplier of the Company or any of the Company Subsidiaries; (ii) owns, directly or indirectly, in whole or in part, any tangible or intangible property that the Company or any of the Company Subsidiaries uses or the use of which is necessary or desirable for the conduct of their respective businesses; (iii) has any cause of action or other claim whatsoever against, or owes any amount to, the Company or any of the Company Subsidiaries, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof; or (iv) on behalf of the Company or any of the Company Subsidiaries, has made any payment or commitment to pay any commission, fee or other amount to, or purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any corporation or other person of which any officer or director of the Company or any of the Company Subsidiaries, or an immediate family member of the foregoing, is a partner or stockholder (excepting stock holdings solely for investment purposes in securities of publicly held and traded companies).

       3.22 Labor Matters. The Company and each of the Company Subsidiaries is not now, and has not been in the last five years, bound by or party to any collective bargaining agreement and, to the Knowledge of the Company and the Company Subsidiaries, no application for certification of a collective bargaining agent is pending. The Company and each of the Company Subsidiaries is in compliance with all Applicable Laws applicable to the Company and each of the Company Subsidiaries affecting employment practices and terms and conditions of employment. As of the Closing Date neither the Company nor any of the Company Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act, as it may be amended from time to time, or similar applicable state law; nor has the Company or any of the Company Subsidiaries taken any action prior to the Closing Date which could result in any such liability or obligation to the Company or any of the Company Subsidiaries within the six-month period immediately following the Closing Date if, during such six-month period, only terminations of employment in the normal course of operations occur. The Company and each of the Company Subsidiaries do not employ and have not knowingly employed any illegal aliens.

       3.23 Customers and Suppliers. Neither the Company nor any Company Subsidiary is currently in, and, except as set forth in Schedule 3.23, the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement by the Company will not result in, any material violation, breach or default of any term or provision of (i) any contract with any Government Agency, (ii) any subcontract issued at any tier under a prime contract with any Government Agency, or (iii) any bid, proposal, offer or quotation relating to a contract with any Government Agency or a subcontract issued under a contract with any Government Agency. Neither the Company nor any Company Subsidiary is in any material violation, breach or default of any provision of any federal order, statute, rule or regulation (including the Federal Acquisition Regulation ("FAR"), agency supplements to the FAR, the Arms Export Control Act (22 U.S.C. 277 et. seq), and agency export regulations) or any similar state or local law or regulation governing any contract, subcontract, bid, proposal, offer, quote, arrangement or transaction of any kind with any Government Agency, as applicable. Neither the Company nor any Company Subsidiary has received a cure notice, a show cause notice, a stop work notice, been threatened with termination for default, or has a reasonable basis to believe that cause exists for a termination for default under any contract or subcontract with any Government Agency. Neither the Company nor any Company Subsidiary has Knowledge of any claims or requests for equitable adjustments by any of their vendors, suppliers or subcontractors, against them relating to contracts or subcontracts involving any Government Agency.

       3.24 Suspension or Debarment. Neither the Company nor any Company Subsidiary has been suspended or debarred from bidding on contracts or subcontracts with any

Government Agency in connection with the conduct of its business; no such suspension or debarment has been initiated or, to the Knowledge of the Company and each Company Subsidiary, threatened, and neither the Company nor any Company Subsidiary has any reasonable basis to believe that one will be initiated. Neither the Company nor any Company Subsidiary is aware of any ongoing Government investigations, prosecutions, civil or administrative proceedings or settlement negotiations, or internal investigations, relating to the contracts or subcontracts with any Government Agency or the violation of any federal, state or local order, statute, rule, or regulation relating to Government contracts, subcontracts, or export controls. Schedule 3.24 sets forth all material governmental reviews, audits or investigations of a similar nature, whether pending, threatened or completed within the three-year period preceding the date hereof, relating to the performance or administration of government contracts or subcontracts by the Company or any Company Subsidiary.

       3.25 Technical Data. Except for the "data" items described in Schedule 3.25, no Government Agency has any rights with respect to any "technical data" or "computer software" that are material to the Company's business.

       3.26 Clearances. Schedule 3.26 sets forth all security clearances (including facility clearances) held by the Company, any Company Subsidiary and any of their officers, directors, managers or employees.

       3.27 Fixed Price Contracts.

       (a) Except for the contracts listed in Schedule 3.27(a), as of the date of this Agreement and as of the Closing Date, neither the Company nor any Company Subsidiary holds or is performing under any fixed-price contract or subcontract, including performance under any option provision thereof, with any Government Agency for which performance has not been completed, final payment has not been received, or warranty, support, or maintenance obligations have been retained, where the costs to the Company or Company Subsidiary of completing performance of the fixed price component of the contract or subcontract and/or fulfilling all contractual obligations, have exceeded or are reasonably expected to exceed the fixed price amount of the contract or subcontract (i.e., the Company or Company Subsidiary is in a loss position or expects to incur a loss with respect to the fixed price component of the contract or subcontract).

       (b) Except for the bids and proposals listed in Schedule 3.27(b), as of the date of this Agreement and as of the Closing Date, there are no pending bids or proposals for the award of any fixed-price contract or subcontract to be performed in connection with any Government contract, submitted to any Government Agency or potential prime contractor by the Company or any Company Subsidiary, where the proposed fixed price of the bid or proposal exceeds the estimated costs to the Company or Company Subsidiary of completing performance of the fixed price component of such contract or subcontract

       (c) For the purposes of this Section 3.27, the term "costs" means all costs attributable to a particular contract or subcontract in accordance with GAAP consistent with the Company's past practices, including all allocations of general and administrative expenses to such contract or subcontract, and the term "fixed price" with respect to contracts and subcontracts includes the following: firm-fixed-price contracts; fixed-price contracts with economic price adjustment; fixed-price incentive contracts; fixed-price contracts with prospective price redetermination, fixed-ceiling price contracts with retroactive price redetermination; firm-fixed-price, level-of-effort term contracts; all contracts or delivery orders issued pursuant to a General Services Administration (GSA) schedule contract or other agency multiple award schedule contract; and all variations or combinations of the above listed contract types.

       3.28 Full Disclosure. This Agreement (including the disclosure schedules) and the SEC Reports, do not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or
(ii) omit to state any material fact necessary in order to make the representations, warranties and information contained herein, in the context in which made or provided, not false or misleading.

       3.29 Confidentiality. Neither the Company nor any Company Subsidiary has provided confidential information regarding the Company or any Company Subsidiary to any third-party in connection with or relating to a possible sale of the Company except to the Persons listed on Schedule 3.29. Each of the Persons identified on Schedule 3.29 has entered into a confidentiality agreement directly with the Company.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

       Parent and Merger Sub hereby, jointly and severally, represent and warrant to the Company as follows:

       4.1 Organization and Qualification; Subsidiaries. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has requisite power and authority and governmental approvals to own, lease and operate their respective properties and to carry on their respective businesses as currently conducted. Merger Sub is a wholly-owned Subsidiary of Parent and, except for activities incident to or contemplated by this Agreement, Merger Sub has not engaged, in any business activities of any type or kind whatsoever.

       4.2 Authority to Execute and Perform Agreement. Parent and Merger Sub each have the requisite power and authority to enter into, execute and deliver this Agreement and the Transaction Documents to which they are party, to perform their respective obligations hereunder and thereunder and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions have been duly authorized by all necessary corporate action.

       4.3 Binding Effect. This Agreement has been validly executed and delivered by Parent and Merger Sub and, assuming the due execution and delivery hereof by the Company, will constitute a valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, except to the extent such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting or relating to enforcement of creditors' rights generally, and (ii) general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

       4.4 Vote Required; Board Approval. No vote of the holders of any class or series of Parent's capital stock is necessary to adopt this Agreement and approve the Transactions. The Board of Directors of Merger Sub, by resolutions duly adopted at a meeting duly called and held or by the unanimous written consent in lieu of a meeting, has approved this Agreement, the Merger and the other Transactions.

       4.5 Litigation. As of the date hereof, there are no Legal Proceedings pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub that would, individually or in the aggregate, prevent or delay the consummation of, or materially adversely affect the ability of Parent or Merger Sub to consummate, the Merger or the Transactions.

       4.6 Compliance with Laws. Neither Parent nor Merger Sub is in violation of any applicable Order or Applicable Law, except for any such violations that would not, individually or in the aggregate, prevent or delay the consummation of, or materially adversely affect the ability of Parent or Merger Sub to consummate, the Merger or the Transactions.

       4.7 Non-Contravention. The execution and delivery of this Agreement by Parent and Merger Sub, the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation of the Transactions by Parent and Merger Sub will not (i) violate any provision of the Certificate of Incorporation or Bylaws of Parent or Merger Sub or (ii) subject to the exceptions set forth in Section 4.8 and on Schedule 4.8, violate any Applicable Law, except for such violations which would not, individually or in the aggregate, prevent or delay the consummation of, or materially adversely affect the ability of Parent or Merger Sub to consummate, the Merger or the Transactions.

       4.8 Consents and Approvals. Except for (i) those consents, approvals, authorizations, filings or notices set forth on Schedule 4.8, (ii) applicable requirements of the Securities Act, the Exchange Act and Blue Sky Laws and (iii) the Articles of Merger, no consent, approval or authorization of, filing with, or notice to, any Governmental Body is required by Parent or Merger Sub in connection with the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions, except where the failure to obtain such consent, approval or authorization or to make such filing or give such notice would not, individually or in the aggregate, prevent or delay the consummation of, or materially adversely affect the ability of Parent or Merger Sub to consummate, the Merger or the Transactions.

       4.9 Broker's Fees. No broker, finder, agent or similar intermediary has acted on behalf of Parent or Merger Sub in connection with this Agreement or the Transactions, and there are no brokerage commissions, finders' fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with Parent or Merger Sub.

       4.10 Financing. Parent has, and all times from the date of this Agreement through the Effective Time will have, sufficient funds to pay the Aggregate Merger Consideration.

                                   ARTICLE V

                      ADDITIONAL AGREEMENTS OF THE PARTIES

       5.1 Actions of the Company Pending Closing. From the date hereof until the Effective Time, unless otherwise agreed to in writing by Parent or Merger Sub, the Company agrees, and will cause each Company Subsidiary, to conduct its business and operations only in the ordinary course and in substantially the same manner as heretofore conducted. From the date hereof through the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, the Company shall, and will cause each Company Subsidiary to, use its reasonable best efforts to preserve its business organizations intact, and to retain its present officers and key employees, to preserve the goodwill of customers, suppliers and all other persons having business relationships with the Company and the Company Subsidiaries and to pay its obligations to its creditors in the ordinary course of business. Without limiting the generality of the foregoing, prior to the Effective Time, the Company shall not, and will not permit any Company Subsidiary to, without the prior written consent of Parent or Merger Sub, which consent shall not be unreasonably withheld, conditioned or delayed, directly or indirectly do any of the following:

       (a) except to the extent required by Applicable Law, amend or otherwise change the Articles of Incorporation or Bylaws of the Company or the equivalent organizational documents of any Company Subsidiary;

       (b) issue or authorize or propose the issuance of, sell, pledge or dispose of, grant or otherwise create, or agree to issue or authorize or propose the issuance, sale, pledge, disposition, grant or creation of any additional shares of, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of, its capital stock or any debt or equity securities convertible into or exchangeable for such capital stock, other than
(i) the exercise of Company Options granted prior to the date hereof in accordance with their terms, as in effect on the date hereof, (ii) the issuance of shares of capital stock of a Company Subsidiary to the Company or any wholly-owned Company Subsidiary, or (iii) the issuance of Company Options granted under the Stock Option Agreement;

       (c) purchase, redeem or otherwise acquire or retire, or offer to purchase, redeem or otherwise acquire or retire, other than in accordance with the terms of a stock option plan, any shares of its capital stock (including any Company Options with respect to its capital stock and any security convertible or exchangeable into its capital stock);

       (d) enter into or amend any Material Contract other than in the ordinary course of business; or authorize any new capital expenditures or purchase of fixed assets which are, in the aggregate, in excess of $10,000 for the Company and the Company Subsidiaries taken as a whole;

       (e) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (other than a dividend or distribution between the Company and any wholly-owned Company Subsidiary), reclassify, recapitalize, split, combine or exchange any of its shares of capital stock;

       (f) incur or become contingently liable with respect to any indebtedness for borrowed money or guarantee any such indebtedness or issue any debt securities;

       (g) except as may be required by Applicable Laws or as contemplated by this Agreement or as set forth in Schedule 5.1 to this Agreement, (i) increase the compensation payable or to become payable to, or enter into any employment agreement with, its executive officers or employees, except in the ordinary course of business consistent with past practice, (ii) grant any severance or termination pay to any director, officer or employee, (iii) enter into any severance agreement with any director, officer or employee, or (iv) establish, adopt, enter into, terminate, withdraw from or amend in any material respect or take action to accelerate any rights or benefits under any collective bargaining agreement, any stock option plan or any employee Benefit Plan or policy, except in the ordinary course of business consistent with past practice;

       (h) take any action, other than reasonable actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, except as may be required by GAAP;

       (i) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other means, any business or any corporation, partnership, association or other business entity;

       (j) mortgage or otherwise encumber, subject to any Lien, or sell, transfer or otherwise dispose of, any of its properties or assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, other than sales, transfers and dispositions in the ordinary course of business and consistent with past practice and encumbrances and Liens that are incurred in the ordinary course of business and consistent with past practice or Permitted Liens;

       (k) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary;

       (l) except as set forth in Schedule 5.1 to this Agreement, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice;

       (m) take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through (l) above, or any action which would make any of the representations or warranties of the Company or the Company Subsidiaries contained in this Agreement untrue or incorrect in any material respect or prevent the Company or the Company Subsidiaries from performing or cause the Company or the Company Subsidiaries not to perform their respective covenants under this Agreement in any material respect;

       (n) waive, release, assign, settle or compromise any material rights, claims or litigation (including any confidentiality agreement), except as reasonably may be required to fulfill the Company's fiduciary duties to its shareholders;

       (o) enter into a sublease or assignment with respect to any of the Company's Leased Real Property;

       (p) authorize any of, or commit or agree to take any of, the foregoing actions; or

       (q) make or change any Tax election, settle any audit, claim or examination of Taxes, adopt or apply to change any method of accounting or accounting practice for Tax purposes, file any amended Tax Return, enter into any closing agreement or request a Tax ruling from a Tax authority, settle any claims for Taxes, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Taxes, Tax Return or claim for Taxes, or take any action or fail to take any action that would have a material adverse effect on the Tax liability of the Company or any of the Company Subsidiaries.

       5.2 Stockholder Approval. As soon as practicable, the Company will take all steps necessary to duly call, give notice of, convene and hold a meeting of its Stockholders (the "Company Stockholders Meeting") for the purpose of approving this Agreement and the Merger and the transactions contemplated hereby and for such other purposes as may be consented to by Parent (whose consent shall not be unreasonably withheld) and the Company in connection with effectuating the transactions contemplated hereby (the "Company Proposal"). Except as otherwise contemplated by this Agreement and subject to the exercise of the fiduciary duties of the Company's directors, the Board of Directors of the Company (i) shall recommend to the Stockholders of the Company that they approve the Company Proposal, and (ii) shall use its reasonable best efforts to obtain any necessary approval by the Company's Stockholders of the Company Proposal.

       5.3 Efforts; Consents. Each party hereto agrees to use, and shall cause its respective Subsidiaries to use, reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to consummate the Merger and the Transactions, and agrees to make, and shall cause its respective Subsidiaries to make, a good faith effort to effect the Closing by February 28, 2002. Without limiting the generality of the foregoing, each of the parties hereto shall use, and shall cause its respective Subsidiaries to use, reasonable best efforts to obtain all authorizations, consents, orders and approvals of Federal, state, and local regulatory bodies, that are or may become necessary for the performance of its respective obligations pursuant to this Agreement, the Transactions Documents and the consummation of the Transactions, and shall cooperate fully in promptly seeking to obtain such authorizations, consents, orders and approvals as may be necessary for the performance of its respective obligations pursuant to this Agreement, the Transaction Documents and the Transactions. The parties shall not take, and shall cause their respective Subsidiaries not to take, any action which would have the effect of delaying, impairing or impeding the receipt of any required regulatory approvals, and the parties shall use, and shall cause their respective Subsidiaries to use, reasonable best efforts to secure such approvals as promptly as possible. The parties shall use, and shall cause their respective Subsidiaries to use, reasonable best efforts not to take any action or enter into any transaction which would result in a breach of any covenant made by such party in this Agreement.

       5.4 Filing of Tax Returns. The Company and each Company Subsidiary will prepare in a manner consistent with past practice of the Company and each Company Subsidiary, and timely file all Tax Returns required to be filed by the Company and each of the Company Subsidiaries, the due date of which (without extensions) occurs on or before the Closing Date and the Company and Company Subsidiaries shall pay all Taxes due with respect to any such Tax Returns. At least 30 days prior to the due date for filing such Tax Returns, the Company and each Company Subsidiary shall make available to Parent a draft of such Tax Returns as the Company or such Company Subsidiary proposes to file. Parent shall have the opportunity to review and comment on the draft of such Tax Returns.

       5.5 Access to Records; Confidentiality.

       (a) Prior to the Closing Date, each of Parent and Merger Sub shall be entitled, through their respective employees and representatives, to make such investigation of the assets, properties, business and operations of the Company and the Company Subsidiaries and such examination of the books, records and financial condition of the Company and Company Subsidiaries as the Parent and Merger Sub may request. Any such investigation and examination shall be conducted at reasonable times after providing reasonable prior notice and under reasonable circumstances and the Company shall cooperate, and shall cause the Company Subsidiaries to cooperate, reasonably therewith. In order that the Parent and Merger Sub may have the opportunity to make such business, accounting and legal review, examination or investigation as it reasonably requests of the business and affairs of the Company and the Company Subsidiaries, the Company and the Company Subsidiaries shall furnish the representatives of the investigating or examining party, during such period, with all such information and copies of such documents as such representatives may reasonably request, shall make available its officers and employees (and those of its Subsidiaries) as such representatives may reasonably request, and shall cause its officers and employees (and those of its Subsidiaries) to, and use reasonable efforts to cause its consultants, agents, accountants and attorneys (and those of its Subsidiaries) to, cooperate fully with such representatives in connection with such review and examination. Notwithstanding anything to the contrary in this
Section 5.5, neither party shall be required to disclose any classified information in violation of Applicable Law.

       (b) Unless (i) otherwise expressly provided in this Agreement, (ii) required by Applicable Law, (iii) necessary to secure any required consents as to which the other party has been advised, or (iv) consented to in writing by Parent and the Company, this Agreement and any information or documents furnished in connection herewith shall be kept strictly confidential by the Company and the Company Subsidiaries, Parent and the Parent Subsidiaries, and their respective officers, directors, employees and agents. Prior to any disclosure pursuant to the preceding sentence, the party intending to make such disclosure shall consult with the other party to the extent practicable regarding the nature and extent of the disclosure. Subject to the preceding sentence, nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by Applicable Law. In the event the Merger is not consummated, Parent and the Company shall return to the other all documents furnished by the other and all copies thereof made by such party and will hold in absolute confidence all information obtained from the other party except to the extent (i) such party is required to disclose such information by Law or such disclosure is necessary in connection with the pursuit or defense of a claim, (ii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure, (iii) such party received such information on a non-confidential basis from a source, other than the other party, which is not known by such party to be bound by a confidentiality obligation with respect thereto or (iv) such information becomes generally available to the public or is otherwise no longer confidential. Prior to any disclosure of information pursuant to the exception in clause (i) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same to the extent practicable in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

       5.6 Notification of Certain Matters. The Company shall give prompt notice to Parent if any of the following occurs after the date of this Agreement: (i) any notice of, or other communication relating to, a default, or event which with notice or lapse of time or both would become a default, under any Material Contract; (ii) receipt of any notice or other communication in writing from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement, other than a consent disclosed pursuant to Section 3.13 above or not required to be disclosed pursuant to the terms thereof; (iii) receipt of any notice or other communication from any Governmental Authority (including, but not limited to, the NASD or any securities exchange) in connection with the transactions contemplated by this Agreement; (iv) the occurrence or non-occurrence of any fact or event which could reasonably be expected to cause any covenant, condition or agreement hereunder not to be complied with or satisfied in any material respect; (v) the commencement or threat of any material litigation involving or affecting the Company or any Company Subsidiary, or any of their respective properties or assets; (vi) the occurrence or non-occurrence of any fact or event that causes or is reasonably likely to cause a breach by the Company of any provision of this Agreement, and (vii) the occurrence of any event that, had it occurred prior to the date of this Agreement without any additional disclosure hereunder, would have constituted a Company Material Adverse Effect.

       5.7 Non-Solicitation.

       (a) Neither the Company nor any Company Subsidiary, nor any of their respective officers, directors, employees, agents, affiliates, accountants, counsel, investment bankers, financial advisors or other representatives (collectively, "Representatives") shall, (i) directly or indirectly, initiate, solicit or encourage, or take any action to facilitate the making of, any Acquisition Proposal, or (ii) directly or indirectly engage in any discussions or negotiations with, or provide any information or data to, or afford any access to the properties, books or records of the Company or any Company Subsidiary to, or otherwise assist, facilitate or encourage, any person (other than Parent or any affiliate or associate thereof) relating to any Acquisition Proposal; provided, however, that at any time prior to the Company Stockholders Meeting, the Company may, in response to a Superior Proposal (as defined below) which was not solicited by it and which did not otherwise result from a breach of this Section 5.7(a), and subject to providing prior written notice of its decision to take such action to Parent (the "Notice") and compliance with
Section 5.7(c), following delivery of the Notice (x) furnish information with respect to the Company, or the Company Subsidiaries to any person making a Superior Proposal pursuant to a customary confidentiality agreement and (y) participate in discussions and negotiations regarding such Superior Proposal but, in each case, only if the Company's Board of Directors determines, after consultation with its outside counsel, that failure to furnish such information or to participate in such discussions or negotiations would be inconsistent with the compliance by the Company's Board of Directors with its fiduciary duties to stockholders imposed by Applicable Law. The Company shall keep Parent apprised of any such discussions and negotiations promptly after they occur.

       (b) Except as set forth below, neither the Board of Directors of the Company, nor any committee thereof, shall (x) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the Board of Directors' approval or recommendation of the Merger or this Agreement, (y) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement (other than a confidentiality agreement in connection with a Superior Proposal which is executed by the Company in accordance with Section 5.7(a)) relating to any Acquisition Proposal (each, an "Acquisition Agreement"), or (z) approve or recommend, or propose to approve or recommend, any Acquisition Proposal. Notwithstanding the foregoing, in response to a Superior Proposal which was not solicited by the Company, and which did not otherwise result from a breach of Section 5.7(a), the Board of Directors of the Company may terminate this Agreement pursuant to and subject to the terms of Section 7.1(g) and, concurrently with such termination, cause the Company, to execute an Acquisition Agreement with respect to a Superior Proposal, but only if the Company's Board of Directors determines, after consultation with its outside counsel, that failure to terminate this Merger Agreement and accept the Superior Proposal would be inconsistent with the compliance by the Company's Board of Directors with its fiduciary duties to stockholders imposed by Applicable Law.

       (c) The Company promptly shall advise the Parent orally and in writing of any Acquisition Proposal with respect to or that could reasonably be expected to lead to any Acquisition Proposal, the identity of the person making any such Acquisition Proposal and the material terms of any such Acquisition Proposal. The Company shall keep the Parent fully informed of the status and material terms of any such Acquisition Proposal.

       (d) The Company and each Company Subsidiary and each of their Representatives shall immediately cease and cause to be terminated all existing discussions and negotiations, if any, with any other persons conducted heretofore with respect to any Acquisition Proposal.

       For purposes of this Agreement, an "Acquisition Proposal" means any inquiry, proposal or offer from any person relating to (i) any direct or indirect acquisition or purchase of a business that constitutes 50% or more of the net revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole, or 50% or more of the common stock or voting power (or of securities or rights convertible into or exercisable for such common stock or voting power) of the Company, (ii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of the common stock or voting power (or of securities or rights convertible into or exercisable for such common stock or voting power) of the Company, or
(iii) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company, or any of its Subsidiaries that constitutes 50% or more of the net revenues, net income or assets of the Company, and its Subsidiaries taken as a whole, in each case other than the transactions contemplated by this Agreement. Each of the transactions referred to in clauses (i) - (iii) of the foregoing definition of Acquisition Proposal, other than the Merger proposed by this Agreement, is referred to herein as an "Acquisition Transaction."

       For purposes of this Agreement, a "Superior Proposal" means any written proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of Company Common Stock then outstanding or more than 50% of the assets of the Company and its Subsidiaries, taken together, with respect to which (x) the Board of Directors of the Company determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation (the "Financial Advisor") and such other matters as the Board of Directors of the Company deems relevant, which shall include without limitation the likelihood of consummation and the trading market and liquidity of any securities offered in connection with the Superior Proposal) that the terms of the proposal are more favorable to the Company's stockholders from a financial point of view as compared to the Merger, and (y) if the proposal (1) is subject to a financing condition or (2) involves consideration that is not entirely cash or does not permit stockholders to receive the payment of the offered consideration in respect of all shares at the same time, the Company's Board of Directors has been furnished with a written opinion of the Financial Advisor to the effect that (in the case of clause (1)) the proposal is readily financeable and (in the case of clause (2)) that such proposal provides a higher value per share than the consideration per share pursuant to the Merger.

       5.8 Further Assurances. At any time and from time to time after the Closing, each party to this Agreement agrees to cooperate with each other party and to execute and deliver such other documents, instruments of transfer or assignment, files, books and records and do all such further acts as may be reasonably required to consummate the Transactions.

       5.9 Benefit Plans; Employee Matters.

       (a) Parent and Merger Sub agree that the Surviving Corporation shall honor, from and after the Closing, all obligations under the terms of the employment, severance, executive, change of control (including, without limitation, any transaction completion bonus payments) and other similar agreements to which the Company or any Company Subsidiary is a party and all benefits earned or accrued under the Benefit Plans of the Company and each Company Subsidiary, except as may otherwise be agreed to in writing by the parties thereto.

       (b) To the extent that any individual employed by the Company or any Company Subsidiary immediately prior to the Closing Date (each, an "Affected Employee") becomes a participant in any Benefit Plan maintained by Parent or any Subsidiary or Affiliate of Parent, Parent shall, or shall cause such Subsidiary or Affiliate of Parent to, give such Affected Employee full credit, solely for the purposes of determining eligibility and vesting under such Benefit Plan, for such Affected Employee's service with the Company or any Company Subsidiary, to the extent such service was recognized by the Company or any Company Subsidiary immediately prior to the Closing Date. Notwithstanding the foregoing, with respect to any Benefit Plan maintained by Parent or any Subsidiary or Affiliate of Parent which constitutes a pension or retirement benefit plan, the entry date for Affected Employees who otherwise meet the eligibility criteria of such Benefit Plan shall be the first day of the calendar quarter immediately following the later of (i) the Closing, and (ii) receipt by Parent from the Company of all data deemed necessary by Parent regarding such Affected Employees' hours of service with the Company and each Company Subsidiary. Parent shall recognize each Affected Employee's hours of service worked for the Company or any Company Subsidiary in the calculation of retirement plan eligibility and service according to computation rules for similarly situated Parent employees.

       (c) After the Closing, Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, provide Affected Employees with benefits that are no less favorable in the aggregate than benefits provided to similarly situated employees of Parent and its Subsidiaries and Affiliates.

       (d) Prior to the Closing Date, the Board of Directors of the Company shall adopt resolutions (certified copies of which shall be delivered to Parent) terminating each Benefit Plan maintained by the Company or any Company Subsidiary which constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA effective immediately prior to the Closing.

       5.10 Public Disclosure. Each party to this Agreement shall consult with each other party before issuing any press release or otherwise making any public statements, announcements or communications with respect to this Agreement or any of the Transactions and shall not issue any such press release or make any such public statement, announcement or communication without the prior consent of the other parties, which consent shall not be unreasonably withheld. If any public statement, announcement or communication is required by Applicable Law to be made by any party to this Agreement, prior to making such statement, announcement or communication, such party will deliver a draft thereof to the other parties and shall give the other parties an opportunity to comment thereon.

       5.11 Satisfaction of Conditions Precedent. During the term of the Agreement, the parties hereto will use reasonable best efforts to satisfy (or cause to be satisfied) all the conditions precedent to their respective obligations.

       5.12 Proxy Statement. As promptly as practicable after execution of this Agreement, the Company shall prepare the Proxy Statement, file it with the SEC under the Exchange Act, and use all reasonable best efforts to have the Proxy Statement cleared by the SEC. The Company shall cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Parent, Merger Subsidiary and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC. The Company shall give Parent and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Parent and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company, Parent and Merger Subsidiary agrees to use its reasonable best efforts, after consultation with the other parties hereto to respond promptly to all such comments of and requests by the SEC. As promptly as practicable after the Proxy Statement has been cleared by the SEC, the Company shall mail the Proxy Statement to the stockholders of the Company. Prior to the date of approval of the Merger by the Company's stockholders, each of the Company, Parent and Merger Subsidiary shall correct promptly any information provided by it to be used specifically in the Proxy Statement that shall have become false or misleading in any material respect and the Company shall take all steps necessary to file with the SEC and cleared by the SEC any amendment or supplement to the Proxy Statement so as to correct the same and to cause the Proxy Statement as so corrected to be disseminated to the stockholders of the Company, in each case to the extent required by applicable law.

       5.13 Other Obligations of the Company (a) Promptly after the date hereof, the Company shall approve and adopt appropriate changes to the Company Stock Purchase Plan in order to result in no ESPP Rights being in effect after January 10, 2002.

       (b) The Company shall terminate the Company Stock Purchase Plan and all ESPP Rights effective as of the Effective Time. No amounts shall be credited to employee accounts under the Company Stock Purchase Plan subsequent to December 31, 2001, and from and after January 10, 2002 there shall not be any funds in the Company Stock Purchase Plan.

       (c) The Company shall use its reasonable best efforts, consistent with United States and foreign laws, to attempt to cause the termination or exercise of all Company Options as of the Effective Time. In connection therewith, the Company shall (i) use its reasonable best efforts to enter into consent agreements with the Persons listed on Schedule 5.13(c), providing for the termination of any Out-of-the-Money Options and the exercise of any In-the-Money Options held by such Persons, in each case, as of the Effective Time, and (ii) designate an exercise period under the Company's 1995 Stock Option Plan ending not more than 10 days prior to the Closing Date. The Company shall promptly notify Parent of any failure or prospective failure to obtain any such consents, and shall use its reasonable best efforts to take all action reasonably requested by Parent to attempt to obtain such consents.

       5.14 Anti-takeover Statutes. If, notwithstanding the actions taken pursuant to Section 3.5, any "fair price," "moratorium," "control share acquisition" or other form of anti-takeover statute is or shall become applicable to the Merger or Transactions contemplated hereby, the Company and the members of the Board of Directors, to the extent permitted by Applicable Laws, shall grant such approvals and take such actions as are necessary and are reasonably practicable to be granted or taken so that the Merger and other Transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any such anti-takeover statute on the Transactions contemplated hereby.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING

       6.1 Conditions to Each Party's Obligations to Consummate the Transactions. The respective obligations of each party to this Agreement to consummate the Transactions shall be subject to the following conditions, unless waived in writing prior to the Closing Date by such party:

       (a) All consents, approvals, authorizations, orders and action of any Governmental Body required to permit the consummation of the Transactions shall have been obtained or made and shall be in full force and effect.

       (b) No action shall have been taken, and no statute, rule, regulation, executive order, judgment, decree, or injunction shall have been enacted, entered, promulgated or enforced (and not repealed, superseded, lifted or otherwise made inapplicable), by any court or governmental or regulatory agency of competent jurisdiction which restrains, enjoins or otherwise prohibits the consummation of the Transactions (each party agreeing to use its reasonable best efforts to avoid the effect of any such statute, rule, regulation or order or to have any such order, judgment, decree or injunction lifted).

       6.2 Conditions to Obligations of the Company to Consummate the Transactions. The obligation of the Company to consummate the Transactions shall be subject to the satisfaction of the following conditions, unless waived in writing prior to the Closing Date by the Company:

       (a) The representations and warranties of Parent and Merger Sub contained herein that are qualified as to materiality (or similar concept) shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case at and as of the Effective Time with the same force and effect as though made at and as of the Effective Time (except to the extent a representation or warranty speaks specifically as of an earlier date, in which case as of such date).

       (b) Parent and Merger Sub shall have performed, in all material respects, all obligations and complied with all covenants required by this Agreement to be performed or complied with, in all material respects, by each of them prior to the Effective Time.

       (c) Parent and Merger Sub shall have executed and delivered to the Company a certificate, dated the date of Closing and signed by an officer of Parent and Merger Sub, evidencing compliance with Sections 6.2(a) and (b) hereof.

       6.3 Conditions to Obligations of Parent and Merger Sub to Consummate the Transactions. The obligation of Parent and Merger Sub to consummate the Transactions shall be subject to the satisfaction of the following conditions, unless waived in writing prior to the Closing Date by Parent and Merger Sub:

       (a) The representations and warranties of the Company contained herein that are qualified as to materiality or a Company Material Adverse Effect (or similar concept) shall be true and correct, and those not so qualified shall be true and correct in all material respects , in each case at and as of the Effective Time with the same force and effect as though made at and as of the Effective Time (except to the extent a representation or warranty speaks specifically as of an earlier date, in which case as of such date).

       (b) The Company shall have performed, in all material respects, all obligations and complied with all covenants required by this Agreement to be performed or complied with, in all material respects, by it prior to the Effective Time.

       (c) This Agreement and the Merger shall have been duly approved by the requisite vote of the Stockholders of the Company in accordance with the VSCA.

       (d) To the extent dissenter's rights are available, fewer than five percent (5%) of the outstanding shares of Company Common Stock shall be Dissenting Shares.

       (e) Parent shall have received the following agreements and documents, each of which shall be in full force and effect:

              (i) a certificate executed on behalf of the Company, dated the date of Closing and signed by an executive officer of the Company, evidencing compliance with Sections 6.3(a) through (d) and (f) hereof.

              (ii) written resignations of all directors of the Company, effective as of the Effective Time.

              (iii) evidence satisfactory to Parent of the exercise or termination, effective as of the Effective Time, of all Company Options such that immediately after the Effective Time, each Option Holder shall cease to have any rights under the option plan or agreement pursuant to which it acquired its Company Options (other than to receive the payments provided for in Section 2.2, if any).

              (iv) evidence satisfactory to Parent of the approval of the termination of the Company Stock Purchase Plan, effective as of the Effective Time.

              (v) evidence satisfactory to Parent of the termination of the engagement letter between the Company and Investec PMG Capital, effective as of the Effective Time, including a release or satisfaction of any and all obligations to Investec PMG Capital under the engagement letter.

              (vi) with respect to the IPMS contract with the Company (the "IPMS Contract"), evidence satisfactory to Parent that as of such date:

                     (A) the IPMS Contract (x) has not expired or been terminated or cancelled and remains in full force and effect, and (y) has not been modified or amended, or if it has been modified or amended, the terms of such modified or amended contract is not materially less favorable to the Company than the current IPMS contract;

                     (B) there has been no material adverse change with respect to the IPMS Contract and to the knowledge of the Company, no event has occurred or is reasonably likely to occur that would reasonably likely lead to a material adverse change with respect to the IPMS Contract;

                     (C) the total contract hours available to be billed for services rendered under the IPMS Contract during the calendar month immediately preceding such date, was not less than 90% of the average of the total contract hours available to be billed for October, November and December 2001; and

                     (D) the award fee rate under the IPMS Contract is at least 90% (i.e., 8.8%) of the award fee rate as of December 31, 2001 (i.e., 9.8%).

              (vii) evidence satisfactory to Parent of the termination of the Company's current lease for 25,950 square feet of office space at 12150 Monument Drive, Fairfax, Virginia 22033, and the subsequent lease by the Company of approximately 13,950 square feet of office space at the same location with the following terms:

                     (A) the term of the lease ends no later than July 31,
                         2003; and

                     (B) aggregate lease payments by the Company under such new lease for the period ended July 31, 2003 (after the inclusion of aggregate lease payments received by the Company pursuant to the sublease with Premier Mortgage Company LLC for the same period), shall be less than the aggregate lease payments that would have been payable under the current lease by at least $425,000.

                     (viii) evidence satisfactory to Parent that as of December
              31, 2001, the Company had a Tangible Net Worth of $925,000, determined in accordance with GAAP consistently applied; provided, however, that in calculating Tangible Net Worth, the Company will include payments or accruals of at least $140,000 of non-recurring merger related expenses as set forth in Schedule 6.3(e), regardless of whether such accrual is in accordance with GAAP.

                     (ix) evidence satisfactory to Parent that with respect to
              those contracts listed on Schedule 6.3(e)(ix), either (A) the Company has obtained acknowledgement from the customer that the employees who provide or have provided services under such contracts are recognized as qualified for the labor category descriptions for which they have been or will be billed, or (B) the personnel resumes for the employees who provide or have provided services under such contracts accurately reflect qualifications equivalent to the contract labor category qualification criteria set forth in the relevant contract and in those instances where the individuals do not specifically qualify, the Company has obtained a waiver from the customer that permits billing such individuals at a labor category for which they are not qualified.

       (f) There shall not have occurred after the date hereof any event or events that, individually or in the aggregate, constitute a Company Material Adverse Effect.

                                   ARTICLE VII

                                   TERMINATION

       7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the Stockholders of the Company:

       (a) by the mutual written consent of the parties to this Agreement;

       (b) by either the Company or Parent, by written notice to the other if, for any reason, the Closing has not occurred prior to the close of business on or before June 30, 2002; provided, however, that (i) the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to the Company or Parent, as applicable, if the party seeking to terminate the Agreement is responsible for the delay;

       (c) by either the Company or Parent, by written notice to the other, if any court of competent jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and nonappealable;

       (d) at the election of the Company, if either Parent or Merger Sub has materially breached any representation, warranty, covenant or agreement contained in this Agreement, which breach has not been cured on or before thirty
(30) Business Days following delivery of written notice of such breach by the Company to Parent or Merger Sub; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if the Company at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement;

       (e) at the election of Parent, if the Company has materially breached any representation, warranty, covenant or agreement contained in this Agreement, which breach has not been cured on or before thirty (30) Business Days following delivery of written notice to the Company of such breach by Parent or Merger Sub; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(e) shall not be available to Parent if either Parent or Merger Sub, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement;

       (f) by either Parent or the Company if the transactions contemplated by this Agreement shall fail to receive the Company Required Vote at the Company Stockholders Meeting or any adjournment or postponement thereof; provided that the right to terminate this Agreement under this Section 7.1(f) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of such approval to have been obtained;

       (g) by the Company if, prior to the Company Stockholders Meeting, the Company receives a Superior Proposal, resolves to accept such Superior Proposal, and the Company shall have given Parent two days' prior written notice of its intention to terminate pursuant to this provision; provided, however, that such termination shall not be effective until such time as the payment requirement by
Section 7.3(b) shall have been received by Parent; or

       (h) by Parent, if the Board of Directors of the Company shall have withdrawn, or modified or changed, in a manner adverse to Parent or Merger Sub, its approval or recommendation of the Merger and/or the Company Proposal.

       (i) by Parent, if the Company fails to comply with Sections 6.3(e)(vi),
(vii) and/or (ix) on or prior to the third Business Day following the Company Stockholders Meeting.

       (j) by Parent, if the Company fails to comply with Section 6.3(e)(viii) on or prior to the third Business Day following the Company Stockholders Meeting.

       7.2 Effect of Termination. In the event of the termination of this Agreement by either the Company or Parent pursuant to Section 7.1, (i) this Agreement shall forthwith become void and have no further force or effect, and
(ii) there shall be no liability under this Agreement on the part of Parent or the Company, other than the provisions of Section 5.5(b), this Section 7.2 and
Section 7.3, and except to the extent that such termination results from the material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

       7.3 Expenses; Termination Fees. (a) Except as set forth in this Section 7.3, all costs and expenses incurred in connection with this Agreement and the Transaction shall be paid by the party incurring such costs and expenses, whether or not the Merger is consummated.

       (b) The Company agrees to pay Parent a fee equal to $250,000 (the "Termination Fee"), together with the Expenses of Parent (not to exceed $150,000), if (i) Parent terminates this Agreement pursuant to Sections 7.1(e),
(h) or (j), or (ii) the Company terminates this Agreement pursuant to Section
7.1 (g). The Parent agrees to pay the Company the Termination Fee, together with the Expenses of the Company (not to exceed $150,000), if the Company terminates this Agreement pursuant to Section 7.1(d). The Termination Fee and Expenses required to be paid pursuant to Section 7.3(b) shall be paid not later than five
(5) Business Days after the termination of this Agreement.

       (c) If (i) Parent terminates this Agreement pursuant to Section 7.1(i), or (ii) Parent or the Company terminate this Agreement pursuant to Section 7.1(f), the Company agrees to pay Parent the Expenses of Parent (not to exceed $50,000), such amount to be paid not later than five (5) Business Days after the termination of this Agreement. In addition, if the Company executes a definitive agreement with respect to an Acquisition Transaction with any Person within 12 months of the termination of this Agreement pursuant to Sections 7.1(f) or (i), upon the closing of such Acquisition Transaction, the Company shall pay to Parent an amount (the "Additional Fee") equal to the lesser of (A) the sum of the Termination Fee and the Expenses of Parent (not to exceed $150,000, net of any expenses paid pursuant to the first sentence of this Section 7.3(c)) (collectively, the "Termination Payment"), and (B) the product of the Termination Payment, multiplied by a fraction, the numerator of which is the Aggregate Acquisition Consideration, and the denominator of which is the Aggregate Merger Consideration. For purposes of this Section 7.3(c), "Aggregate Acquisition Consideration" means the aggregate consideration paid by a third party in connection with an Acquisition Transaction. Such Additional Fee shall be paid by the Company not later than five (5) Business Days after the closing of such Acquisition Transaction. If the Aggregate Acquisition Consideration includes any property other than cash, the Aggregate Acquisition Consideration shall be the sum of (i) the fixed cash amount, if any, included in the Aggregate Acquisition Consideration plus (ii) the fair market value of such other property (which, in the case of publicly traded securities, shall equal to the average closing price for the ten trading days commencing on the 12th trading day immediately preceding the closing of the Acquisition Transaction).

       (d) All payments under this Section 7.3 shall be made by wire transfer of immediately available funds to an account designated by the party to whom such payment will be made.

       (e) The term "Expenses" shall mean, with respect to a party, all out-of-pocket expenses incurred by such party and its affiliates in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees and expenses of accountants, attorneys and financial advisors.

       (f) The parties acknowledge that the agreements contained in this Section
7.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, neither Parent nor the Company would not enter into this Agreement. Accordingly, if either party fails to promptly pay any amounts owing pursuant to this Section 7.3 when due, then the party from whom such payment is due shall in addition thereto pay to the other party all costs and expenses (including fees and disbursements of counsel) incurred in collecting such amounts, together with interest on such amounts (or any unpaid portion thereof) from the date such payment was required to be made until the date such payment is received by the party entitled to such payment hereunder at the prime rate of Chase Manhattan as in effect from time to time during such period.

                                  ARTICLE VIII

                                  MISCELLANEOUS

       8.1 Certain Definitions; Rules of Construction. Definitions shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. All Exhibits and Schedules attached hereto shall be deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, all terms used in any Exhibit or Schedule shall have the meaning ascribed to such term in this Agreement. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, any agreement, plan, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, plan, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. For the purposes of this Agreement, the following terms shall have the following meanings:

       "Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person. The term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

       "Aggregate Merger Consideration" shall mean the sum of (i) the Per Share Merger Consideration multiplied by the total number of shares of Company Common Stock outstanding as of the Effective Time, and (ii) the product of (A) the number of shares of Company Common Stock issuable pursuant to In-the-Money Options outstanding as of the Effective Time, and (B) the difference of the Per Share Merger Consideration minus the Weighted Average Exercise Price of such In-the-Money Options.

       "Audited Financials" shall mean the consolidated balance sheet of the Company and the Company Subsidiaries as of December 31, 2000, and the related consolidated statements of income, shareholders' equity and changes in financial position for the three year period then ended, including the footnotes thereto, audited by PricewaterhouseCoopers LLP, independent certified public accountants.

       "Benefit Plan" shall mean each deferred compensation, executive compensation, incentive compensation, stock purchase or other stock-based compensation plan, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee Benefit Plan, program, agreement or arrangement, including, without limitation, each "employee Benefit Plan" as such term is defined under Section 3(3) of ERISA.

       "Business Day" shall mean any day other than Saturday or Sunday or any other day on which banks in the State of New York are permitted or obligated to be closed for business.

       "Claim" shall mean any action, suit, claim, complaint, demand, litigation or similar proceeding.

       "Environmental Costs" means, without limitation, any actual or potential investigation, cleanup, remediation, removal, or other response costs (which without limitation shall include costs to cause the Company or any of the Company Subsidiaries to come into compliance with Environmental Laws), expenses (including without limitation fees and disbursements of consultants, counsel, and other experts in connection with any environmental investigation, testing, audits or studies, response actions, or litigation), losses, liabilities or obligations (including without limitation, liabilities or obligations under any lease or other contract), payments, damages (including without limitation any actual, punitive or consequential damages under any statutory laws, common law cause of action or contractual obligations or otherwise, including without limitation damages (i) of third parties for personal injury or property damage, or (ii) to natural resources), civil or criminal fines or penalties, judgments, and amounts paid in settlement arising out of or relating to or resulting from any Environmental Matter.

       "Environmental Laws" means all applicable statutes, rules, regulations, ordinances, orders, decrees, judgments, permits, licenses, consents, approvals, authorizations, and governmental requirements or directives or other obligations lawfully imposed by Governmental Body under federal, state, local or common law, indemnity agreements or other contractual obligations, in each case, pertaining to the protection of the environment, protection of public health, protection of worker health and safety, the treatment, emission and/or discharge of gaseous, particulate and/or effluent pollutants, and/or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C.ss. 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C.ss. 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C.ss. 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901, et seq. ("RCRA"), and the Toxic Substances Control Act, 15 U.S.C.ss. 2601, et seq.

       "Environmental Matter" means any matter arising out of, relating to, or resulting from pollution, contamination, protection of the environment, human health or safety, health or safety of employees, sanitation, and any matters relating to emissions, discharges, disseminations, releases or threatened releases, of Hazardous Substances into the air (indoor and outdoor), surface water, groundwater, soil, land surface or subsurface, buildings, facilities, real or personal property or fixtures or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, release or threatened release of Hazardous Substances.

       "Facilities" means all real property owned, leased, operated or controlled by the Company or any of the Company Subsidiaries and any buildings, facilities, machinery, equipment, furniture, leasehold and other improvements, fixtures, vehicles, structures, any related capital items and other tangible property located on, in, under, or above the real property of the Company or any Company Subsidiary.

       "Governmental Body" shall mean any court, administrative or regulatory agency or commission or other governmental authority of competent jurisdiction.

       "Government Agency" means (i) the United States Government, including all departments and agencies of any branch of the United States Government, all independent agencies or instrumentalities and all non-appropriated fund activities within the United States Government and United States Government corporations, and (ii) any state or local government, including all departments, agents, agencies, branches, independent agencies or instrumentalities, activities, and non-appropriated fund activities of or within a state or local government and all state or local government corporations.

       "Hazardous Substances" means any pollutants, contaminants, toxic or hazardous or extremely hazardous substances, materials, wastes, constituents, compounds, chemicals (including, without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, Bevill Amendment materials, lead, asbestos and asbestos-containing materials ("ACM"), building construction materials and debris, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon and other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, sonic forces and other natural forces, infectious, carcinogenic, mutagenic, or etiologic agents, pesticides, defoliants, explosives, flammables, corrosives and urea formaldehyde foam insulation) that are regulated by any Environmental Laws.

       "Intellectual Property" shall mean all of the following as they are used in connection with the business of the Company and Company Subsidiaries as presently conducted or contemplated in its business plan and as they exist in all jurisdictions throughout the world, in each case, to the extent owned by the Company and Company Subsidiaries:

       (a) patents, patent applications and inventions, designs and improvements described and claimed therein, patentable inventions and other patent rights (including any divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted);

       (b) trademarks, service marks, trade dress, trade names, brand names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof;

       (c) copyrights and mask works, including all renewals and extensions thereof, copyright registrations and applications for registration thereof;

       (d) trade secrets, confidential business information and other proprietary information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, technical data and databases, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection);

       (e) computer software programs, including, without limitation, all source code, object code, and documentation related thereto; and

       (f) Internet addresses, domain names, web sites, web pages and similar rights and items.

       "Knowledge," with respect to any Person, shall mean the actual knowledge of any of the officers of such Person after diligent inquiry.

       "Lien" shall mean any mortgage, pledge, lien, charge, easement, restrictive covenant, encumbrance, voting or transfer restriction, or security interest.

       "Material Contracts" shall mean all of the following contracts, agreements, understandings or arrangements, whether or not in writing, to which the Company or any of the Company Subsidiaries is a party or by or to which any of them or any of their assets or properties are bound or subject, with respect to: (i) any current or former officer, director, stockholder, employee, consultant, agent or other representative or with an entity in which any of the foregoing is a contracting person; (ii) any labor union or association representing any employee; (iii) the purchase or sale of materials, supplies, equipment, merchandise or services that contain an escalation, renegotiation or redetermination clause calling for an aggregate purchase or sale price or payments of more than $5,000 in any one case (or in the aggregate, in the case of any related series of contracts and other agreements); (iv) the sale of any of its assets or properties other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of its assets or properties; (v) joint ventures, strategic alliances or partnerships; (vi) an indemnity or sharing of any tax liability of any third party; (vii) the purchase or sale price or payments of more than $5,000 in any one case (or in the aggregate, in the case of any related series of contracts and other agreements) that cannot be canceled by the Company or any of the Company Subsidiaries with less than ninety days' notice without incurring liability, premium or penalty; (viii) the sharing of fees, the rebating of charges or other similar arrangements; (ix) obligations or liabilities of any kind to holders of the Company's or any of the Company Subsidiaries' securities as such; (x) covenants of the Company or any of the Company Subsidiaries not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with the Company or any of the Company Subsidiaries in any line of business or in any geographical area; (xi) the acquisition by the Company or any of the Company Subsidiaries of any operating business, including the assets or the capital stock of any other person; (xii) options for the purchase of any asset, tangible or intangible, requiring the payment to any person of a commission or fee; (xiii) the payment of fees or other consideration on behalf of any officer or director of the Company or any of the Company Subsidiaries or to any other entity in which any of the foregoing has an interest; (xiv) the borrowing of money; (xv) any purchase price or sale price or payments of more than $5,000 in any one case (or in the aggregate, in the case of any related series of contracts and other agreements) whether or not made in the ordinary course of business; (xvi) the purchase or sale of material, supplies, equipment, merchandise, intellectual property, real property, assets (whether tangible or intangible) or services where the purchase or sale price, the estimated purchase or sale price, the maximum order price, the maximum contract price, or the ceiling price (whether in one case or in the aggregate, in the case of a related series of contracts or other agreements) is more than $5,000, and a party to the contract or the known end or ultimate user, seller, or purchaser is any Government Agency; and (xvii) any schedule contracts with the United States General Services Administration or any multiple award schedule contracts, basic agreements, basic ordering agreements, or blanket purchase agreements with any Government Agency.

       "Option Grant Values," with respect to each grant of Company Options to an Option Holder, shall mean a dollar amount equal to the product of (i) the exercise price (per share of Company Common Stock) of such grant multiplied by
(ii) the number of shares of Company Common Stock covering such Company Option grant.

       "Per Share Merger Consideration" shall mean one dollar ($1.00).

       "Person" shall mean any individual, corporation, partnership, limited liability company or partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

       "Subsidiary" of any Person shall mean any corporation, partnership, joint venture or other legal entity of which such Person (either directly or through or together with any other Subsidiary of such Person), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or similar governing body of such corporation, partnership, joint venture or other legal entity.

       "Tangible Net Worth" means, with respect to the Company, the total assets of the Company, less (i) goodwill and other intangibles, and (ii) total liabilities.

       "Tax" or "Taxes" shall mean any taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, transfer gains, inventory, capital stock, license, withholding, payroll, employment, social security (or similar), unemployment, excise, severance, stamp, occupation, real or personal property, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, registration, alternative or add-on minimum,, and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts thereon whether disputed or not, imposed by any taxing authority (Federal, state, local or foreign) and shall include any transferee liability in respect of Taxes.

       "Tax Return" shall mean any returns, declarations, reports, estimates, information returns or statements relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

       "Transaction Documents" shall mean this Agreement, the Voting Agreement, the Stock Option Agreement, and each of the agreements and instruments contemplated hereby or thereby, including, without limitation, the Articles of Merger, the officer's certificate to be delivered by Parent and Merger Sub pursuant to Section 6.2(c), the officer's certificate to be delivered by the Company pursuant to Section 6.3(f), and all documents, instruments or agreements attached to or contemplated by any of the foregoing.

       "Weighted Average Exercise Price," with respect to the In-the-Money Options held by an Option Holder, shall mean the quotient of (i) the sum of all Option Grant Values for all In-the-Money Options held by such Option Holder divided by (ii) the aggregate number of shares of Company Common Stock covering all In-the-Money Options held by such Option Holder.

       8.2 No Survival of Representation and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger or the termination of this Agreement pursuant to Article VII.

       8.3 Waivers and Amendments. Subject to the applicable provisions of the VSCA and DGCL, this Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by or on behalf of the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

       8.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

       8.5 CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

       (a) ANY CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS MAY BE INSTITUTED IN ANY FEDERAL COURT OF THE EASTERN DISTRICT OF VIRGINIA OR ANY STATE COURT LOCATED IN FAIRFAX COUNTY, COMMONWEALTH OF VIRGINIA, AND EACH PARTY AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH CLAIM, THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURT, THAT THE CLAIM IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE CLAIM IS IMPROPER OR THAT THIS AGREEMENT AND THE TRANSACTION DOCUMENTS MAY NOT BE ENFORCED IN OR BY SUCH COURT. EACH PARTY FURTHER IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURT IN ANY SUCH CLAIM.

       (b) ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH CLAIM SHALL BE EFFECTIVE AGAINST ANY PARTY IF GIVEN PERSONALLY OR BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OF MAIL OR NATIONAL OVERNIGHT DELIVERY SERVICE (E.G., FEDERAL EXPRESS) THAT REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED OR DELIVERED TO SUCH PARTY AS HEREIN PROVIDED. NOTHING HEREIN CONTAINED SHALL BE DEEMED TO AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY IN ANY OTHER JURISDICTION.

       8.6 WAIVERS OF JURY TRIAL. THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

       8.7 Notices. Any notices or other communications required under this Agreement shall be in writing and be effective upon delivery if given by hand delivery or facsimile transmission or on the next day after given if delivered by overnight courier, and shall be given at the addresses or facsimile numbers set forth below, with copies provided as follows:

       (a) if to the Company:

           c/o Infodata Systems, Inc.
           12150 Monument Drive
           Fairfax, VA 22033
           Attn:    Steven M. Samowich
           Fax:     President and Chief Executive Officer

           with a copy to:

           Foley & Lardner
           3000 K Street, N.W.
           Washington, D.C. 20007
           Attn:    Jay W. Freedman, Esq.
           Fax: 202-672-5399

       (b) if to Parent, Merger Sub or Surviving Corporation:

           Science Applications International Corporation
           1200 Prospect Street, MS L3-B
           La Jolla, CA 92037
           Attn:    Kevin E. Murphy
           Fax:     858-826-4121

           with copies to:

           Science Applications International Corporation
           10260 Campus Point Drive, MS F-3
           San Diego, CA  92121
           Attn:    Cindy S. Pittman, Esq.
           Fax:     858-826-4037

           and

           Fried, Frank, Harris, Shriver & Jacobson
           1001 Pennsylvania Avenue, NW
           Washington, D.C.  20004
           Attn:    Andrew P. Varney, Esq.
           Fax:     202-639-7003

or at such other place or places or to such other person or persons as shall be designated in writing by the parties to this Agreement in the manner herein proved.

       8.8 Section Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

       8.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which, together, shall constitute one and the same instrument.

       8.10 Assignments. This Agreement, by operation of law or otherwise, shall be binding upon and inure to the benefit of successors and legal representatives of the parties hereto.

       8.11 Entire Agreement; Enforceability. This Agreement and the Transaction Documents, including the Exhibits and Schedules attached hereto and thereto: (i) constitute the entire agreement among the parties with respect to the Transactions and supersedes all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof and thereof; and (ii) shall be binding upon, and are solely for the benefit of each party hereto and nothing in this Agreement is intended to confer upon any other Person any rights or remedy of any nature whatsoever hereunder or by reason of this Agreement or any of the Transaction Documents.

       8.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  [Remainder of page intentionally left blank]

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed as of the date first above written.

                                    INFODATA SYSTEMS, INC.


                                    By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                    INFO ACQUISITION CORP.


                                    By:
                                         ---------------------------------------
                                         Name:
                                         Title:


                                    SCIENCE APPLICATIONS INTERNATIONAL
                                    CORPORATION


                                    By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                   APPENDIX B


                                                Investec PMG Capital

                                                Four Falls Corporate Center
INVESTEC
PMG CAPITAL                                     West Conshohocken, PA 19428-2961

                                                Telephone  (610) 260 6231

                                                Facsimile (610) 260 6285

                                                Website www.investec.com

January 10, 2002

The Board of Directors
Infodata Systems, Inc.
12150 Monument Drive
Fairfax, VA  22033-4063

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.03 per share (the "Company Common Stock") of Infodata Systems, Inc. ("Infodata" or the "Company") of the consideration to be received by such holders pursuant to the terms of the draft Agreement and Plan of Merger (the "Agreement"), dated December 13, 2001, by and among the Company, Science Applications International Corporation ("Parent") and Info Acquisition Corp., a wholly-owned subsidiary of Parent ("Merger Sub"). As more fully described in the Agreement, (i) Merger Sub will be merged with and into Infodata (the "Merger") and (ii) each outstanding share of common stock of Infodata ("Shares") will be converted into the right to receive $1.00 per share in cash (the Per Share Merger Consideration).

The Agreement further provides that each holder of an Infodata stock option with an exercise price less than $1.00 per share (the "In-the-Money Options") will receive a cash payment equal to the excess of (a) the Per Share Merger Consideration over (b) such exercise price per share of Company Common Stock subject to such In-the-Money Option multiplied by (c) the number of shares of Company Common Stock subject to such In-the-Money Option.

In arriving at our opinion, we interviewed management regarding the business prospects, financial outlook and operating plans of the Company, and reviewed certain publicly available business and financial information relating to the Company for recent years and interim periods to date. We also reviewed certain internal financial and operating information, including financial forecasts and projections that were provided to us by the Company taking into account the growth prospects of the Company and the marketplaces in which Infodata is involved. Additionally, we reviewed a copy of the Agreement.

We also compared certain financial data from the Company to similar data for certain other companies, the securities of which are publicly traded, which we believe are comparable to the Company, and we considered the financial terms of recent acquisitions and business combination transactions in the information technology industry specifically.

We utilized a discounted cash flow analysis to analyze the present value of the future cash flow streams that the Company is expecting to generate. In addition, we reviewed certain publicly available information concerning the trading of, and the trading market for, the Shares, including without limitation the average trading price of Infodata over the past three (3) months. We have also considered the limited trading volume and public float of the Shares in evaluating the Per Share Merger Consideration. We have also reviewed the premiums paid in comparable merger and acquisition transactions in relation to the premium represented by the Per Share Merger Consideration to the market price of the shares at different times prior to the execution of the Agreement. We have also performed such other studies, analyses and investigations as we considered appropriate.

In soliciting offers, we marketed the Company to a broad spectrum of potential acquirers, including both strategic and financial buyers in the United States and abroad. The marketing process was conducted over a twelve (12) month period. During the marketing period, we contacted several hundred companies and provided many with the confidential offering memorandum. Multiple potential buyers were provided the opportunity to meet with management, review detailed financial and operating information about the Company, and perform due diligence.

In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available, and we have not attempted to independently verify any of such information. We have assumed, with your consent, that the financial forecasts and projections provided to us by the Company were prepared in good faith and on the basis reflecting the best currently available judgments and estimates of the Company's management. We have also assumed that there have been no material changes in the Company's assets, financial condition, results of operations, business or prospects since the most recent financial statements made available to us. In addition, we have not conducted a physical inspection of the properties and facilities of the Company and have not made or obtained an independent valuation or appraisal of the assets or liabilities (contingent or otherwise) of the Company. Our opinion is necessarily based on the economic and market conditions and other circumstances as they exist and are evaluated by us on the date hereof. Although subsequent developments may affect this opinion, we have not assumed any obligation to update, revise or reaffirm this opinion.

We have relied on advice of the counsel and independent accountants to the Company as to all legal and financial reporting matters with respect to the Company, the Merger and the Agreement. We have assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further assumed with your consent that the Merger will be consummated in accordance with the terms described in the Agreement, without any further material amendments thereto, and without waiver by the Company of any of the conditions to Parent's and Merger Sub's obligations thereunder.

As part of our investment banking services, we engage in the valuation of businesses and their securities in connection with mergers and acquisitions involving both listed and unlisted companies and their associated securities, in the information technology services and other technology related industries. We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services upon consummation of the Merger. We will also receive a fee from the Company for rendering this opinion. The fee rendered for this opinion is not contingent upon the results of the Merger.

It is understood that this letter is for the benefit and use of the Board of Directors of the Company in its consideration of the Agreement and may not be used by any other person, used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent or as required under applicable law or by the Securities and Exchange Commission (SEC). This letter may be included in the proxy statement you file with the SEC and you distribute to your shareholders with respect to the Merger. This letter does not constitute a recommendation to any shareholder to vote in favor of the Merger and should not be relied upon by any shareholder as such a recommendation. Further, this opinion addresses only the financial fairness as of the date hereof of the Per Share Merger Consideration to be received by the shareholders of the Company, and it does not address any other aspect of the Merger.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that the Per Share Merger Consideration to be received by the shareholders of the Company pursuant to the Agreement is fair from a financial point of view to such shareholders as of the date hereof.

Very truly yours,



INVESTEC PMG CAPITAL

                                   APPENDIX C

                                   Article 15.

                               Dissenters' Rights.


ss. 13.1-729. Definitions.

In this article:

         "Corporation" means the issuer of the shares held by a dissenter before the corporate action, except that (i) with respect to a merger, "corporation" means the surviving domestic or foreign corporation or limited liability company by merger of that issuer, and (ii) with respect to a share exchange, "corporation" means the acquiring corporation by share exchange, rather than the issuer, if the plan of share exchange places the responsibility for dissenters' rights on the acquiring corporation.

         "Dissenter" means a shareholder who is entitled to dissent from corporate action under ss. 13.1-730 and who exercises that right when and in the manner required by sections 13.1-732 through 13.1-739.

         "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

         "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

         "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

         "Shareholder" means the record shareholder or the beneficial shareholder.

         ss. 13.1-730. Right to dissent.

         A. A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

         1. Consummation of a plan of merger to which the corporation is a party
(i) if shareholder approval is required for the merger by ss. 13.1-718 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under ss. 13.1-719;

         2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

         3. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the shareholder was entitled to vote on the sale or exchange or if the sale or exchange was in furtherance of a dissolution on which the shareholder was entitled to vote, provided that such dissenter's rights shall not apply in the case of (i) a sale or exchange pursuant to court order, or (ii) a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

         4. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         B. A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         C. Notwithstanding any other provision of this article, with respect to a plan of merger or share exchange or a sale or exchange of property there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System (NASDAQ) or (ii) held by at least 2,000 record shareholders, unless in either case:

         1. The articles of incorporation of the corporation issuing such shares provide otherwise;

         2. In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for such shares anything except:

         a. Cash;

         b. Shares or membership interests, or shares or membership interests and cash in lieu of fractional shares (i) of the surviving or acquiring corporation or limited liability company or (ii) of any other corporation or limited liability company which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders or members; or

         c. A combination of cash and shares or membership interests as set forth in subdivisions 2 a and 2 b of this subsection; or

         3. The transaction to be voted on is an "affiliated transaction" and is not approved by a majority of "disinterested directors" as such terms are defined in ss.13.1-725.

         D. The right of a dissenting shareholder to obtain payment of the fair value of his shares shall terminate upon the occurrence of any one of the following events:

         1. The proposed corporate action is abandoned or rescinded;

         2. A court having jurisdiction permanently enjoins or sets aside the corporate action; or

         3. His demand for payment is withdrawn with the written consent of the corporation.

         E. Notwithstanding any other provision of this article, no shareholder of a corporation located in a county having a county manager form of government and which is exempt from income taxation under ss. 501 (c) or ss. 528 of the Internal Revenue Code and no part of whose income inures or may inure to the benefit of any private share holder or individual shall be entitled to dissent and obtain payment for his shares under this article.

         ss.13.1-731. Dissent by nominees and beneficial owners.

         A. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

         B. A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

         1. He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         2. He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

         ss.13.1-732. Notice of dissenters' rights.

         A. If proposed corporate action creating dissenters' rights under ss. 13.1-730 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

         B. If corporate action creating dissenters' rights under ss. 13.1-730 is taken without a vote of shareholders, the corporation, during the ten-day period after the effectuation of such corporate action, shall notify in writing all record shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in ss. 13.1-734.

         ss.13.1-733. Notice of intent to demand payment.

         A. If proposed corporate action creating dissenters' rights under ss. 13.1-730 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (i) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (ii) shall not vote such shares in favor of the proposed action.

         B. A shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for his shares under this article.

         ss. 13.1-734. Dissenters' notice.

         A. If proposed corporate action creating dissenters' rights under ss. 13.1-730 is authorized at a shareholders' meeting, the corporation, during the ten-day period after the effectuation of such corporate action, shall deliver a dissenters' notice in writing to all shareholders who satisfied the requirements of ss. 13.1-733.

         B. The dissenters' notice shall:

         1. State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

         2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before or after that date;

         4. Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date of delivery of the dissenters' notice; and

         5. Be accompanied by a copy of this article.

         ss.13.1-735. Duty to demand payment.

         A. A shareholder sent a dissenters' notice described in ss. 13.1-734 shall demand payment, certify that he acquired beneficial ownership of the shares before or after the date required to be set forth in the dissenters' notice pursuant to subdivision 3 of subsection B of ss. 13.1-734, and, in the case of certificated shares, deposit his certificates in accordance with the terms of the notice.

         B. The shareholder who deposits his shares pursuant to subsection A of this section retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.

         C. A shareholder who does not demand payment and deposits his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

         ss. 13.1-736. Share restrictions.

         A. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received.

         B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.

         ss. 13.1-737. Payment.

         A Except as provided in ss. 13.1-738, within thirty days after receipt of a payment demand made pursuant to ss. 13.1-735, the corporation shall pay the dissenter the amount the corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the corporation under this paragraph may be enforced (i) by the circuit court in the city or county where the corporation's principal office is located, or, if none in this Commonwealth, where its registered office is located or (ii) at the election of any dissenter residing or having its principal office in the Commonwealth, by the circuit court in the city or county where the dissenter resides or has its principal office. The court shall dispose of the complaint on an expedited basis.

         B. The payment shall be accompanied by:

         1. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the effective date of the corporate action creating dissenters' rights, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

         2. An explanation of how the corporation estimated the fair value of the shares and of how the interest was calculated;

         3. A statement of the dissenters' right to demand payment underss.13.1-739; and

         4. A copy of this article.

         ss.13.1-738. After-acquired shares.

         A. A corporation may elect to withhold payment required by ss. 13.1-737 from a dissenter unless he was the beneficial owner of the shares on the date of the first publication by news media or the first announcement to shareholders generally, whichever is earlier, of the terms of the proposed corporate action, as set forth in the dissenters' notice.

         B. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares and of how the interest was calculated, and a statement of the dissenter's right to demand payment under ss. 13.1-739.

         ss.13.1-739. Procedure if shareholder dissatisfied with payment or offer.

         A. A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under ss. 13.1-737), or reject the corporation's offer under ss. 13.1-738 and demand payment of the fair value of his shares and interest due, if the dissenter believes that the amount paid under ss. 13.1-737 or offered under ss. 13.1-738 is less than the fair value of his shares or that the interest due is incorrectly calculated.

         B. A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for his shares.

         ss. 13.1-740. Court action.

         A. If a demand for payment under ss. 13.1-739 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the circuit court in the city or county described in subsection B of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         B. The corporation shall commence the proceeding in the city or county where its principal office is located, or, if none in this Commonwealth, where its registered office is located. If the corporation is a foreign corporation without a registered office in this Commonwealth, it shall commence the proceeding in the city or county in this Commonwealth where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         C. The corporation shall make all dissenters, whether or not residents of this Commonwealth, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         D. The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this article. If the court determines that such shareholder has not complied with the provisions of this article, he shall be dismissed as a party.

         E. The jurisdiction of the court in which the proceeding is commenced under subsection B of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         F. Each dissenter made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation or (ii) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under ss. 13.1-738.

         ss.13.1-741. Court costs and counsel fees.

         A. The court in an appraisal proceeding commenced under ss. 13.1-740 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters did not act in good faith in demanding payment under ss. 13.1-739.

         B. The court may also assess the reasonable fees and expenses of experts, excluding those of counsel, for the respective parties, in amounts the court finds equitable:

         1. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements ofss.ss.13.1-732 through 13.1-739; or

         2. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed did not act in good faith with respect to the rights provided by this article.

         C. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

         D. In a proceeding commenced under subsection A of ss. 13.1-737 the court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.